                                                                  EXHIBIT 10-54

                               FINANCING AGREEMENT

                            Dated as of April 2, 2001

                                  by and among

                              THE LTV CORPORATION,
                     as a debtor and a debtor in possession,

                  CERTAIN SUBSIDIARIES OF THE LTV CORPORATION,
                      as debtors and debtors in possession,

                               -------------------

           THE FINANCIAL INSTITUTIONS FROM TIME TO TIME PARTY HERETO,
                                   as Lenders,

                               -------------------

                               ABLECO FINANCE LLC,
                              as Collateral Agent,

                      THE CIT GROUP/BUSINESS CREDIT, INC.,
                            as Administrative Agent,

                                       and

                      ABBEY NATIONAL TREASURY SERVICES plc,
                              as Syndication Agent.

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

ARTICLE I             DEFINITIONS; CERTAIN TERMS..............................1
     Section 1.01         Definitions.........................................1
     Section 1.02         Terms Generally....................................23
     Section 1.03         Accounting and Other Terms.........................23
     Section 1.04         Time References....................................23

ARTICLE II            THE LOANS..............................................24
     Section 2.01         Commitments........................................24
     Section 2.02         Making the Loans...................................24
     Section 2.03         Notes; Repayment of Loans..........................28
     Section 2.04         Interest...........................................28
     Section 2.05         Reduction of Commitment; Prepayment of Loans.......29
     Section 2.06         Fees ..............................................31
     Section 2.07         Securitization.....................................32
     Section 2.08         Taxes .............................................33

ARTICLE II A          LETTERS OF CREDIT......................................35
     Section 2.01A        Letter of Credit Guaranty..........................34
     Section 2.02A        Participations.....................................36
     Section 2.03A        Letters of Credit..................................37

ARTICLE III           SECURITY AND ADMINISTRATIVE PRIORITY...................39
     Section 3.01         Collateral; Grant of Lien and Security Interest....39
     Section 3.02         Administrative Priority............................39
     Section 3.03         Grants, Rights and Remedies........................40
     Section 3.04         No Filings Required................................40
     Section 3.05         Survival...........................................40

ARTICLE IV            FEES, PAYMENTS AND OTHER COMPENSATION..................41
     Section 4.01         Audit and Collateral Monitoring Fees...............41
     Section 4.02         Payments; Computations and Statements..............41
     Section 4.03         Sharing of Payments, Etc...........................42
     Section 4.04         Apportionment of Payments..........................42
     Section 4.05         Increased Costs and Reduced Return.................43
     Section 4.06         Joint and Several Liability of the Borrowers.......44

ARTICLE V             CONDITIONS TO LOANS....................................45
     Section 5.01         Conditions Precedent to Effectiveness..............45
     Section 5.02         Conditions Precedent to All Loans and Letters
                          of Credit..........................................49

ARTICLE VI            REPRESENTATIONS AND WARRANTIES.........................50
     Section 6.01         Representations and Warranties.....................50

ARTICLE VII           COVENANTS OF THE LOAN PARTIES..........................57
     Section 7.01         Affirmative Covenants..............................57
     Section 7.02         Negative Covenants.................................64
     Section 7.03         Financial Covenants................................70

                                                                           Page
                                                                           ----

ARTICLE VIII          MANAGEMENT, COLLECTION AND STATUS OF ACCOUNTS
                      RECEIVABLE AND OTHER COLLATERAL........................71
     Section 8.01         Collection of Accounts Receivable; Management
                            of Collateral....................................71
     Section 8.02         Accounts Receivable Documentation..................73
     Section 8.03         Status of Accounts Receivable and Other
                            Collateral.......................................73
     Section 8.04         Collateral Custodian...............................74

ARTICLE IX            EVENTS OF DEFAULT......................................75
     Section 9.01         Events of Default..................................75

ARTICLE X             AGENT..................................................78
     Section 10.01        Appointment........................................78
     Section 10.02        Nature of Duties...................................79
     Section 10.03        Rights, Exculpation, Etc...........................79
     Section 10.04        Reliance...........................................80
     Section 10.05        Indemnification....................................80
     Section 10.06        Agents Individually................................81
     Section 10.07        Successor Agent....................................81
     Section 10.08        Collateral Matters.................................81
     Section 10.09        Collateral Sub-Agents..............................83

ARTICLE XI            GUARANTY...............................................83
     Section 11.01        Guaranty...........................................83
     Section 11.02        Guaranty Absolute..................................83
     Section 11.03        Waiver.............................................84
     Section 11.04        Continuing Guaranty; Assignments...................84
     Section 11.05        Subrogation........................................85

ARTICLE XII           MISCELLANEOUS..........................................85
     Section 12.01        Notices, Etc.......................................85
     Section 12.02        Amendments, Etc....................................87
     Section 12.03        No Waiver; Remedies, Etc...........................88
     Section 12.04        Expenses; Taxes; Attorneys' Fees...................88
     Section 12.05        Right of Set-off...................................89
     Section 12.06        Severability.......................................89
     Section 12.07        Assignments and Participations.....................90
     Section 12.08        Counterparts.......................................92
     Section 12.09    GOVERNING LAW..........................................93
     Section 12.10    WAIVER OF JURY TRIAL, ETC..............................93
     Section 12.11        Consent by the Agents and Lenders..................93
     Section 12.12        No Party Deemed Drafter............................93
     Section 12.13        Reinstatement; Certain Payments....................93
     Section 12.14        Indemnification....................................94
     Section 12.15        The Parent as Agent for Borrowers..................94
     Section 12.16        Records............................................95
     Section 12.17        Binding Effect.....................................95
     Section 12.18        Interest...........................................95
     Section 12.19        Confidentiality....................................96
     Section 12.20        Integration........................................97
     Section 12.21        Collateral Agent as Party-in-Interest..............97

                              SCHEDULE AND EXHIBITS
                              ---------------------

Schedule 1.01(A)  Guarantors
Schedule 1.01(B) Lenders and Lenders' Commitments
Schedule 3.01(a) Excluded Assets
Schedule 6.01(a) Exceptions to Good Standing
Schedule 6.01(e) Subsidiaries
Schedule 6.01(f) Litigation
Schedule 6.01(i) ERISA
Schedule 6.01(o) Real Property
Schedule 6.01(r) Environmental Matters
Schedule 6.01(s) Insurance
Schedule 6.01(u) Bank Accounts
Schedule 6.01(v) Intellectual Property
Schedule 6.01(y) Inventory Locations; Place of Business; Chief Executive Office
Schedule 7.01(l) Collateral Locations
Schedule 7.02(b) Existing Liens
Schedule 7.02(f) Existing Investments
Schedule 8.01    Lockboxes

Exhibit A Form of Term Note
Exhibit B Form of Revolving Credit Note
Exhibit C Form of Pledge Agreement
Exhibit D Form of Intercreditor Agreement
Exhibit E Form of Final Bankruptcy Court Order
Exhibit F Form of Notice of Borrowing
Exhibit G Form of Borrowing Base Certificate
Exhibit H Form of Letter of Credit Application
Exhibit I Form of Opinion of Counsel
Exhibit J Form of Assignment and Acceptance

                               FINANCING AGREEMENT

            Financing Agreement, dated as of April 2, 2001, by and among The LTV Corporation, as a debtor and a debtor-in-possession, a Delaware corporation (the "PARENT"), VP Buildings, Inc., as a debtor and a debtor-in-possession, a Delaware corporation ("VP BUILDINGS"), Copperweld Corporation, as a debtor and a debtor-in-possession, a Delaware corporation ("COPPERWELD"), LTV Steel Company, Inc., as a debtor and a debtor-in-possession, a New Jersey corporation ("LTV STEEL"), and Georgia Tubing Corporation, as a debtor and a debtor-in-possession, a Delaware corporation ("GEORGIA TUBING" and together with the Parent, VP Buildings, Copperweld and LTV Steel, each a "BORROWER" and collectively, the "BORROWERS"), the subsidiaries of the Parent listed on Schedule 1.01(A) hereto, each as a debtor and a debtor-in-possession (each a "GUARANTOR" and collectively, the "GUARANTORS"), the financial institutions from time to time party hereto (each a "LENDER" and collectively, the "LENDERS"), Ableco Finance LLC, a Delaware limited liability company ("ABLECO"), as collateral agent for the Lenders (in such capacity, the "COLLATERAL AGENT"), The CIT Group/Business Credit, Inc. ("CIT"), as administrative agent for the Lenders (in such capacity, the "ADMINISTRATIVE AGENT") and Abbey National Treasury Services plc ("ABBEY"), as syndication agent for the Lenders (in such capacity, the "SYNDICATION AGENT" and together with the Collateral Agent and the Administrative Agent, each an "AGENT" and collectively the "AGENTS").

                                    RECITALS

            WHEREAS, on December 29, 2000, the Borrowers and the Guarantors commenced cases (the "CHAPTER 11 CASES") under Chapter 11 of Title 11 of the United States Code (the "BANKRUPTCY CODE") in the United States Bankruptcy Court for the Northern District of Ohio, Eastern Division (the "BANKRUPTCY COURT"), and the Borrowers and the Guarantors have retained possession of their assets and are authorized under the Bankruptcy Code to continue the operation of their businesses as debtors-in-possession; and

            WHEREAS, the Borrowers and the Guarantors have asked the Lenders to make post-petition loans and other extensions of credit to the Borrowers in an aggregate principal amount not to exceed $100,000,000 at any time outstanding, and, subject to the terms and conditions set forth herein, the Lenders have agreed to provide such loans and other extensions of credit;

            NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto agree as follows:


                                    ARTICLE I

                           DEFINITIONS; CERTAIN TERMS

            SECTION 1.01 DEFINITIONS. As used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:

            "ABBEY" has the meaning specified therefor in the preamble hereto.

            "ABLECO" has the meaning specified therefor in the preamble hereto.

            "ACCOUNT DEBTOR" means each debtor, customer or obligor in any way obligated on or in connection with any Account Receivable.

            "ACCOUNT RECEIVABLE" means, as to any Person, any and all rights of such Person to payment for goods sold and/or services rendered, including accounts, general intangibles and any and all such rights evidenced by chattel paper, instruments or documents, whether due or to become due and whether or not earned by performance, and whether now or hereafter acquired or arising in the future and any proceeds arising therefrom or relating thereto.

            "ACTION" has the meaning specified therefor in Section 12.11.

            "ADMINISTRATION FEE" has the meaning specified therefor in Section 2.06(d).

            "ADMINISTRATIVE AGENT" has the meaning specified therefor in the preamble hereto.

            "ADMINISTRATIVE AGENT'S ACCOUNT" means an account at a bank designated by the Administrative Agent from time to time as the account into which the Borrowers shall make all payments to the Administrative Agent for the benefit of the Agents and the Lenders under this Agreement and the other Loan Documents.

            "ADMINISTRATIVE BORROWER" has the meaning specified therefor in
Section 12.15.

            "AFFILIATE" means, as to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (i) vote 10% or more of the Capital Stock having ordinary voting power for the election of directors of such Person or (ii) direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

            "AGENTS" has the meaning specified therefor in the preamble hereto.

            "AGREED ADMINISTRATIVE EXPENSE PRIORITIES" shall mean that administrative expenses with respect to the Borrowers and the Guarantors and, with respect to sub-clause (ii) of clause "FIRST", any official committee appointed by the Bankruptcy Court shall have the following order of priority:

                  FIRST, (i) amounts payable pursuant to 28 U.S.C. Section
            1930(a)(6) and (ii) allowed fees and expenses of attorneys, accountants and other professionals retained in the Chapter 11 Cases pursuant to Sections 327, 328, 330, 331 and 1103 of the Bankruptcy Code, to the extent that the amount entitled to priority under sub-clause (ii) of this clause FIRST ("PRIORITY PROFESSIONAL EXPENSES") does not exceed $500,000 in the aggregate at any time (inclusive of any holdbacks required by the Bankruptcy Court) (the "PROFESSIONAL EXPENSE CAP"); PROVIDED, HOWEVER, that (x) during the continuance of an Event of Default hereunder or a default by any Borrower or Guarantor in any of its obligations under the Final Bankruptcy Court Order, any payments actually made to such professionals during such continuance, under Sections 327, 328, 330, 331 and 1103 of the Bankruptcy Code or otherwise, shall reduce the Professional Expense Cap on a dollar-for-dollar basis, (y) so long as no Event of Default or a default by any Borrower or Guarantor in any of its obligations under the Final Bankruptcy Court Order shall have occurred and be continuing, the payment of administrative expenses allowed and payable under Sections 327, 328, 330, 331 and 1103 of the Bankruptcy Code or otherwise shall not be applied against the Professional Expense Cap and (z) on and after the Final Maturity Date, amounts in the Letter of Credit Collateral Account shall not be used for, or subject to the prior payment of, the Carve-Out Expenses,

                  SECOND, all Obligations in accordance with Section 3.02, and

                  THIRD, all other allowed administrative expenses.

            "AGREEMENT" means this Financing Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.

            "AGREEMENT AMONG LENDERS" means the agreement among the Lenders referred to in Section 12.02(b), in form and substance satisfactory to the Agents and the Lenders, by and among the Agents and the Lenders.

            "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by an assigning Lender and an assignee, and accepted by the Collateral Agent, in accordance with Section 12.07 hereof and substantially in the form of Exhibit J hereto or such other form acceptable to the Collateral Agent.

            "AUTHORIZED OFFICER" means, with respect to any Person, the chief executive officer, chief financial officer, president or executive vice president of such Person.

            "AVAILABILITY" means, at any time, the difference between (i) the lesser of (A) the Borrowing Base and (B) the Total Revolving Credit Commitment and (ii) the sum of (A) the aggregate outstanding principal amount of all Revolving Loans and (B) all Letter of Credit Obligations.

            "AVOIDANCE ACTIONS" means all causes of action arising under Sections 542, 544, 545, 547, 548, 549, 550, 551, 553(b) or 724(e) of the
Bankruptcy Code and any proceeds therefrom.

            "BANK" means The Chase Manhattan Bank, its successors or any other bank designated by the Administrative Agent to the Administrative Borrower from time to time.

            "BANKRUPTCY CODE" has the meaning specified therefor in the recitals hereto.

            "BANKRUPTCY COURT" has the meaning specified therefor in the recitals hereto.

            "BOARD" means the Board of Governors of the Federal Reserve System of the United States.

            "BOOK VALUE" means, as to any Inventory, the lower of (i) cost (as reflected in the general ledger of any Borrower before customary (but not extraordinary) reserves established by such Borrower in good faith and in accordance with GAAP) and (ii) market value, in each case determined in accordance with GAAP calculated on a first-in first-out basis.

            "BORROWER" and "BORROWERS" has the meaning specified therefor in the preamble hereto.

            "BORROWING BASE" means, at any time, the difference between (i) the sum of (A) the lowest of (x) the sum of (1) up to 80% of the Net Amount of Eligible Accounts Receivable of VP Buildings at such time, (2) up to 60% of the Book Value of the Eligible Raw Materials Inventory of VP Buildings at such time, and (3) $10,000,000; (y) the aggregate amount of the immediately preceding sixty
(60) days Accounts Receivable collections of VP Buildings; and (z) two (2) times the immediately preceding twelve (12) months VP Buildings EBITDA; and (B) $25,000,000; and (ii) the sum of (A) $500,000, (B) reserves for sales taxes payable at each month-end by VP Buildings and its Subsidiaries and (C) such other reserves as the Administrative Agent may deem appropriate in the exercise of its reasonable judgment, including, without limitation, as a result of (i) negative forecasts and/or trends in the business, industry, prospects, profits, operations or financial condition of VP Buildings or its Subsidiaries or (ii) other issues, circumstances or facts that could otherwise negatively impact VP Buildings or its Subsidiaries or their business, prospects, profits, operations, industry, financial condition or assets.

            "BORROWING BASE CERTIFICATE" means a certificate signed by the chief financial officer of VP Buildings or the Parent and setting forth the calculation of the Borrowing Base in compliance with Section 7.01(a)(vi), substantially in the form of Exhibit G.

            "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required to close.

            "CAPITAL EXPENDITURES" means, with respect to any Person for any period, the sum of (i) the aggregate of all expenditures by such Person and its Subsidiaries during such period that in accordance with GAAP are or should be included in "property, plant and equipment" or in a similar fixed asset account on its balance sheet, whether such expenditures are paid in cash or financed and including all Capitalized Lease Obligations paid or payable during such period, and (ii) to the extent not covered by clause (i) above, the aggregate of all expenditures by such Person and its Subsidiaries to acquire by purchase or otherwise the business or fixed assets of, or the Capital Stock of, any other Person.

            "CAPITAL GUIDELINE" means any law, rule, regulation, policy, guideline or directive (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) (i) regarding capital adequacy, capital ratios, capital requirements, the calculation of a bank's capital or similar matters, or (ii) affecting the amount of capital required to be obtained or maintained by any Lender, any Person controlling any Lender, or the L/C Issuer, or the manner in which any Lender, any Person controlling any Lender, the L/C Issuer allocates capital to any of its contingent liabilities (including letters of credit), advances, acceptances, commitments, assets or liabilities.

            "CAPITAL STOCK" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, and (ii) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

            "CAPITALIZED LEASE" means, with respect to any Person, any lease of real or personal property by such Person as lessee which is required under GAAP to be capitalized on the balance sheet of such Person.

            "CAPITALIZED LEASE OBLIGATIONS" means, with respect to any Person, obligations of such Person and its Subsidiaries under Capitalized Leases, and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

            "CARVE-OUT EXPENSES" means those amounts, fees, expenses and claims set forth in clause "FIRST" of the definition of the term "Agreed Administrative Expense Priorities."

            "CASH AND CASH EQUIVALENTS" means all cash and any presently existing or hereafter arising deposit account balances, certificates of deposit or other financial instruments properly classified as cash equivalents under GAAP.

            "CHANGE OF CONTROL" means each occurrence of any of the following:

                  (a) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Parent (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Parent was approved by a vote of at least a majority the directors of the Parent then still in office who were either directors at the beginning of such period, or whose election or nomination for election was previously approved) cease for any reason to constitute a majority of the Board of Directors of the Parent;

                  (b) the Parent shall cease to have beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of 100% of the aggregate voting power of the Capital Stock of each other Borrower and each Guarantor, free and clear of all Liens (other than any Liens granted hereunder and Permitted Liens); or

                  (c) (i) the Parent consolidates with or merges into another entity or conveys, transfers or leases all or substantially all of its property and assets to any Person, or (ii) any other Borrower consolidates with or merges into another entity or conveys, transfers or leases all or substantially all of its property and assets to another Person, or (iii) any entity consolidates with or merges into any Loan Party in a transaction pursuant to which the outstanding voting Capital Stock of such Loan Party is reclassified or changed into or exchanged for cash, securities or other property, other than any such transaction described (A) in this clause (iii) in which either (x) in the case of any such transaction involving the Parent, no person or group (within the meaning of Section 13(d)(3) of the Exchange Act) has, directly or indirectly, acquired beneficial ownership of more than 35% of the aggregate outstanding voting Capital Stock of the Parent or (B) in the case of any such transaction involving a Loan Party other than the Parent, the Parent has beneficial ownership of 100% of the aggregate voting power of all Capital Stock of the resulting, surviving or transferee entity.

            "CHAPTER 11 CASES" has the meaning specified therefor in the recitals hereto.

            "CIT" has the meaning specified therefor in the preamble hereto.

            "CLOSING FEE" has the meaning specified therefor in Section 2.06(a).

            "COLLATERAL" has the meaning specified therefor in Section 3.01(a).

            "COLLATERAL AGENT" has the meaning specified therefor in the preamble hereto.

            "COLLATERAL AGENT ADVANCES" has the meaning specified therefor in
Section 10.08(a).

            "COLLECTION ACCOUNT" and "COLLECTION ACCOUNTS" have the meanings specified therefor in Section 8.01.

            "COMMITMENTS" means, with respect to each Lender, such Lender's Term Loan Commitment and Revolving Credit Commitment.

            "CONSOLIDATED EBITDA" means, for any period, all as determined in accordance with GAAP, the consolidated net income (or net loss) of the Parent and its Subsidiaries for such period (excluding the net income (or net loss) of Trico Steel Company, L.L.C. for such period), PLUS (a) the sum of (i) depreciation expense, (ii) amortization expense, (iii) other non-cash expenses,
(iv) net total Federal, state and local income tax expense, (v) gross interest expense for such period less gross interest income for such period, (vi) extraordinary losses, (vii) any non-recurring charge or restructuring charge which, in accordance with GAAP, has been deducted in the calculation of net income, (viii) the cumulative effect of any change in accounting principles and
(ix) "Chapter 11 expenses" (or administrative costs reflecting "Chapter 11 expenses") as shown on the Parent's statement of income for such period LESS (b) extraordinary gains PLUS or MINUS (c) the amount of cash received or expended in such period in respect of any amount which, under clause (vii) above, was taken into account in determining Consolidated EBITDA for such or any prior period.

            "CONTINGENT OBLIGATION" means, with respect to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, (i) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of a primary obligor, (ii) the obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement, (iii) any obligation of such Person, whether or not contingent, (A) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (B) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (C) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (D) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; PROVIDED, HOWEVER, that the term "Contingent Obligation" shall not include any product warranties extended in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation with respect to which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

            "COPPERWELD" has the meaning specified therefor in the preamble hereto.

            "COPPERWELD ORDER" means that certain Modified Stipulation and Order Providing Adequate Protection to Credit Suisse First Boston, as Collateral Agent for the Secured Parties, dated February 20, 2001, as such order may be amended, modified or extended from time to time by order of the Bankruptcy Court.

            "DEFAULT" means an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

            "DISPOSITION" means any transaction, or series of related transactions, pursuant to which any Person or any of its Subsidiaries sells, assigns, transfers or otherwise disposes of any property or assets (whether now owned or hereafter acquired) to any other Person, in each case, whether or not the consideration therefor consists of cash, securities or other assets owned by the acquiring Person, EXCLUDING any sales of Inventory in the ordinary course of business on ordinary business terms.

            "DOLLAR," "DOLLARS" and the symbol "$" each means lawful money of the United States of America.

            "EFFECTIVE DATE" means the date, on or before April 9, 2001, on which all of the conditions precedent set forth in Section 5.01 are satisfied or waived and the initial Loans are made.

            "ELIGIBLE ACCOUNTS RECEIVABLE" means Accounts Receivable of VP Buildings which are, and at all times continue to be, acceptable to the Administrative Agent in the exercise of its reasonable business judgment. In general, an Account Receivable of VP Buildings may, in the sole and absolute discretion of the Administrative Agent, be deemed to be eligible if: (i) delivery of the merchandise or the rendition of the services has been completed;
(ii) with respect to such Account Receivable, no return, rejection, repossession or dispute has occurred, the Account Debtor has not asserted any setoff, defense or counterclaim, and there has not occurred any extension of the time for payment without the consent of the Administrative Agent, PROVIDED that, in the case of any dispute, setoff, defense or counterclaim with respect to an

Account Receivable, the portion of such Account Receivable not subject to such dispute, setoff, defense or counterclaim will not be ineligible solely by reason of this clause (ii); (iii) such Account Receivable is lawfully owned by VP Buildings free and clear of any Lien other than in favor of the Collateral Agent for the benefit of the Lenders and other than in favor of the Replacement Facility Agent for the benefit of the Replacement Facility Lenders and otherwise continues to be in full conformity with all representations and warranties made by such Person to the Agents and the Lenders with respect thereto in the Loan Documents; (iv) such Account Receivable is unconditionally payable in Dollars within 90 days from the invoice date and is not evidenced by a promissory note, chattel paper or any other instrument or other document; (v) no more than 60 days have elapsed from the invoice due date and no more than 90 days have elapsed from the invoice date with respect to such Account Receivable; (vi) such Account Receivable is not due from an Affiliate of VP Buildings; (vii) such Account Receivable does not constitute an obligation of the United States or any other Governmental Authority (unless all steps required by the Administrative Agent in connection therewith, including notice to the United States Government under the Federal Assignment of Claims Act, have been duly taken in a manner satisfactory to the Administrative Agent); (viii) the Account Debtor (or the applicable office of the Account Debtor) with respect to such Account Receivable is located in the continental United States, unless such Account Receivable is supported by a letter of credit or other similar obligation satisfactory to the Administrative Agent; (ix) the Account Debtor with respect to such Account Receivable is not also a supplier to or creditor of VP Buildings or its Affiliates, unless such Account Debtor has executed a no-offset letter satisfactory to the Administrative Agent; (x) not more than 50% of the aggregate amount of all Accounts Receivable of the Account Debtor with respect to such Account Receivable have remained unpaid 60 days past the invoice due date or 90 days past the invoice date; (xi) the Account Debtor with respect to such Account Receivable (A) has not filed a petition for bankruptcy or any other relief under the Bankruptcy Code or any other law relating to bankruptcy, insolvency, reorganization or relief of debtors, made an assignment for the benefit of creditors, had filed against it any petition or other application for relief under the Bankruptcy Code or any such other law, (B) has not failed, suspended business operations, become insolvent or called a meeting of its creditors for the purpose of obtaining any financial concession or accommodation, (C) has not had or suffered to be appointed a receiver or a trustee for all or a significant portion of its assets or affairs or (D) in the case of an Account Debtor who is an individual, is not an employee of such Person or any of its Affiliates and has not died or been declared incompetent; and (xii) the Administrative Agent is, and continues to be, satisfied with the credit standing of the Account Debtor in relation to the amount of credit extended and the Administrative Agent believes, in its discretion, that the prospect of collection of such Account Receivable is not impaired for any reason.

            "ELIGIBLE RAW MATERIALS INVENTORY" means all raw materials Inventory of VP Buildings that meets all of the following specifications: (i) such Inventory is lawfully owned by VP Buildings free and clear of any existing Lien, other than in favor of the Collateral Agent for the benefit of the Lenders and other than in favor of the Replacement Facility Agent for the benefit of the Replacement Facility Lenders; (ii) such Inventory is not held on consignment and may be lawfully sold and it continues to be in full conformity with all representations and warranties made by VP Buildings with respect thereto in this Agreement and the other Loan Documents; (iii) VP Buildings has the right to grant Liens on such Inventory; (iv) such Inventory arose or was acquired in the ordinary course of the business of VP Buildings and does not represent damaged, obsolete or unsalable goods; (v) no Account Receivable or document of title has been created or issued with respect to such Inventory;
(vi) such Inventory is located in one of the locations in one of the continental United States listed on Schedule 6.01(y) or such other locations in the continental United States as the Collateral Agent may approve in writing from time to time; (vii) Inventory is not work-in-process, finished goods, supplies or packaging; and (viii) such Inventory is and at all times shall continue to be acceptable to the Administrative Agent.

            "EMPLOYEE PLAN" means an employee benefit plan (other than a Multiemployer Plan) covered by Title IV of ERISA and maintained (or was maintained at any time during the six (6) calendar years preceding the date of any borrowing hereunder) for employees of any Loan Party or any of its ERISA Affiliates.

            "ENTRY DATE" has the meaning specified therefor in Section 5.01(a).

            "ENVIRONMENTAL ACTIONS" means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter or other communication from any Governmental Authority involving violations of Environmental Laws or Releases of Hazardous Materials (i) from any assets, properties or businesses of any Loan Party or any of its Subsidiaries or any predecessor in interest; (ii) from adjoining properties or businesses; or (iii) onto any facilities which received Hazardous Materials generated by any Loan Party or any of its Subsidiaries or any predecessor in interest.

            "ENVIRONMENTAL LAWS" means the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601, ET SEQ.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801, ET SEQ.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901, ET SEQ.), the Federal Clean Water Act (33 U.S.C. Section 1251 ET SEQ.), the Clean Air Act (42 U.S.C.
Section 7401 ET SEQ.), the Toxic Substances Control Act (15 U.S.C. Section 2601 ET SEQ.) and the Occupational Safety and Health Act (29 U.S.C. Section 651 ET SEQ.), as such laws may be amended or otherwise modified from time to time, and any other present or future federal, state, local or foreign statute, ordinance, rule, regulation, order, judgment, decree, permit, license or other binding determination of any Governmental Authority imposing liability or establishing standards of conduct for protection of the environment.

            "ENVIRONMENTAL LIABILITIES AND COSTS" means all liabilities, monetary obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigations and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any Governmental Authority or any third party, and which relate to any Environmental Action.

            "ENVIRONMENTAL LIEN" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

            "ERISA AFFILIATE" means, with respect to any Person, any trade or business (whether or not incorporated) which is a member of a group of which such Person is a member and which would be deemed to be a "controlled group" within the meaning of Sections 414(b), (c), (m) and (o) of the Internal Revenue Code.

            "EVENT OF DEFAULT" means any of the events set forth in Section
9.01.

            "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

            "EXCLUDED ASSETS" shall have the meaning set forth in Section
3.01(a).

            "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period of the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

            "FILING DATE" means December 29, 2000.

            "FINAL BANKRUPTCY COURT ORDER" means the order of the Bankruptcy Court with respect to the Borrowers and the Guarantors, substantially in the form of Exhibit E hereto, as the same may be amended, modified or supplemented from time to time with the express written joinder or consent of the Agents, the Lenders and the Borrowers.

            "FINAL MATURITY DATE" means the date which is the earliest of (i) June 30, 2002, (ii) the date of the substantial consummation (as defined in Section 1101(2) of the Bankruptcy Code) of a plan of reorganization in the Chapter 11 Cases that have been confirmed by an order of the Bankruptcy Court,
(iii) the sale or other Disposition of the Capital Stock of, or all or substantially all of the assets of, VP Buildings, or (iv) such earlier date on which all Loans shall become due and payable, in whole, in accordance with the terms of this Agreement and the other Loan Documents.

            "FINANCIAL STATEMENTS" means (i) the draft audited consolidated balance sheet of the Parent and its Subsidiaries for the Fiscal Year ended December 31, 2000 and the related consolidated statement of operations, shareholders' equity and cash flows for the Fiscal Year then ended and (ii) the unaudited consolidated balance sheet of the Parent and its Subsidiaries for the two months ended February 28, 2001 and the related consolidated statement of operations and cash flows for the two months then ended.

            "FISCAL YEAR" means the fiscal year of the Parent and its Subsidiaries ending on December 31 of each year.

            "GAAP" means generally accepted accounting principles in effect from time to time in the United States, applied on a consistent basis, provided that for the purpose of Section 7.03 hereof and the definitions used therein, "GAAP" shall mean generally accepted accounting principles in effect on the date hereof and consistent with those used in the preparation of the Financial Statements, provided, further, that if there occurs after the date of this Agreement any change in GAAP that affects in any respect the calculation of any covenant contained in Section 7.03 hereof, the Collateral Agent and the Parent shall negotiate in good faith amendments to the provisions of this Agreement that relate to the calculation of such covenant with the intent of having the respective positions of the Lenders and the Parent after such change in GAAP conform as nearly as possible to their respective positions as of the date of this Agreement and, until any such amendments have been agreed upon, the covenants in Section 7.03 hereof shall be calculated as if no such change in GAAP has occurred.

            "GEORGIA TUBING" has the meaning specified therefor in the preamble hereto.

            "GOVERNMENTAL AUTHORITY" means any nation or government, any Federal, state, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

            "GUARANTIES" means the guaranty of each Guarantor party hereto contained in Article XI hereof.

            "GUARANTOR" means each Subsidiary of the Parent listed on Schedule 1.01(A) hereto.

            "HAZARDOUS MATERIALS" means (a) any element, compound or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substance, extremely hazardous substance or chemical, hazardous waste, special waste, or solid waste under Environmental Laws; (b) petroleum and its refined products; (c) polychlorinated biphenyls; (d) any substance exhibiting a hazardous waste characteristic, including but not limited to, corrosivity, ignitability, toxicity or reactivity as well as any radioactive or explosive materials; and (e) any raw materials, building components (including, but not limited to, asbestos-containing materials) and manufactured products containing hazardous substances listed or classified as such under Environmental Laws.

            "HEDGING AGREEMENT" means any interest rate, foreign currency, commodity or equity swap, collar, cap, floor or forward rate agreement, or other agreement or arrangement designed to protect against fluctuations in interest rates or currency, commodity or equity values (including, without limitation, any option with respect to any of the foregoing and any combination of the foregoing agreements or arrangements), and any confirmation executed in connection with any such agreement or arrangement.

            "HENNEPIN WORKS FACILITY" means the real property, fixtures and equipment of LTV Steel located at its Hennepin Works, Routes I-180 and 71, Hennepin, Illinois 61327.

            "HIGHEST LAWFUL RATE" means, with respect to any Agent or any Lender, the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Obligations under laws applicable to such Agent or such Lender which are currently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow.

            "INDEBTEDNESS" means, without duplication, with respect to any Person, (i) all indebtedness of such Person for borrowed money; (ii) all obligations of such Person for the deferred purchase price of property or services (other than trade payables or other account payables incurred in the ordinary course of such Person's business and not past due for more than 90 days after the date such payable was created unless such payables are being contested in good faith by proper proceedings which stay the imposition of any Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof); (iii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments or upon which interest payments are customarily made; (iv) all reimbursement, payment or other obligations and liabilities of such Person created or arising under any conditional sales or other title retention agreement with respect to property used and/or acquired by such Person, even though the rights and remedies of the lessor, seller and/or lender thereunder may be limited to repossession or sale of such property; (v) all Capitalized Lease Obligations of such Person; (vi) all obligations and liabilities, contingent or otherwise, of such Person, in respect of letters of credit, acceptances and similar facilities; (vii) all obligations and liabilities, calculated on a basis satisfactory to the Collateral Agent and in accordance with accepted practice, of such Person under Hedging Agreements; (viii) all Contingent Obligations; (ix) liabilities incurred under Title IV of ERISA with respect to any plan (other than a Multiemployer Plan) covered by Title IV of ERISA and maintained for employees of such Person or any of its ERISA Affiliates as reported in accordance with GAAP; (x) withdrawal liability incurred under ERISA by such Person or any of its ERISA Affiliates to any Multiemployer Plan as reported in accordance with GAAP; and (xi) all obligations referred to in clauses (i) through (x) of this definition of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien upon property owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness. The Indebtedness of any Person shall include the Indebtedness of any partnership of or joint venture in which such Person is a general partner or a joint venturer (other than the Indebtedness of a joint venture which is non-recourse to the joint venturer); PROVIDED that, the term Indebtedness shall not include the Indebtedness of Dearborn Leasing Company by reason of it being a general partner of Columbus Coatings Company to the extent that such Indebtedness is not secured by the assets or property of Dearborn Leasing Company.

            "INDEMNIFIED MATTERS" has the meaning specified therefor in Section 12.14.

            "INDEMNITEES" has the meaning specified therefor in Section 12.14.

            "INTERCREDITOR AGREEMENT" means an intercreditor agreement, substantially in the form of Exhibit D, between the Collateral Agent and the Replacement Facility Agent.

            "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended (or any successor statute thereto) and the regulations thereunder.

            "INVENTORY" means, as to any Person, all goods and merchandise of such Person, including, without limitation, all raw materials, work-in-process, packaging, supplies, materials and finished goods of every nature used or usable in connection with the shipping, storing, advertising or sale of such goods and merchandise, whether now owned or hereafter acquired, and all such other property the sale or other disposition of which would give rise to an Account Receivable or cash.

            "LEASE" means any lease of real property to which any Loan Party is a party as lessor or lessee.

            "L/C ISSUER" means the Bank or such other bank as the Administrative Agent may select in its sole and absolute discretion.

            "L/C SUBFACILITY" means that portion of the Total Revolving Credit Commitment equal to $20,000,000.

            "LENDER" has the meaning specified therefor in the preamble hereto.

            "LETTER OF CREDIT" has the meaning specified therefor in Section 2.01A(a).

            "LETTER OF CREDIT COLLATERAL ACCOUNT" has the meaning specified therefor in Section 2.01A(b).

            "LETTER OF CREDIT APPLICATION" has the meaning specified therefor in
Section 2.01A(a).

            "LETTER OF CREDIT FEES" has the meaning specified therefor in
Section 2.03A(b).

            "LETTER OF CREDIT GUARANTY" means one or more guaranties by the Administrative Agent in favor of the L/C Issuer guaranteeing the Borrowers' obligations to the L/C Issuer under a reimbursement agreement, Letter of Credit Application or other like document in respect of any Letters of Credit.

            "LETTER OF CREDIT OBLIGATIONS" means, at any time and without duplication, the sum of (i) the Reimbursement Obligations at such time, PLUS
(ii) the aggregate maximum amount available for drawing under the Letters of Credit outstanding at such time, PLUS (iii) all amounts for which the Administrative Agent may be liable to the L/C Issuer pursuant to any Letter of Credit Guaranty.

            "LIABILITIES" has the meaning specified therefor in Section 2.07.

            "LIEN" means any mortgage, deed of trust, pledge, lien (statutory or otherwise), security interest, charge or other encumbrance or security or preferential arrangement of any nature, including, without limitation, any conditional sale or title retention arrangement, any Capitalized Lease and any assignment, deposit arrangement or financing lease intended as, or having the effect of, security.

            "LOAN" means any Term Loan or Revolving Loan made by an Agent or a Lender to the Borrowers pursuant to Article II hereof.

            "LOAN ACCOUNT" means an account maintained hereunder by the Administrative Agent on its books of account, at the Payment Office and with respect to the Borrowers, in which the Borrowers will be charged with all Loans made to, and all other Obligations incurred by, the Borrowers.

            "LOAN DOCUMENTS" means this Agreement, the Notes, the Guaranties, the Final Bankruptcy Court Order, the Pledge Agreements, any Letter of Credit Application, any Security Agreement, the Intercreditor Agreement, the Agreement Among Lenders and all other agreements, instruments, and other documents executed and delivered pursuant hereto or thereto or otherwise evidencing or securing any Loan, any Letter of Credit Obligation or any other Obligation.

            "LOAN PARTIES" means the Borrowers and the Guarantors.

            "LOAN SERVICING FEE" has the meaning specified therefor in Section 2.06(c).

            "LOCKBOX BANK" has the meaning specified therefor in Section 8.01.

            "LOCKBOXES" has the meaning specified therefor in Section 8.01.

            "LONDON BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks in London, England are authorized or required to close.

            "LTV STEEL" has the meaning specified therefor in the preamble hereto.

            "MATERIAL ADVERSE EFFECT" means a material adverse effect on any of
(i) the operations, business, assets, properties, condition (financial or otherwise) or prospects of VP Buildings individually or of the Loan Parties taken as a whole (other than as disclosed in writing to the Collateral Agent prior to the Entry Date, which writing is acknowledged by the Collateral Agent, or as a result of the filing of the Chapter 11 Cases), (ii) the ability of VP Buildings individually or of the Loan Parties taken as a whole to perform any of its or their obligations under any Loan Document to which it is a party, (iii) the legality, validity or enforceability of this Agreement or any other Loan Document, (iv) the rights and remedies of the Administrative Agent and the Collateral Agent and the Lenders under any Loan Document, or (v) the validity, perfection or priority of a Lien in favor of the Collateral Agent for the benefit of the Lenders on any of the Collateral.

            "MOODY'S" means Moody's Investors Service, Inc. and any successor thereto.

            "MULTIEMPLOYER PLAN" means a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA for which any Loan Party or any of its ERISA Affiliates has contributed to, or has been obligated to contribute to, at any time during the preceding six (6) years.

            "NET AMOUNT OF ELIGIBLE ACCOUNTS RECEIVABLE" means the aggregate unpaid invoice amount of Eligible Accounts Receivable less, without duplication, sales, excise or similar taxes, returns, discounts, chargebacks, claims, advance payments, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed with respect to such Eligible Accounts Receivable.

            "NET CASH PROCEEDS" means, (i) with respect to any Disposition by any Person, the amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment of deferred consideration) by or on behalf of such Person or any of its Subsidiaries, in connection therewith, after deducting therefrom only (A) the amount of any Indebtedness secured by any Permitted Lien on any asset (other than (v) Indebtedness owing to any Agent or any Lender under this Agreement or the other Loan Documents, (w) in the case of the Disposition of any Priority Collateral, the Indebtedness evidenced by the Replacement Facility Documents, (x) in the case of the Disposition of the Hennepin Works Facility, any Indebtedness evidenced by the Replacement Facility Documents in excess of $28,500,000, (y) Indebtedness secured by the Junior Contribution Liens (as defined in the Final Bankruptcy Court Order) and (z) Indebtedness assumed by the purchaser of such asset) which is required to be, and is, repaid in connection with such Disposition (other than Indebtedness under this Agreement), (B) reasonable expenses related thereto incurred by such Person in connection therewith, (C) transfer taxes paid by such Person in connection therewith, and (D) net income taxes to be paid to any taxing authorities in connection with such Disposition (after taking into account any tax credits or deductions and any tax sharing arrangements) and (ii) with respect to the issuance or incurrence of any Indebtedness by any Person, or the sale or issuance by any Person of any shares of its Capital Stock, the aggregate amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment of deferred consideration) by or on behalf of such Person or any of its Subsidiaries in connection therewith, after deducting therefrom only reasonable brokerage commissions, underwriting fees and discounts, legal fees and similar fees and commissions.

            "NOTES" means the Revolving Credit Notes and the Term Notes.

            "NOTICE OF BORROWING" has the meaning specified therefor in Section 2.02.

            "OBLIGATIONS" means (i) the obligations of each Borrower to pay, as and when due and payable (by scheduled maturity, required prepayment, acceleration, demand or otherwise), all amounts from time to time owing by it in respect of the Loan Documents, whether for principal, interest, Letter of Credit Obligations, Collateral Agent Advances, fees, indemnification payments, expense reimbursements or otherwise, and (ii) the obligations of each Loan Party to perform or observe all of its obligations from time to time existing under the Loan Documents.

            "OPERATING LEASE OBLIGATIONS" means all obligations for the payment of rent for any real or personal property under leases or agreements to lease, other than Capitalized Lease Obligations.

            "PARENT" has the meaning specified therefor in the preamble hereto.

            "PARTICIPANT REGISTER" has the meaning specified therefor in Section 12.07(b)(v).

            "PAYMENT OFFICE" means the Administrative Agent's office located at 1211 Avenue of the Americas, New York, New York 10036 or at such other office or offices of the Administrative Agent as may be designated in writing from time to time by the Administrative Agent to the Collateral Agent and the Administrative Borrower.

            "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

            "PERMITTED INDEBTEDNESS" means:

            (a) any Indebtedness owing to any Agent or any Lender under this Agreement and the other Loan Documents;

            (b) any Indebtedness owing to the Replacement Facility Lenders under the Replacement Facility Documents;

            (c) any Indebtedness existing on the Filing Date;

            (d) Indebtedness permitted under Section 7.02(f);

            (e) post-petition purchase money Indebtedness (exclusive of Capitalized Lease Obligations) in an aggregate amount not in excess of $1,000,000; and

            (f) Indebtedness described in clause (ix) of the definition of Indebtedness, the incurrence of which is not likely to have a Material Adverse Effect.

            "PERMITTED INVESTMENTS" means, in each case, as permitted by Section 345 of the Bankruptcy Code or pursuant to orders entered by the Bankruptcy Court, (i) readily marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within twelve months from the date of acquisition thereof; (ii) commercial paper, maturing not more than 270 days after the date of issue rated at least P-2 by Moody's or A-2 by Standard & Poor's; (iii) certificates of deposit and banker's acceptances maturing not more than one year after the date of issue or guaranty, issued or guarantied by commercial banking institutions, and money market or demand deposit accounts maintained at commercial banking institutions, in each case which commercial banking institution is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $250,000,000 and is the principal banking Subsidiary of a bank holding company having a long-term unsecured debt rating of at least P-2 by Moody's or A-2 by Standard & Poor's; (iv) repurchase agreements having maturities of not more than 7 days from the date of acquisition, which are entered into with major money center banks included in the commercial banking institutions described in clause (iii) above and which are secured by readily marketable direct obligations described in clause (i) above; (v) money market funds (w) registered under the Investment Company Act of 1940, as amended, (x) in compliance with Investment Company Act Rule 2a-7, (y) having net assets of at least $200,000,000 and (z) that are valued at daily maturity in calculating total portfolio average maturity; (vi) other short term investments for foreign Subsidiaries in accordance with normal investing practices for cash management in investments of a type analogous to the foregoing; and (vii) to the extent owned on the Filing Date, investments by any Loan Party in the Capital Stock of any direct or indirect Subsidiary.

            "PERMITTED LIENS" means:

            (a) Liens securing the Obligations;

            (b) Liens securing the Indebtedness of the Loan Parties under the Replacement Facility Documents;

            (c) Liens for taxes, assessments and governmental charges the payment of which is not required under Section 7.01(c);

            (d) Liens imposed by law, such as carriers', warehousemen's, mechanics', materialmen's and other similar Liens arising (provided they are subordinate to the Collateral Agent's Liens on Collateral) in the ordinary course of business and securing obligations (other than Indebtedness for borrowed money) that are not overdue by more than 30 days or are being contested in good faith and by appropriate proceedings promptly initiated and diligently conducted, or as to which payment and enforcement is stayed under the Bankruptcy Code or pursuant to orders of the Bankruptcy Court, and a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

            (e) Liens existing on the Filing Date, as described on Schedule 7.02(b), but not the extension of coverage thereof to other property or the extension of maturity (other than as a result of the filing of the Chapter 11 Cases), refinancing or other modification of the terms thereof or the increase of the principal amount of Indebtedness secured thereby;

            (f) deposits and pledges securing (i) obligations incurred in respect of workers' compensation, unemployment insurance or other forms of governmental insurance or benefits, (ii) the performance of bids, tenders, leases, utility contracts, contracts (other than for the payment of money) and statutory obligations or (iii) obligations on surety or appeal bonds, but only to the extent such deposits or pledges are incurred or otherwise arise in the ordinary course of business and secure obligations not past due (or as to which payment and enforcement is stayed under the Bankruptcy Code or pursuant to orders of the Bankruptcy Court);

            (g) easements, zoning restrictions and similar encumbrances on real property and minor irregularities in the title thereto that do not (i) secure obligations for the payment of money or (ii) materially impair the value of such property or its use by any Loan Party or any of its Subsidiaries in the normal conduct of such Person's business;

            (h) Liens securing Indebtedness permitted by clause (e) of the definition of "Permitted Indebtedness";

            (i) Liens imposed under ERISA which are junior to the Liens securing the Obligations, PROVIDED that the Collateral Agent shall have determined, in its sole and absolute discretion, that the holders of such Liens have no more favorable rights with respect to the Collateral subject to such Liens as the Replacement Facility Agent and the Replacement Facility Lenders have under the Intercreditor Agreement with respect to the Priority Collateral subject to the Liens of the Replacement Facility Lenders; and

            (j) Junior Contribution Liens (as defined in the Final Bankruptcy Court Order) granted in favor of each Loan Party, subject to the terms set forth in the Final Bankruptcy Court Order or any stipulation modifying the Final Bankruptcy Court Order approved by the Collateral Agent.

            "PERSON" means an individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, joint venture or Governmental Authority.

            "PLEDGE AGREEMENT" means the Pledge and Security Agreement made by each of the Loan Parties in favor of the Collateral Agent for the benefit of the Lenders, substantially in the form of Exhibit C, securing the Obligations and delivered to the Collateral Agent.

            "POST-DEFAULT RATE" means a rate of interest per annum equal to the rate of interest otherwise in effect from time to time pursuant to the terms of this Agreement plus 2%, or, if a rate of interest is not otherwise in effect, the greater of (i) the Reference Rate plus 5.25% and (ii) 14.25%.

            "PRIORITY COLLATERAL" means all assets of the Loan Parties other than the Replacement Facility Priority Collateral.

            "PRIORITY PROFESSIONAL EXPENSES" means those expenses entitled to a priority as set forth in sub-clause (ii) of the clause "FIRST" of the definition of the term "Agreed Administrative Expense Priorities".

            "PROPERTY" means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

            "PRO RATA SHARE" means: (a) with respect to a Lender's obligation to make Revolving Loans and receive payments of interest, fees and principal with respect thereto, the percentage obtained by dividing (i) such Lender's Revolving Credit Commitment by (ii) the Total Revolving Credit Commitment, provided, that, if the Total Revolving Credit Commitment has been reduced to zero, the numerator shall be the aggregate unpaid principal amount of such Lender's Revolving Loans (including Collateral Agent Advances) and its interest in the Letter of Credit Obligations and the denominator shall be the aggregate unpaid principal amount of all of the Revolving Loans (including Collateral Agent Advances) and Letter of Credit Obligations,

            (b) with respect to a Lender's obligation to make a Term Loan and receive payments of interest, fees, and principal with respect thereto, the percentage obtained by dividing (i) such Lender's Term Loan Commitment, by (ii) the Total Term Loan Commitment, provided that, if the Term Loan Commitments have been reduced to zero, the numerator shall be the aggregate unpaid principal amount of such Lender's Term Loan and denominator shall be the aggregate unpaid principal amount of each Lender's Term Loan, and

            (c) with respect to all other matters (including, without limitation, the indemnification obligations arising under Section 10.05), the percentage obtained by dividing (i) the sum of such Lender's Revolving Credit Commitment and the unpaid principal amount of such Lender's Term Loan, by (ii) the sum of the Total Revolving Credit Commitment and the aggregate unpaid principal amount of all Term Loans, provided, that, if the Total Revolving Credit Commitment has been reduced to zero, the numerator shall be the aggregate unpaid principal amount of such Lender's Loans (including Collateral Agent Advances) and its interest in the Letter of Credit Obligations and the denominator shall be the aggregate unpaid principal amount of all of the Loans (including Collateral Agent Advances) and Letter of Credit Obligations.

            "RATING AGENCIES" has the meaning specified therefor in Section
2.07.

            "REFERENCE BANK" means The Chase Manhattan Bank, its successors or any other commercial bank designated by the Collateral Agent to the Administrative Borrower from time to time.

            "REFERENCE RATE" means the rate of interest publicly announced by the Reference Bank in New York, New York from time to time as its prime rate or base rate. The prime rate or base rate is determined from time to time by the Reference Bank as a means of pricing some loans to its borrowers and neither is tied to any external rate of interest or index nor necessarily reflects the lowest rate of interest actually charged by the Reference Bank to any particular class or category of customers. Each change in the Reference Rate shall be effective from and including the date such change is publicly announced as being effective.

            "REGISTER" has the meaning specified therefor in Section
12.07(b)(ii).

            "REGISTERED LOAN" has the meaning specified therefor in Section 2.03(d).

            "REGISTERED NOTE" has the meaning specified therefor in Section 2.03(d).

            "REGULATION T", "REGULATION U" and "REGULATION X" mean, respectively, Regulations T, U and X of the Board or any successor, as the same may be amended or supplemented from time to time.

            "REIMBURSEMENT OBLIGATIONS" means the obligation of the Borrowers to reimburse the Administrative Agent and the Lenders for amounts payable by the Administrative Agent or the Lenders under a Letter of Credit Guaranty in respect of any drawing made under any Letter of Credit, together with interest thereon as provided in Section 2.04.

            "RELEASE" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, seeping, migrating, dumping or disposing of any Hazardous Material (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Material) into the indoor or outdoor environment, including ambient air, soil, surface or ground water.

            "REMEDIAL ACTION" means all actions taken to (i) clean up, remove, remediate, contain, treat, monitor, assess, evaluate or in any other way address Hazardous Materials in the indoor or outdoor environment; (ii) prevent or minimize a Release or threatened Release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (iii) perform pre-remedial studies and investigations and post-remedial operation and maintenance activities; or (iv) any other actions authorized by 42 U.S.C. Section 9601.

            "REPLACEMENT FACILITY AGENT" means the administrative agent and collateral agent under the Replacement Facility Agreement.

            "REPLACEMENT FACILITY AGREEMENT" means the revolving credit and guaranty agreement, dated as of March 20, 2001, by and among the Parent, as borrower, the Subsidiaries of the Parent party thereto, as guarantors, The Chase Manhattan Bank, as Administrative Agent, Documentation Agent and Collateral Agent, JP Morgan, a division of Chase Securities Inc., as Bank Manager and Lead Arranger, Abbey, as co-agent, and the Replacement Facility Lenders.

            "REPLACEMENT FACILITY DOCUMENTS" means (i) the Replacement Facility Agreement and (ii) all agreements, instruments and other documents from time to time executed in connection with the Replacement Facility Agreement.

            "REPLACEMENT FACILITY LENDERS" means the lenders party to the Replacement Facility Agreement.

            "REPLACEMENT FACILITY PRIORITY COLLATERAL" means (i) all present and future Inventory and Accounts Receivable of LTV Steel and Georgia Tubing and all present and future Accounts Receivable of Copperweld and its domestic Subsidiaries and Welded Tube Co. of America (including, without limitation, the Inventory and Accounts Receivable that are purchased from LTV Steel Products LLC and LTV Sales Finance Company) and the proceeds and products of all of the foregoing and (ii) the Hennepin Works Facility and the proceeds thereof, provided that, the Replacement Facility Agent and the Replacement Facility Lenders shall only have a Lien on the Hennepin Works Facility and the proceeds thereof prior to the Lien of the Collateral Agent for the benefit of the Lenders on the Hennepin Works Facility to secure an amount equal to $28,500,000.

            "REPORTABLE EVENT" means an event described in Section 4043 of ERISA (other than the commencement of the Chapter 11 Cases and any event for which notice to the PBGC has been waived under the regulations promulgated under such Section).

            "REQUIRED LENDERS" means Lenders whose Pro Rata Shares aggregate at least 51%.

            "RESTRUCTURING PLAN" means the restructuring plan for the Parent's integrated steel operations.

            "REVOLVING CREDIT COMMITMENT" means, with respect to each Lender, the commitment of such Lender to make Revolving Loans to the Borrowers in the amount set forth opposite such Lender's name in Schedule 1.01(B) hereto, as such amount may be terminated or reduced from time to time in accordance with the terms of this Agreement.

            "REVOLVING CREDIT NOTE" means a promissory note of the Borrowers, substantially in the form of Exhibit B, made jointly and severally payable by the Borrowers to the order of a Lender, evidencing the Indebtedness resulting from the making by such Lender to the Borrowers of Revolving Loans and delivered to such Lender pursuant to Article V, as such promissory note may be amended, supplemented, restated, modified or extended from time to time, and any promissory note or notes issued in exchange or replacement therefor. The term "Revolving Credit Note" shall include any Registered Note evidencing the Revolving Loans and delivered pursuant to Section 2.03(d).

            "REVOLVING LOAN" means a loan made by a Lender to the Borrowers pursuant to Section 2.01(a)(i).

            "SEC" means the Securities and Exchange Commission or any other similar or successor agency of the Federal government administering the Securities Act.

            "SECURITIES ACT" means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

            "SECURITIZATION" has the meaning specified therefor in Section 2.07.

            "SECURITIZATION PARTIES" has the meaning specified therefor in
Section 2.07.

            "SECURITY AGREEMENT" means a Security Agreement made by a Loan Party in favor of the Collateral Agent for the benefit of the Lenders, in form and substance satisfactory to the Collateral Agent, securing the Obligations and delivered to the Collateral Agent.

            "SETTLEMENT PERIOD" has the meaning specified therefor in Section 2.02(d)(i) hereof.

            "STANDARD & POOR'S" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

            "SUBSIDIARY" means, with respect to any Person at any date, any corporation, limited or general partnership, limited liability company, trust, association or other entity (i) the accounts of which would be consolidated with those of such Person in such Person's consolidated financial statements if such financial statements were prepared in accordance with GAAP or (ii) of which more than 50% of (A) the outstanding Capital Stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or other managing body of such Person, (B) the interest in the capital or profits of such partnership or limited liability company or (C) the beneficial interest in such trust or estate is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such Person.

            "SYNDICATION AGENT" has the meaning specified therefor in the preamble hereto.

            "TERM NOTE" means the promissory note of the Borrowers, substantially in the form of Exhibit A, made jointly and severally payable by the Borrowers to the order of a Lender, evidencing the Indebtedness resulting from the making by such Lender to the Borrowers of a Term Loan and delivered to such Lender pursuant to Article V, as such promissory note may be amended, supplemented, restated, modified or extended from time to time, and any promissory note or notes issued in exchange or replacement therefor. The term "Term Note" shall include any Registered Note evidencing a Term Loan and delivered pursuant to Section 2.03(d).

            "TERM LOAN" means a loan made by a Lender to the Borrowers on the Effective Date pursuant to Section 2.01(a)(ii).

            "TERM LOAN COMMITMENT" means, with respect to each Lender, the commitment of such Lender to make a Term Loan to the Borrowers in the amount set forth on Schedule 1.01(B) hereto, as the same may be terminated or reduced from time to time in accordance with the terms of this Agreement.

            "TERMINATION EVENT" means (i) a Reportable Event with respect to any Employee Plan, (ii) any event that causes any Loan Party or any of its ERISA Affiliates to incur liability under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 4971 or 4975 of the
Internal Revenue Code, (iii) the filing of a notice of intent to terminate an Employee Plan or the treatment of an Employee Plan amendment as a termination under Section 4041 of ERISA, (iv) the institution of proceedings by the PBGC to terminate an Employee Plan, or (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Employee Plan; provided, however, that no Termination Event shall occur as a result of the commencement of the Chapter 11 Cases.

            "TOTAL COMMITMENT" means the sum of the Total Revolving Credit Commitment and the Total Term Loan Commitment.

            "TOTAL REVOLVING CREDIT COMMITMENT" means the sum of the amounts of the Lenders' Revolving Credit Commitments.

            "TOTAL TERM LOAN COMMITMENT" means the sum of the amounts of the Lenders' Term Loan Commitments.

            "UNIFORM COMMERCIAL CODE" has the meaning specified therefor in
Section 1.03.

            "UNUSED LINE FEE" has the meaning specified therefor in Section 2.06(b).

            "VP BUILDINGS" has the meaning specified therefor in the preamble hereto.

            "VP BUILDINGS EBITDA" means, for any period, the VP Buildings Net Income for such period, PLUS (i) without duplication, the sum of the following amounts of VP Buildings and its Subsidiaries for such period and to the extent deducted in determining VP Buildings Net Income for such period: (A) VP Buildings Net Interest Expense, (B) income tax expense, (C) depreciation expense and (D) amortization expense.

            "VP BUILDINGS NET INCOME" means, for any period, the net income
(loss) of VP Buildings and its Subsidiaries for such period, determined on a consolidated basis and in accordance with GAAP, but excluding from the determination of VP Buildings Net Income (without duplication) (a) any extraordinary or non recurring gains or losses or gains or losses from Dispositions, (b) restructuring charges, (c) effects of discontinued operations and (d) interest income.

            "VP BUILDINGS NET INTEREST EXPENSE" means, for any period, gross interest expense of VP Buildings and its Subsidiaries for such period determined in conformity with GAAP (including, without limitation, interest expense paid to Affiliates of such Person), LESS (i) the sum of (A) interest income for such period and (B) gains for such period on Hedging

Agreements (to the extent not included in interest income above and to the extent not deducted in the calculation of such gross interest expense), PLUS
(ii) the sum of (A) losses for such period on Hedging Agreements (to the extent not included in such gross interest expense) and (B) the upfront costs or fees for such period associated with Hedging Agreements (to the extent not included in gross interest expense), each determined on a consolidated basis and in accordance with GAAP for VP Buildings and its Subsidiaries.

            "WARN" has the meaning specified therefor in Section 6.01(i).

            SECTION 1.02 TERMS GENERALLY. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. References in this Agreement to "determination" by any Agent include good faith estimates by such Agent (in the case of quantitative determinations) and good faith beliefs by such Agent (in the case of qualitative determinations).

            SECTION 1.03 ACCOUNTING AND OTHER TERMS. Unless otherwise expressly provided herein, each accounting term used herein shall have the meaning given it under GAAP applied on a basis consistent with those used in preparing the Financial Statements. All terms used in this Agreement which are defined in
Article 8 or Article 9 of the Uniform Commercial Code as in effect from time to time in the State of New York (the "Uniform Commercial Code") and which are not otherwise defined herein shall have the same meanings herein as set forth therein.

            SECTION 1.04 TIME REFERENCES. Unless otherwise indicated herein, all references to time of day refer to Eastern standard time or Eastern daylight saving time, as in effect in New York City on such day. For purposes of the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding"; PROVIDED, HOWEVER, that with respect to a computation of fees or interest payable to any Agent, any Lender or the L/C Issuer, such period shall in any event consist of at least one full day.

                                   ARTICLE II

                                    THE LOANS

            SECTION 2.01 COMMITMENTS. Subject to the terms and conditions and relying upon the representations and warranties herein set forth and subject to the Final Bankruptcy Court Order:

                  (a) (i) each Lender with a Revolving Credit Commitment severally agrees to make Revolving Loans to the Borrowers at any time and from time to time from the Effective Date to the Final Maturity Date, or until the earlier reduction of its Revolving Credit Commitment to zero in accordance with the terms hereof, in an aggregate principal amount of Revolving Loans at any time outstanding not to exceed the amount of such Lender's Revolving Credit Commitment; and

                      (ii) each Lender with a Term Loan Commitment severally agrees to make a Term Loan to the Borrowers on the Effective Date, in an aggregate principal amount not to exceed the amount of such Lender's Term Loan Commitment.

                  (b) Notwithstanding the foregoing, the aggregate principal amount of Revolving Loans outstanding at any time to the Borrowers shall not exceed the lower of (i) the difference between (A) the Total Revolving Credit Commitment and (B) the aggregate Letter of Credit Obligations and (ii) the difference between (A) the then current Borrowing Base and (B) the aggregate Letter of Credit Obligations. The Revolving Credit Commitment of each Lender shall automatically and permanently be reduced to zero on the Final Maturity Date. Within the foregoing limits, the Borrowers may borrow, repay and reborrow Revolving Loans, on or after the Effective Date and prior to the Final Maturity Date, subject to the terms, provisions and limitations set forth herein.

                  (c) Notwithstanding the foregoing, the aggregate principal amount of the Term Loans made on the Effective Date shall not exceed the Total Term Loan Commitment. Any principal amount of a Term Loan which is repaid or prepaid may not be reborrowed.

            SECTION 2.02 MAKING THE LOANS. (a) The Administrative Borrower shall give the Administrative Agent prior telephone notice (immediately confirmed in writing, in substantially the form of Exhibit F hereto (a "NOTICE OF BORROWING")), not later than 12:00 noon (New York City time) on the date which is five (5) Business Days prior to the date of the proposed Loan (or such shorter period as the Administrative Agent is willing to accommodate from time to time, but in no event later than 12:00 noon (New York City time) on the date which is one (1) Business Day prior to the date of the proposed Loan). Such Notice of Borrowing shall be irrevocable and shall specify (i) the principal amount of the proposed Loan, (ii) in the case of Loans requested on the Effective Date, whether such Loan is requested to be a Revolving Loan or a Term Loan, (iii) the use of the proceeds of such proposed Loan, (iv) the proposed borrowing date, which, respect to the Revolving Loans, must be a Business Day which is also a London Business Day, and with respect to the Term Loans, must be the Effective Date, and (v) if requested by the Administrative Agent, a Borrowing Base Certificate current as of the close of business on the immediately preceding day and otherwise complying with the conditions of Section 7.01(a)(vi), supported by a schedule showing the derivation thereof. The Administrative

Agent and the Lenders may act without liability upon the basis of written, telecopied or telephonic notice believed by the Administrative Agent in good faith to be from the Administrative Borrower (or from any Authorized Officer thereof designated in writing purportedly from the Administrative Borrower to the Administrative Agent). The Borrowers hereby waive the right to dispute the Administrative Agent's record of the terms of any such telephonic Notice of Borrowing. The Administrative Agent and each Lender shall be entitled to rely conclusively on any Authorized Officer's authority to request a Loan on behalf of the Borrowers until the Administrative Agent receives written notice to the contrary. The Administrative Agent and the Lenders shall have no duty to verify the authenticity of the signature appearing on any written Notice of Borrowing. Except as otherwise provided in this Section 2.02, Loans shall be made ratably by the Lenders in accordance with their respective Revolving Credit Commitments and Term Loan Commitments, as the case may be.

            (b) Each Notice of Borrowing pursuant to this Section 2.02 shall be irrevocable and the Borrowers shall be bound to make a borrowing in accordance therewith. Each Revolving Loan shall be made in a minimum amount of $2,000,000 and shall be in an integral multiple of $1,000,000.

            (c) (i) Except as otherwise provided in this subsection 2.02(c), all Loans under this Agreement shall be made by the Lenders simultaneously and proportionately to their Pro Rata Shares of the Total Revolving Credit Commitment and the Total Term Loan Commitment, as the case may be, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender's obligations to make a Loan requested hereunder, nor shall the Commitment of any Lender be increased or decreased as a result of the default by any other Lender in that other Lender's obligation to make a Loan requested hereunder, and each Lender shall be obligated to make the Loans required to be made by it by the terms of this Agreement regardless of the failure by any other Lender.

                (ii) Notwithstanding any other provision of this Agreement, and in order to reduce the number of fund transfers among the Borrowers, the Agents and the Lenders, the Borrowers, the Agents and the Lenders agree that the Administrative Agent may (but shall not be obligated to), and the Borrowers and the Lenders hereby irrevocably authorize the Administrative Agent to, fund, on behalf of the Lenders with a Revolving Credit Commitment, Revolving Loans pursuant to Section 2.01, subject to the procedures for settlement set forth in subsection 2.02(d); PROVIDED, HOWEVER, that (a) the Administrative Agent shall in no event fund such Revolving Loans if the Administrative Agent shall have received written notice from the Collateral Agent or the Required Lenders on the Business Day prior to the day of the proposed Revolving Loan that one or more of the conditions precedent contained in Section 5.02 will not be satisfied on the day of the proposed Revolving Loan, and (b) the Administrative Agent shall not otherwise be required to determine that, or take notice whether, the conditions precedent in Section 5.02 have been satisfied. If the Administrative Borrower gives a Notice of Borrowing requesting a Revolving Loan and the Administrative Agent elects not to fund such Revolving Loan on behalf of the Lenders with a Revolving Credit Commitment, then promptly after receipt of the Notice of Borrowing requesting such Loan, but in no event later than 3:00 p.m. on the date which is one (1) Business Day prior to the date of the proposed Revolving Loan, the Administrative Agent shall notify each Lender with a Revolving Credit Commitment of the specifics of the requested Revolving Loan and that it will not fund the requested Revolving Loan on behalf of the Lenders with a Revolving Credit Commitment. If the Administrative Agent notifies the Lenders that it will not fund a requested Revolving Loan on behalf of such Lenders, each Lender with a Revolving Credit Commitment shall, make its Pro Rata Share of the Revolving Loan available to the Administrative Agent, in immediately available funds, at the Payment Office no later than 1:00 p.m. (New York City time) (provided that the Administrative Agent requests payment from such Lender not later than 3:00 p.m. on the date which is one (1) Business Day prior to the date of the proposed Revolving Loan) on the date of the proposed Revolving Loan. The Administrative Agent will make the proceeds of such Revolving Loans available to the Borrowers on the day of the proposed Revolving Loan by causing an amount, in immediately available funds, equal to the proceeds of all such Revolving Loans received by the Administrative Agent at the Payment Office or the amount funded by the Administrative Agent on behalf of the Lenders with a Revolving Credit Commitment to be deposited in an account designated by the Administrative Borrower.

                (iii) If the Administrative Agent has notified the Lenders with a Revolving Credit Commitment that the Administrative Agent, on behalf of such Lenders, will fund a particular Revolving Loan pursuant to subsection 2.02(c)(ii), the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such day and the Administrative Agent, in its sole discretion, may, but shall not be obligated to, cause a corresponding amount to be made available to the Borrowers on such day. If the Administrative Agent makes such corresponding amount available to the Borrowers and such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from the date such payment was due until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate for three Business Days and thereafter at the Reference Rate. During the period in which such Lender has not paid such corresponding amount to the Administrative Agent, notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, the amount so advanced by the Administrative Agent to the Borrowers shall, for all purposes hereof, be a Revolving Loan made by the Administrative Agent for its own account. Upon any such failure by a Lender to pay the Administrative Agent, the Administrative Agent shall promptly thereafter notify the Administrative Borrower of such failure and the Borrowers shall immediately pay such corresponding amount to the Administrative Agent for its own account.

                (iv) Nothing in this subsection 2.02(c) shall be deemed to relieve any Lender with a Revolving Credit Commitment from its obligations to fulfill its Revolving Credit Commitment hereunder or to prejudice any rights that the Administrative Agent or the Borrowers may have against any Lender as a result of any default by such Lender hereunder.

            (d) (i) With respect to all periods for which the Administrative Agent has funded Revolving Loans pursuant to subsection 2.02(c), on Friday of each week, or if the applicable Friday is not a Business Day which is also a London Business Day, then on the following Business Day which is also a London Business Day, or such shorter period ending on a Business Day which is also a London Business Day as the Administrative Agent may from time to time select (any such week or shorter period being herein called a "SETTLEMENT PERIOD"), the Administrative Agent shall notify each Lender with a Revolving Credit Commitment not later than 3:00 p.m. on the date which is one (1) Business Day prior to the last day of each such Settlement Period of the unpaid principal amount of the Revolving Loans outstanding as of the last day of each such Settlement Period. In the event that such amount is greater than the unpaid principal amount of the Revolving Loans outstanding on the last day of the Settlement Period immediately preceding such Settlement Period (or, if there has been no preceding Settlement Period, the amount of the Revolving Loans made on the date of such Lender's initial funding), unless otherwise agreed in writing between a Lender and the Administrative Agent, each Lender with a Revolving Credit Commitment shall promptly (and in any event not later than 1:00 p.m. on the last day of such Settlement Period if the Administrative Agent requests payment from such Lender not later than 3:00 p.m. on the date which is one (1) Business Day prior to the last day of such Settlement Period) make available to the Administrative Agent its Pro Rata Share of the difference in immediately available funds. In the event that such amount is less than such unpaid principal amount, the Administrative Agent shall promptly pay over to each Lender with a Revolving Credit Commitment its Pro Rata Share of the difference in immediately available funds. In addition, if the Administrative Agent shall so request at any time when a Default or an Event of Default shall have occurred and be continuing, or any other event shall have occurred as a result of which the Administrative Agent shall determine that it is desirable to present claims against the Borrowers for repayment each Lender with a Revolving Credit Commitment shall promptly remit to the Administrative Agent or, as the case may be, the Administrative Agent shall promptly remit to each Lender with a Revolving Credit Commitment, sufficient funds to adjust the interests of the Lenders with Revolving Credit Commitments in the then outstanding Revolving Loans to such an extent that, after giving effect to such adjustment, each such Lender's interest in the then outstanding Revolving Loans will be equal to its Pro Rata Share thereof. The obligations of the Administrative Agent and each Lender under this subsection 2.02(d) shall be absolute and unconditional. Each Lender with a Revolving Credit Commitment shall only be entitled to receive interest on its Pro Rata Share of the Revolving Loans which have been funded by such Lender.

                (ii) In the event that any Lender with a Revolving Credit Commitment fails to make any payment required to be made by it pursuant to subsection 2.02(d)(i), the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from the date such payment was due until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate for three Business Days and thereafter at the Reference Rate. During the period in which such Lender has not paid such corresponding amount to the Administrative Agent, notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, the amount so advanced by the Administrative Agent to the Borrowers shall, for all purposes hereof, be a Revolving Loan made by the Administrative Agent for its own account. Upon any such failure by a Lender to pay the Administrative Agent, the Administrative Agent shall promptly thereafter notify the Administrative Borrower of such failure and the Borrowers shall immediately pay such corresponding amount to the Administrative Agent for its own account. Nothing in this subsection 2.02(d)(ii) shall be deemed to relieve any Lender from its obligation to fulfill its Revolving Credit Commitments hereunder or to prejudice any rights that the Administrative Agent or the Borrowers may have against any Lender as a result of any default by such Lender hereunder.

            SECTION 2.03 NOTES; REPAYMENT OF LOANS. (a) The Term Loan made by a Lender to the Borrowers shall be evidenced by a single Term Note, duly executed on behalf of the Borrowers, dated the Effective Date, and delivered to and made payable to the order of such Lender in a principal amount equal to the amount of such Lender's Term Loan Commitment. All Revolving Loans made by a Lender to the Borrowers shall be evidenced by a single Revolving Credit Note, duly executed on behalf of the Borrowers, dated the Effective Date, and delivered to and made payable to the order of such Lender in a principal amount equal to the amount of such Lender's Revolving Credit Commitment.

                  (b) The Term Loan shall be repaid in full on the Final Maturity Date.

                  (c) The outstanding principal of all Revolving Loans shall be due and payable on the Final Maturity Date.

                  (d) The Administrative Borrower agrees to record each Loan on the Register referred to in Section 12.07(b)(ii). Each Loan recorded on the Register (the "REGISTERED LOAN") may not be evidenced by promissory notes other than a Term Note or a Revolving Credit Note, each of which is a Registered Note (as defined below). Upon the registration of any Loan, any promissory note (other than a Registered Note) evidencing the same shall be null and void and shall be returned to the Administrative Borrower. The Borrowers agree, at the request of any Lender, to execute and deliver to such Lender a promissory note in registered form to evidence such Registered Loan (i.e. containing the registered note language set forth in Exhibits A and B hereto) and registered as provided in Section 12.07(b)(ii)(a "REGISTERED NOTE"), dated the date hereof, payable to such Lender and otherwise duly completed. Once recorded on the Register, the Registered Loan or Registered Loans evidenced by such Registered Note may not be removed from the Register so long as it remains outstanding, and a Registered Note may not be exchanged for a promissory note that is not a Registered Note.

            SECTION 2.04 INTEREST. (a) TERM LOANS. Each Term Loan shall bear interest on the principal amount thereof from time to time outstanding, from the date of such Loan until such principal amount becomes due, at a rate per annum equal to the greater of (i) the Reference Rate plus 3.25% and (ii) 12.25%.

                  (b) REVOLVING LOANS. Each Revolving Loan shall bear interest on the principal amount thereof from time to time outstanding, from the date of such Loan until such principal amount becomes due, at a rate per annum equal to the greater of (i) the Reference Rate plus 2% and (ii) 11%.

                  (c) DEFAULT INTEREST. To the extent permitted by law, upon the occurrence and during the continuance of an Event of Default, the principal of, and all accrued and unpaid interest on, all Loans, and all fees, indemnities, outstanding Reimbursement Obligations or any other Obligations of the Borrowers under this Agreement, the Notes and the other Loan Documents shall bear interest, from the date such Event of Default occurred until such Event of Default is cured or waived in writing in accordance herewith, at a rate per annum equal at all times to the Post-Default Rate.

                  (d) INTEREST PAYMENT. Interest on each Loan shall be payable monthly, on the last day of each month, commencing on the last day of the month in which such Loan is made and at maturity (whether upon demand, by acceleration or otherwise). Interest at the Post-Default Rate shall be payable on demand. The Borrowers hereby authorize the Administrative Agent to, and the Administrative Agent may, from time to time, charge the Loan Account pursuant to Section 4.02 with the amount of any interest payment due hereunder.

                  (e) GENERAL. All interest shall be computed on the basis of a year of 360 days for the actual number of days, including the first day but excluding the last day, elapsed.

            SECTION 2.05 REDUCTION OF COMMITMENT; PREPAYMENT OF LOANS.

                  (a) REDUCTION OF COMMITMENTS.

                      (i) REVOLVING CREDIT COMMITMENTS. The Total Revolving Credit Commitment shall terminate on the Final Maturity Date. In addition, the Total Revolving Credit Commitment shall permanently reduce as provided in
Section 2.05(f). The Borrowers may, without premium or penalty, reduce the Total Revolving Credit Commitment to an amount (which may be zero) not less than the sum of (A) the aggregate unpaid principal amount of all Revolving Loans then outstanding and (B) the aggregate principal amount of all Revolving Loans not yet made as to which a Notice of Borrowing has been given by the Administrative Borrower under Section 2.02, (C) the Letter of Credit Obligations at such time and (D) the stated amount of all Letters of Credit not yet issued as to which a request has been made and not withdrawn. Each such reduction shall be in an amount which is an integral multiple of $1,000,000 (unless the Total Revolving Credit Commitment in effect immediately prior to such reduction is less than $1,000,000), shall be made by providing not less than three Business Days' prior written notice to the Administrative Agent and shall be irrevocable. Once reduced, the Total Revolving Credit Commitment may not be increased. Each such reduction of the Total Revolving Credit Commitment shall reduce the Revolving Credit Commitment of each Lender proportionately in accordance with its Pro Rata Share thereof.

                      (ii) TERM LOANS. The Total Term Loan Commitment shall terminate at 5:00 p.m. (New York City time) on the Effective Date.

                  (b) OPTIONAL PREPAYMENT.

                      (i) REVOLVING LOANS. The Borrowers may prepay without penalty or premium the principal of any Revolving Loan, in whole or in part.

                      (ii) TERM LOANS. The Borrowers may, upon at least three
(3) Business Days' prior written notice to the Administrative Agent, prepay without penalty or premium the principal of any Term Loan, in whole or in part, at any time that the Borrowers reduce the Total Revolving Credit Commitment by a pro rata amount pursuant to Section 2.05(a)(i). Each prepayment made pursuant to this clause (b)(ii) shall be accompanied by the payment of accrued interest to the date of such payment on the amount prepaid.

                  (c) MANDATORY PREPAYMENT.

                      (i) The Borrowers will immediately prepay the Revolving Loans at any time when the aggregate principal amount of all Revolving Loans plus the outstanding amounts of all Letter of Credit Obligations exceeds the Borrowing Base, to the full extent of any such excess. On each day that any Revolving Loans or Letter of Credit Obligations are outstanding, the Borrowers shall hereby be deemed to represent and warrant to the Agents and the Lenders that the Borrowing Base calculated as of such day equals or exceeds the aggregate principal amount of all Revolving Loans and Letter of Credit Obligations outstanding on such day. If at any time after the Borrowers have complied with the first sentence of this Section 2.05(c), the aggregate Letter of Credit Obligations is greater than the then current Borrowing Base, the Borrowers shall provide cash collateral to the Administrative Agent in the amount of such excess, which cash collateral shall be deposited in the Letter of Credit Collateral Account and, provided that no Event of Default shall have occurred and be continuing, returned to the Borrowers at such time as the aggregate Letter of Credit Obligations plus the aggregate principal amount of all outstanding Revolving Loans no longer exceeds the then current Borrowing Base.

                      (ii) The Borrowers will immediately prepay the outstanding principal amount of the Term Loans in the event that the Total Revolving Credit Commitment is terminated for any reason.

                      (iii) The Administrative Agent shall on each Business Day apply all funds transferred to or deposited in the Payment Office, to the payment, in whole or in part, of the outstanding Revolving Loans.

                      (iv) Immediately upon any Disposition by any Loan Party, the Borrowers shall prepay the outstanding principal of the Loans in an amount equal to 100% of the Net Cash Proceeds received by such Loan Party in connection with such Disposition to the extent that the aggregate amount of Net Cash Proceeds received by all Loan Parties (and not paid to the Administrative Agent as a prepayment of the Loans) shall exceed $5,000,000 for all such Dispositions since the Effective Date.

                      (v) Upon the loss, destruction or taking by condemnation of any Priority Collateral, and subject to any payments or reinvestment required by the holders of any Permitted Lien on such Priority Collateral, which Permitted Lien is senior to the Lien of the Collateral Agent on such Priority Collateral, the Borrowers shall prepay the outstanding principal of the Loans in an amount equal to 100% of the net proceeds received by any Loan Party in connection therewith, net of any reasonable expenses incurred in collecting such net proceeds; PROVIDED, THAT, that (x) except during the continuance of a Default or an Event of Default, any such net proceeds not in excess of (1) in the case of properties or assets of VP Buildings, $1,000,000 or (2) in the case of properties or assets of any other Loan Party, $10,000,000, for any one occurrence shall not be required to be applied to the prepayment of the Loans to the extent such net proceeds are used, at the election of the Parent, to replace or restore the properties or assets in respect of which such proceeds were paid if the Parent delivers a certificate to the Collateral Agent on or prior to such date stating that such proceeds shall be used to replace or restore any such properties or assets within a period specified in such certificate not to exceed 90 days after the date of receipt of such proceeds (which certificate shall set forth estimates of the proceeds to be so expended), (y) such proceeds shall remain in a cash collateral or securities accounts under the dominion and control of the Collateral Agent until applied in accordance with the preceding clause (x), and
(z) if all or any portion of such proceeds not so applied to the prepayment of the Loans are not so used within the period specified in the relevant certificate furnished pursuant to clause (x) above, such remaining portion shall be applied to the prepayment of the Loans on the last day of such specified period.

                      (vi) Simultaneously with the receipt by any Loan Party of any tax refund or the proceeds of any judgment, settlement or other consideration of any kind in connection with any causes of action arising under the Bankruptcy Code or otherwise (other than Avoidance Actions), the Borrowers shall prepay the outstanding principal of the Loans in an amount equal to 100% of the net proceeds received.

                      (vii) If Cash and Cash Equivalents on hand of the Loan Parties exceeds $40,000,000 (excluding the Excluded Assets and the amounts deposited into the Collection Accounts) for any period of two (2) consecutive Business Days, the Borrowers shall, on the second Business Day thereof, prepay the outstanding Revolving Loans in an amount equal to 100% of such excess amount.

                      (viii) Without limiting any other provision of this Agreement or any other Loan Document permitting or requiring prepayment of the Loans in whole or part, the Borrowers shall prepay the Loans in full on the date of the sale or other Disposition of the Capital Stock of, or all or substantially all of the assets of, VP Buildings.

                      (ix) Nothing contained in this Section 2.05(c) shall permit any Loan Party to make a Disposition of any property other than in accordance with Section 7.02(d)(ii).

                  (d) INTEREST AND FEES. Any prepayment made pursuant to this
Section 2.05 (other than payments pursuant to subsections (c)(i) and (c)(iii) of this Section 2.05) shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment, and if such prepayment would reduce the amount of the outstanding Loans to zero at a time when the Total Revolving Credit Commitment has been terminated, such prepayment shall be accompanied by the payment of the fees accrued to such date pursuant to Section 2.06.

                  (e) CUMULATIVE PREPAYMENTS. Except as otherwise expressly provided in this Section 2.05, payments with respect to any subsection of this
Section 2.05 are in addition to payments made or required to be made under any other subsection of this Section 2.05.

                  (f) APPLICATION OF PAYMENTS. Each prepayment pursuant to Sections 2.05(c)(iv), (v) and (vi) above shall be applied pro rata to the Term Loans and to the Revolving Loans with a corresponding permanent reduction in the Total Revolving Credit Commitment.

            SECTION 2.06 FEES.

                  (a) CLOSING FEE. On or prior to the Effective Date, the Borrowers shall pay to the Administrative Agent for the account of the Lenders, in accordance with their Pro

Rata Shares or as otherwise provided in a written agreement among such Lenders, a non-refundable closing fee (the "CLOSING FEE") equal to $1,583,000, which shall be deemed fully-earned when paid.

                  (b) UNUSED LINE FEE. From and after the Effective Date and until the Final Maturity Date, the Borrowers shall pay to the Administrative Agent for the account of the Lenders with a Revolving Credit Commitment, in accordance with their Pro Rata Shares, an unused line fee (the "UNUSED LINE FEE"), which shall accrue at the rate per annum of 0.50% on the excess, if any, of the Total Revolving Credit Commitment over the sum of the average principal amount of all Revolving Loans and Letter of Credit Obligations outstanding from time to time and shall be payable monthly in arrears on the first day of each month commencing May 1, 2001.

                  (c) LOAN SERVICING FEE. From and after the Effective Date and until the Final Maturity Date, the Borrowers shall pay to the Administrative Agent for the account of the Administrative Agent and the Collateral Agent, in accordance with a written agreement among such Agents, a non-refundable loan servicing fee (the "LOAN SERVICING FEE") equal to $50,000 each quarter, payable on the Effective Date and quarterly in advance thereafter on the first day of each of January, April, July, and October commencing July 1, 2001.

                  (d) ADMINISTRATION FEE. The Borrowers shall pay to the Administrative Agent for the account of the Collateral Agent a non-refundable administration fee (the "ADMINISTRATION FEE") equal to $500,000, which shall be fully-earned and payable on each of (i) the Effective Date and (ii) the first anniversary of the Effective Date.

            SECTION 2.07 SECURITIZATION. The Borrowers hereby acknowledge that the Lenders and any of their Affiliates may sell or securitize the Loans (a "SECURITIZATION") through the pledge of the Loans as collateral security for loans to the Lenders or their Affiliates or through the sale of the Loans or the issuance of direct or indirect interests in the Loans, which loans to the Lenders or their Affiliates or direct or indirect interests will be rated by Moody's, Standard & Poor's or one or more other rating agencies (the "RATING AGENCIES"). The Borrowers shall cooperate with the Lenders and their Affiliates to effect the Securitization including, without limitation, by (a) amending this Agreement and the other Loan Documents, and executing such additional documents, as reasonably requested by the Lenders in connection with the Securitization, PROVIDED THAT (i) any such amendment or additional documentation does not impose material additional costs on the Borrowers and (ii) any such amendment or additional documentation does not materially adversely affect the rights, or materially increase the obligations, of the Borrowers under the Loan Documents or change or affect in a manner adverse to the Borrowers the financial terms of the Loans, (b) providing such information as may be reasonably requested by the Lenders in connection with the rating of the Loans or the Securitization, and
(c) providing in connection with any rating of the Loans a certificate (i) agreeing to indemnify the Lenders and any of their Affiliates, any of the Rating Agencies, or any party providing credit support or otherwise participating in the Securitization (collectively, the "SECURITIZATION PARTIES") for any losses, claims, damages or liabilities (the "LIABILITIES") to which the Lenders, their Affiliates or such Securitization Parties may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Loan Document or in any writing delivered by or on behalf of the Borrowers and their Affiliates to the Lenders in connection with any Loan Document or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and such indemnity shall survive any transfer by the Lenders or their successors or assigns of the Loans and (ii) agreeing to reimburse the Lenders and any of their Affiliates for any legal or other expenses reasonably incurred by such Persons in connection with defending the Liabilities.

            SECTION 2.08 TAXES. (a) All payments made by the Borrowers hereunder, under the Notes or under any other Loan Document shall be made without set-off, counterclaim, deduction or other defense. All such payments shall be made free and clear of and without deduction for any present or future income, franchise, sales, use, excise, stamp or other taxes, levies, imposts, deductions, charges, fees, withholdings, restrictions or conditions of any nature now or hereafter imposed, levied, collected, withheld or assessed by any jurisdiction (whether pursuant to United States Federal, state, local or foreign law) or by any political subdivision or taxing authority thereof or therein, and all interest, penalties or similar liabilities, excluding taxes on the net income of, and branch profit taxes of, any Lender or any Agent or the L/C Issuer imposed by the jurisdiction in which such Lender, such Agent or the L/C Issuer is organized or any political subdivision thereof or taxing authority thereof or any jurisdiction in which such Person's principal office or relevant lending office is located or any political subdivision thereof or taxing authority thereof (such nonexcluded taxes, levies, imposts, deductions, charges, fees, withholdings, restrictions and conditions being hereinafter collectively referred to as "TAXES"). If the Borrowers shall be required by law to deduct or to withhold any Taxes from or in respect of any amount payable hereunder,

                      (i) the amount so payable shall be increased to the extent necessary so that after making all required deductions and withholdings (including Taxes on amounts payable to the Lenders, the Agents or the L/C Issuer pursuant to this sentence, the Lenders, the Agents or the L/C Issuer receive an amount equal to the sum they would have received had no such deduction or withholding been made,

                      (ii) the Borrowers shall make such deduction or withholding, and

                      (iii) the Borrowers shall pay the full amount deducted or withheld to the relevant taxation authority in accordance with applicable law. Whenever any Taxes are payable by the Borrowers, as promptly as possible thereafter, the Administrative Borrower shall send the Lenders, the Agents and the L/C Issuer an official receipt (or, if an official receipt is not available, such other documentation as shall be satisfactory to the Lenders, the Agents or the L/C Issuer, as the case may be) showing payment. In addition, the Borrowers agree to pay any present or future taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, recordation or filing of, or otherwise with respect to, this Agreement, the Notes, the Letters of Credit or any other Loan Document other than the foregoing excluded taxes (hereinafter referred to as "OTHER TAXES").

                  (b) The Borrowers will indemnify the Lenders, the Agents and the L/C Issuer for the amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.08) paid by any Lender, any Agent or the L/C Issuer and any liability (including penalties, interest and expenses for nonpayment, late payment or otherwise) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be paid within 30 days from the date on which such Lender, such Agent or the L/C Issuer makes written demand which demand shall identify the nature and amount of Taxes or Other Taxes for which indemnification is being sought and the basis of the claim. If any Lender, any Agent or the L/C Issuer shall determine that it has received a refund in respect of any Taxes or Other Taxes as to which it has been indemnified by the Borrowers pursuant to this Section 2.08(b), it shall notify the Borrowers of such refund and shall, within 30 days after receipt of a request by the Administrative Borrower, repay such refund to the Borrowers (to the extent of amounts that have been paid by the Borrowers under this Section 2.08(b) with respect to such refund plus interest that is actually received by such Lender, such Agent or the L/C Issuer as part of the refund), net of all expenses of such Lender, such Agent or the L/C Issuer and without any additional interest thereon; PROVIDED, that the Borrowers, upon request by such Lender, such Agent or the L/C Issuer, agree to return such refund (plus penalties, interest and other charges) to such Lender, such Agent or the L/C Issuer in the event such Lender, such Agent or the L/C Issuer is required to repay such refund. Nothing contained in this Section 2.08(b) shall require any Lender, any Agent or the L/C Issuer to make available to any Borrower or any other Person any of its tax returns (or any other information relating to its taxes that it deems to be confidential).

                  (c) Each Lender that is organized in a jurisdiction other than the United States, a State thereof or the District of Columbia hereby agrees that:

                      (i) it shall, (x) no later than the Effective Date (or, in the case of a Lender which becomes a party hereto pursuant to Section 12.07 hereof after the Effective Date, the date upon which such Lender becomes a party hereto) and (y) thereafter, within 30 days after receipt of written request therefor from the Administrative Agent or the Administrative Borrower, deliver to the Administrative Borrower and the Agents: (A) two accurate, complete and signed originals of U.S. Internal Revenue Service Form W-8ECI or successor form, or (B) two accurate, complete and signed originals of U.S. Internal Revenue Service Form W-8BEN or successor form, in each case indicating that such Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees for the account of its lending office under this Agreement free from withholding of United States Federal income tax unless, in the case of such forms to be delivered pursuant to clause (y) above, such Lender is unable to deliver such forms as a result of a change in any law, rule, regulation, treaty or directive, or any judicial or administrative interpretation thereof (including, without limitation, enactment or promulgation of any new law, rule, regulation, treaty or directive), in each case on or after the Effective Date (or, in the case of a Lender which becomes a party hereto pursuant to Section 12.07, the date such Lender became a party hereto);

                      (ii) if at any time such Lender changes its lending office or offices or selects an additional lending office it shall, at the same time or reasonably promptly thereafter, deliver to the Administrative Borrower through the Agents in replacement for, or in addition to, the forms previously delivered by it hereunder: (A) if such changed or additional lending office is located in the United States, two accurate, complete and signed originals of such Form W-8ECI or successor form, or (B) two accurate, complete and signed originals of such Form W-8BEN or successor form, in each case indicating that such Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees for the account of such changed or additional lending office under this Agreement free from withholding of United States Federal income tax;

                      (iii) it shall, promptly upon the Administrative Borrower's reasonable request to that effect, deliver to the Administrative Borrower such other forms or similar documentation as may be required from time to time by any applicable law, treaty, rule or regulation in order to establish such Lender's tax status for withholding purposes; and

                      (iv) the Borrowers shall not be required to pay any additional amount pursuant to Section 2.08(a) hereof in respect of U.S. Federal withholding tax to any Lender to the extent such tax is required to be withheld as a result of the failure of such Lender to deliver a form required to be delivered under the preceding paragraphs (i) and (ii) of this Section 2.08(c).

                  (d) If the Borrowers fail to perform their obligations under this Section 2.08, the Borrowers shall indemnify the Lenders, the Agents and the L/C Issuer for any taxes, interest or penalties that may become payable as a result of any such failure.


                                  ARTICLE IIA

                                LETTERS OF CREDIT

            SECTION 2.01A LETTER OF CREDIT GUARANTY. (a) In order to assist the Borrowers in establishing or opening standby letters of credit, which shall have expiry dates no later than fifteen days prior to the Final Maturity Date (the "LETTERS OF CREDIT"), with the L/C Issuer, the Borrowers have requested the Administrative Agent to join in the applications for such Letters of Credit and/or guarantee payment or performance of such Letters of Credit and any drafts thereunder through the issuance of a Letter of Credit Guaranty, thereby lending the Administrative Agent's credit to that of the Borrowers, and the Administrative Agent has agreed to do so. These arrangements shall be coordinated by the Administrative Agent subject to the terms and conditions set forth below. The Administrative Agent shall not be required to be the issuer of any Letter of Credit. The Borrowers will be the account parties for application for a Letter of Credit, which shall be substantially in the form of Exhibit H hereto or on a computer transmission system approved by the Administrative Agent and the L/C Issuer or such other written form or computer transmission system as may from time to time be approved by the L/C Issuer and the Administrative Agent, and shall be duly completed in a manner reasonably acceptable to the Administrative Agent, together with such other certificates, agreements, documents and other papers and information as the L/C Issuer or the Administrative Agent may reasonably request (THE "LETTER OF CREDIT APPLICATION"). In the event of any conflict between the terms of the Letter of Credit Application and this Agreement, for purposes of this Agreement, the terms of this Agreement shall control.

                  (b) The aggregate Letter of Credit Obligations shall not exceed the lowest of (i) the difference between (A) the Total Revolving Credit Commitment and (B) the aggregate principal amount of Revolving Loans then outstanding, (ii) the difference between (A) the Borrowing Base and (B) the aggregate principal amount of the Revolving Loans then outstanding, and (iii) the L/C Subfacility. In addition, the terms and conditions of all Letters of

Credit and all changes or modifications thereof by the Borrowers and/or the L/C Issuer shall in all respects be subject to the prior approval of the Administrative Agent in the reasonable exercise of its sole and absolute discretion, PROVIDED, HOWEVER, that (i) the expiry date of all Letters of Credit shall be no later than fifteen days prior to the Final Maturity Date unless, on or prior to fifteen days prior to the Final Maturity Date either such Letters of Credit shall be cash collateralized in an amount equal to 105% of the face amount of such Letters of Credit by the deposit of cash in such amount in an account under the sole and exclusive control of the Administrative Agent for the benefit of the Administrative Agent and/or the L/C Issuer (the "LETTER OF CREDIT COLLATERAL ACCOUNT") or the Borrowers shall provide the Administrative Agent and the Lenders with an indemnification, in form and substance reasonably satisfactory to the Administrative Agent, from a commercial bank or other financial institution acceptable to the Agents for any Letter of Credit Obligations with respect to such Letters of Credit and (ii) the Letters of Credit and all documentation in connection therewith shall be in form and substance reasonably satisfactory to the Administrative Agent and the L/C Issuer.

                  (c) The Administrative Agent shall have the right, without notice to the Borrowers, to charge the Loan Account with the amount of any and all indebtedness, liabilities and obligations of any kind (including indemnification for breakage costs, capital adequacy and reserve requirement charges) incurred by the Agents or the Lenders under the Letter of Credit Guaranty or incurred by the L/C Issuer with respect to a Letter of Credit at the earlier of (i) payment by the Administrative Agent or the Lenders under the Letter of Credit Guaranty or (ii) the occurrence of any Default or Event of Default. Any amount charged to the Loan Account shall be deemed a Revolving Loan hereunder made by the Lenders to the Borrowers, funded by the Administrative Agent on behalf of the Lenders and subject to Section 2.02 of this Agreement. Any charges, fees, commissions, costs and expenses charged to the Administrative Agent for the Borrowers' account by the L/C Issuer in connection with or arising out of Letters of Credit or transactions relating thereto will be charged to the Loan Account in full when charged to or paid by the Administrative Agent and, when charged, shall be conclusive on the Borrowers absent manifest error. Each of the Lenders and the Borrowers agrees that the Administrative Agent shall have the right to make such charges regardless of whether any Event of Default or Default shall have occurred and be continuing or whether any of the conditions precedent in Section 5.02 have been satisfied.

                  (d) Each Borrower unconditionally indemnifies each Agent and each Lender and holds each Agent and each Lender harmless from any and all loss, claim or liability incurred by any Agent or any Lender arising from any transactions or occurrences relating to Letters of Credit, any drafts or acceptances thereunder, the Collateral relating thereto, and all Obligations in respect thereof, including any such loss or claim due to any action taken by the L/C Issuer, other than for any such loss, claim or liability arising out of the gross negligence or willful misconduct of the L/C Issuer, any Agent or any Lender as determined by a final judgment of a court of competent jurisdiction. Each Borrower further agrees to jointly and severally hold each Agent and each Lender harmless from any errors or omission, negligence or misconduct by the L/C Issuer. Each Borrower's unconditional obligations to each Agent, the L/C Issuer and each Lender with respect to Letters of Credit hereunder shall not be modified or diminished for any reason or in any manner whatsoever, other than as a result of such Agent's, the L/C Issuer's or such Lender's gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. Each Borrower agrees that any charges incurred by the

Administrative Agent or the L/C Issuer for any Borrower's account hereunder may be charged to the Loan Account.

                  (e) Upon any payments made to the L/C Issuer under the Letter of Credit Guaranty, the Agents or the Lenders with a Revolving Credit Commitment, as the case may be, shall, without prejudice to their rights under this Agreement (including that such unreimbursed amounts shall constitute Loans hereunder), acquire by subrogation, any rights, remedies, duties or obligations granted or undertaken by any Borrower in favor of the L/C Issuer in any application for Letters of Credit, any standing agreement relating to Letters of Credit or otherwise, all of which shall be deemed to have been granted to the Agents and the Lenders and apply in all respects to the Agents and the Lenders and shall be in addition to any rights, remedies, duties or obligations contained herein.

            SECTION 2.02A PARTICIPATIONS.

                  (a) PURCHASE OF PARTICIPATIONS. Immediately upon issuance by the L/C Issuer of any Letter of Credit pursuant to this Agreement, each Lender with a Revolving Credit Commitment shall be deemed to have irrevocably and unconditionally purchased and received from the Administrative Agent, without recourse or warranty, an undivided interest and participation, to the extent of such Lender's Pro Rata Share, in all obligations of the Administrative Agent in such Letter of Credit (including, without limitation, all Reimbursement Obligations of the Borrowers with respect thereto pursuant to the Letter of Credit Guaranty or otherwise).

                  (b) SHARING OF PAYMENTS. In the event that the Administrative Agent makes any payment in respect of the Letter of Credit Guaranty and the Borrowers shall not have repaid such amount to the Administrative Agent, the Administrative Agent shall charge the Loan Account in the amount of the Reimbursement Obligation, in accordance with Sections 2.01A(c) and 4.02 of this Agreement.

                  (c) OBLIGATIONS IRREVOCABLE. The obligations of a Lender with a Revolving Credit Commitment to make payments to the Administrative Agent for the account of the Agents, the Lenders or the L/C Issuer with respect to a Letter of Credit shall be irrevocable, without any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

                      (i) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

                      (ii) the existence of any claim, setoff, defense or other right which any Borrower may have at any time against a beneficiary named in such Letter of Credit or any transferee of such Letter of Credit (or any Person for whom any such transferee may be acting), any Agent, any Lender, or any other Person, whether in connection with this Agreement, such Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between any Borrower or any other party and the beneficiary named in such Letter of Credit);

                      (iii) any draft, certificate or any other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                      (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

                      (v) any failure by any Agent to provide any notices required pursuant to this Agreement relating to such Letter of Credit;

                      (vi) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate which does not comply with the terms of such Letter of Credit; or

                      (vii) the occurrence of any Default or Event of Default.

            SECTION 2.03A LETTERS OF CREDIT.

                  (a) REQUEST FOR ISSUANCE. The Administrative Borrower may, upon notice not later than 12:00 noon, New York City time, at least two Business Days in advance of the Effective Date, request the Administrative Agent to assist the Borrowers in establishing or opening a Letter of Credit by delivering to the Administrative Agent, with a copy to the L/C Issuer, a Letter of Credit Application, together with any necessary related documents. The Administrative Agent shall not provide support, pursuant to the Letter of Credit Guaranty, if the Administrative Agent shall have received written notice from the Collateral Agent or the Required Lenders on the Business Day immediately preceding the proposed issuance date for such Letter of Credit that one or more of the conditions precedent in Section 5.02, will not have been satisfied on such date, and the Administrative Agent shall not otherwise be required to determine that, or take notice whether, the conditions precedent set forth in Section 5.02 have been satisfied.

                  (b) LETTER OF CREDIT FEES. (i) The Borrowers shall pay to the Administrative Agent for the account of the Lenders with a Revolving Credit Commitment, in accordance with the Lenders' Pro Rata Shares (x) for any Letter of Credit issued hereunder, a nonrefundable fee equal to 2.5% per annum of the stated amount of such Letter of Credit, payable on the date such Letter of Credit is issued and (y) for any amendment to an existing Letter of Credit that increases the stated amount of such Letter of Credit, a nonrefundable fee equal to 2.5% per annum of the increase in the stated amount of such Letter of Credit, payable on the date of such increase (the "LETTER OF CREDIT FEES").

                      (ii) L/C ISSUER CHARGES. The Borrowers shall pay to the Administrative Agent the standard charges assessed by the L/C Issuer in connection with the issuance, administration, amendment, payment or cancellation of Letters of Credit.

                      (iii) CHARGES TO THE LOAN ACCOUNT. Each Borrower hereby authorizes the Administrative Agent to, and the Administrative Agent may, from time to time, charge the Loan Account pursuant to Sections 2.01A(c) and 4.02 of this Agreement with the amount of any Letter of Credit fees or charges due under this Section 2.03A.

                                  ARTICLE III

                      SECURITY AND ADMINISTRATIVE PRIORITY

            SECTION 3.01 COLLATERAL; GRANT OF LIEN AND SECURITY INTEREST.

                  (a) As security for the full and timely payment and performance of all of the Obligations, each Borrower and Guarantor hereby as of the Entry Date assigns, pledges, transfers and grants to the Collateral Agent, for the benefit of the Lenders, a security interest in and to and Lien on all of the property, assets or interests in property or assets of such Person, of any kind or nature whatsoever, real or personal, now existing or hereafter acquired or created (including, without limitation, all property of the estate (within the meaning of the Bankruptcy Code) all accounts, inventory, contract rights, instruments, documents, chattel paper, general intangibles, machinery and equipment, real property, leases, 100% of the Capital Stock or other equity interests in any domestic Subsidiary of the Parent and 65% of the Capital Stock or other equity interests in any foreign Subsidiary of the Parent, investment property, the Letter of Credit Collateral Account, all causes of action arising under the Bankruptcy Code or otherwise (other than Avoidance Actions), and all proceeds, rents, products and profits of any of the foregoing (all property of the Borrowers subject to the security interest referred to in this Section 3.01(a) being hereafter referred to as the "COLLATERAL"), PROVIDED, HOWEVER, that Collateral shall not include the assets described in Schedule 3.01(a) hereto (the "EXCLUDED ASSETS").

                  (b) Upon entry of the Final Bankruptcy Court Order, the Liens and security interests in favor of the Collateral Agent referred to in Section 3.01(a) hereof shall be valid and perfected Liens and security interests in the Collateral, prior to all other Liens and security interests in the Collateral, except for Permitted Liens, provided that, notwithstanding the foregoing, such Liens and security interests in the Priority Collateral in favor of the Collateral Agent for the benefit of the Lenders shall be prior to the Liens and security interests in the Priority Collateral in favor of the Replacement Facility Agent for the benefit of the Replacement Facility Lenders. Such Liens and security interests and their priority shall remain in effect until the Total Commitment shall have been terminated and all Obligations shall have been repaid in cash in full.

                  (c) Notwithstanding anything herein to the contrary (i) all proceeds received by the Agents and the Lenders from the Collateral subject to the Liens granted in this Section 3.01 and in each other Loan Document and by the Final Bankruptcy Court Order shall be subject to the prior payment of the Carve-Out Expenses having priority of payment over the Obligations to the extent set forth in the definition of Agreed Administrative Expense Priorities, (ii) no Person entitled to Carve-Out Expenses shall be entitled to sell or otherwise dispose, or seek or object to the sale or other disposition, of any Collateral; and (iii) the administrative expense claim status of the Obligations granted in the Final Bankruptcy Court Order and described in Section 3.02 shall not apply to Avoidance Actions.

            SECTION 3.02 ADMINISTRATIVE PRIORITY. Each Borrower and Guarantor agrees that the Obligations of such Person shall constitute allowed administrative expenses in the Chapter 11 Cases which are PARI PASSU with the allowed administrative expenses of the Replacement Facility Lenders in respect of obligations under the Replacement Facility Documents and with the allowed administrative expenses of certain creditors of Copperweld pursuant to the Copperweld Order, having priority over all administrative expenses of and unsecured claims against such Person now existing or hereafter arising, of any kind or nature whatsoever, including, without limitation, all administrative expenses of the kind specified in, or arising or ordered under, Sections 105, 326, 328, 503(b), 506(c), 507(a), 507(b), 546(c), 726 and 1114 of
the Bankruptcy Code (whether or not such expenses or claims may become secured by a judgment lien or other non-consensual lien, levy or attachment), subject, as to priority, only to Carve-Out Expenses having priority of payment over the Obligations to the extent set forth in the definition of Agreed Administrative Expense Priorities.

            SECTION 3.03 GRANTS, RIGHTS AND REMEDIES. The Liens and security interests granted pursuant to Section 3.01(a) hereof and the administrative priority granted pursuant to Section 3.02 hereof may be independently granted by the Loan Documents and by other Loan Documents hereafter entered into. This Agreement, the Final Bankruptcy Court Order and such other Loan Documents supplement each other, and the grants, priorities, rights and remedies of the Agents and the Lenders hereunder and thereunder are cumulative.

            SECTION 3.04 NO FILINGS REQUIRED. The Liens and security interests referred to herein shall be deemed valid and perfected by entry of the Final Bankruptcy Court Order, and entry of the Final Bankruptcy Court Order shall have occurred on or before the date of the initial Loans hereunder. The Collateral Agent shall not be required to file any financing statements, mortgages, notices of Lien or similar instruments in any jurisdiction or filing office or to take any other action in order to validate or perfect the Lien and security interest granted by or pursuant to this Agreement, the Final Bankruptcy Order or any other Loan Document.

            SECTION 3.05 SURVIVAL. The Liens, lien priority, administrative priorities and other rights and remedies granted to the Agents and the Lenders pursuant to this Agreement, the Final Bankruptcy Court Order and the other Loan Documents (specifically including, but not limited to, the existence, perfection and priority of the Liens and security interests provided herein and therein, and the administrative priority provided herein and therein) shall not be modified, altered or impaired in any manner by any other financing or extension of credit or incurrence of debt by any Borrower or Guarantor (pursuant to Section 364 of the Bankruptcy Code or otherwise), or by any dismissal or conversion of any of the Chapter 11 Cases, or by any other act or omission whatsoever. Without limitation, notwithstanding any such order, financing, extension, incurrence, dismissal, conversion, act or omission:

                  (a) except for the Carve-Out Expenses having priority of payment over the Obligations to the extent set forth in the definition of Agreed Administrative Expense Priorities and the PARI PASSU status of the allowed administrative expenses of the Replacement Facility Lenders and certain creditors of Copperweld pursuant to the Copperweld Order, as set forth in
Section 3.02, no costs or expenses of administration which have been or may be incurred in the Chapter 11 Cases or any conversion of the same or in any other proceedings related thereto, and no priority claims, are or will be prior to or on a parity with any claim of the Agents and the Lenders against any Borrower or Guarantor in respect of any Obligation,

                  (b) the Liens in favor of the Collateral Agent and the Lenders set forth in Section 3.01(a) hereof shall constitute valid and perfected first priority Liens and security interests, subject only to Permitted Liens, to which such Liens and security interests may be subordinate and junior, and shall be prior to all other Liens and security interests, now existing or hereafter arising, in favor of any other creditor or any other Person whatsoever, provided that, notwithstanding the foregoing, such Liens and security interests in the Priority Collateral in favor of the Collateral Agent for the benefit of the Lenders shall be prior to the Liens and security interests in the Priority Collateral in favor of the Replacement Facility Agent for the benefit of the Replacement Facility Lenders, and

                  (c) the Liens in favor of the Collateral Agent and the Lenders set forth herein and in the Loan Documents shall continue to be valid and perfected without the necessity that the Collateral Agent file financing statements, mortgages or otherwise perfect its Lien under applicable nonbankruptcy law.


                                   ARTICLE IV

                      FEES, PAYMENTS AND OTHER COMPENSATION

            SECTION 4.01 AUDIT AND COLLATERAL MONITORING FEES. The Borrowers acknowledge that representatives of the Administrative Agent and the Collateral Agent may visit any Loan Party and/or conduct audits, inspections, valuations and/or field examinations of any Loan Party at any time and from time to time in a manner so as to not unduly disrupt the business of such Loan Party. The Borrowers agree to pay $1,000 per day per examiner plus the examiner's out-of-pocket costs and reasonable expenses incurred in connection with all such visits, audits, inspections, valuations and field examinations.

            SECTION 4.02 PAYMENTS; COMPUTATIONS AND STATEMENTS. (a) The Borrowers will make each payment under the Notes not later than 12:00 noon (New York City time) on the day when due, in lawful money of the United States of America and in immediately available funds, to the Administrative Agent at the Payment Office. All payments received by the Administrative Agent after 12:00 noon (New York City time) on any Business Day will be credited to the Loan Account on the next succeeding Business Day. All payments shall be made by the Borrowers without defense, set-off or counterclaim to the Agents and the Lenders. Except as provided in Section 2.02, after receipt, the Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal ratably to the Lenders in accordance with their Pro Rata Shares and like funds relating to the payment of any other amount payable to any Lender to such Lender, in each case to be applied in accordance with the terms of this Agreement, PROVIDED that the Administrative Agent will cause to be distributed all interest and fees received from or for the account of the Borrowers not less than once each month and in any event promptly after receipt thereof. The Lenders and the Borrowers hereby authorize the Administrative Agent to, and the Administrative Agent may, from time to time, charge the Loan Account of the Borrowers with any amount due and payable by the Borrowers under any Loan Document. Each of the Lenders and the Borrowers agree that the Administrative Agent shall have the right to make such charges whether or not any Event of Default or Default shall have occurred and be continuing or whether any of the conditions precedent in Section 5.02 have been satisfied. Any amount charged to the Loan Account of the Borrowers shall be deemed a Revolving Loan hereunder made by the Lenders to the Borrowers, funded by the Administrative Agent on behalf of the Lenders and subject to Section 2.02 of this Agreement. The Lenders and the Borrowers confirm that any charges which the Administrative Agent may so make to the Loan Account of the Borrowers as herein provided will be made as an accommodation to the Borrowers and solely at the Administrative Agent's discretion, provided that the Administrative

Agent shall from time to time upon the request of the Collateral Agent, charge the Loan Account of the Borrowers with any amount due and payable under any Loan Document. Whenever any payment to be made under any such Loan Document shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation of interest or fees, as the case may be. All computations of fees shall be made by the Administrative Agent on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such fees are payable. Each determination by the Administrative Agent of an interest rate or fees hereunder shall be conclusive and binding for all purposes in the absence of manifest error.

                  (b) The Administrative Agent shall provide the Administrative Borrower, promptly after the end of each calendar month, a summary statement (in the form from time to time used by the Administrative Agent) of the opening and closing daily balances in the Loan Account of the Borrowers during such month, the amounts and dates on all Loans made to the Borrowers during such month, the amounts and dates of all payments on account of the Loans to the Borrowers during such month and the Loans to which such payments were applied, the amount of interest accrued on the Loans to the Borrowers during such month, any Letters of Credit issued by the L/C Issuer for the account of the Borrowers during such month, specifying the face amount thereof, the amount of charges to such Loan Account and/or Loans made to the Borrowers during such month to reimburse the Lenders for drawings made under Letters of Credit, and the amount and nature of any charges to such Loan Account made during such month on account of fees, commissions, expenses and other Obligations. All entries on any such statement shall be presumed to be correct and, 30 days after the same is sent, shall be final and conclusive absent manifest error.

            SECTION 4.03 SHARING OF PAYMENTS, ETC. Except as provided in Section 2.02(c) and (d) hereof and in any written agreement among the Agents and the Lenders, if any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of any Obligation in excess of its ratable share of payments on account of similar obligations obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in such similar obligations held by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; PROVIDED, HOWEVER, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender of any interest or other amount paid by the purchasing Lender in respect of the total amount so recovered). The Borrowers agree that any Lender so purchasing a participation from another Lender pursuant to this Section 4.03 may, to the fullest extent permitted by law, exercise all its rights (including the Lender's right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation.

            SECTION 4.04 APPORTIONMENT OF PAYMENTS. Subject to Section 2.02(c) and (d) hereof and to any written agreement among the Agents and the Lenders:

                  (a) All payments of principal and interest in respect of outstanding Loans, all payments in respect of the Reimbursement Obligations, all payments of fees (other than the fees set forth in Section 2.06 hereof to the extent subject to a written agreement among the Agents and/or the Lenders, fees with respect to Letters of Credit provided for in Section 2.02A(b)(ii) and the audit and collateral monitoring fee provided for in Section 4.01) and all other payments in respect of any other Obligations, shall be allocated by the Administrative Agent among such of the Lenders as are entitled thereto, in proportion to their respective Pro Rata Shares or otherwise as provided herein or, in respect of payments not made on account of Loans or Letter of Credit Obligations, as designated by the Person making payment when the payment is made.

                  (b) After the occurrence and during the continuance of an Event of Default, all payments in respect of any Obligations and all proceeds of the Collateral, shall, unless otherwise provided in a written agreement among the Agents and the Lenders, be applied (i) FIRST, ratably to pay the Obligations in respect of any fees, expense reimbursements, indemnities and other amounts then due to the Agents or the L/C Issuer until paid in full; (II) SECOND, ratably to pay the Obligations in respect of any fees and indemnities then due to the Lenders until paid in full; (iii) THIRD, ratably to pay interest due in respect of the Loans, Collateral Agent Advances and Reimbursement Obligations until paid in full; (iv) FOURTH, ratably to pay principal of the Loans, Collateral Agent Advances and Letter of Credit Obligations (or, to the extent such Obligations are contingent, to provide cash collateral in respect of such Obligations) until paid in full; and (v) FIFTH, to the ratable payment of all other Obligations then due and payable.

                  (c) In the event of a direct conflict between the priority provisions of this Section 4.04 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that both such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 4.04 shall control and govern.

            SECTION 4.05 INCREASED COSTS AND REDUCED RETURN.

                  (a) If any Lender or the L/C Issuer shall have determined that the adoption or implementation of, or any change in, any law, rule, treaty or regulation, or any policy, guideline or directive of, or any change in the interpretation or administration thereof by, any court, central bank or other administrative or Governmental Authority, or compliance by any Lender or the L/C Issuer or any Person controlling any such Lender or the L/C Issuer with any directive of or guideline from any central bank or other Governmental Authority or the introduction of or change in any accounting principles applicable to any Lender or the L/C Issuer or any Person controlling any such Lender or the L/C Issuer (in each case, whether or not having the force of law), shall (i) change the basis of taxation of payments to any Lender or the L/C Issuer or any Person controlling any such Lender or the L/C Issuer of any amounts payable hereunder (except for taxes on the overall net income of any Lender or the L/C Issuer or any Person controlling any such Lender or the L/C Issuer), (ii) impose, modify or deem applicable any reserve, special deposit or similar requirement against any Loan or Letter of Credit or against assets of or held by, or deposits with or for the account of, or credit extended by, any Lender or the L/C Issuer or any Person controlling any such Lender or the L/C Issuer or (iii) impose on any

Lender or the L/C Issuer or any Person controlling any such Lender or the L/C Issuer any other condition regarding this Agreement or any Loan or Letter of Credit, and the result of any event referred to in clauses (i), (ii) or (iii) above shall be to increase the cost to any Lender or the L/C Issuer of making any Loan, issuing, guaranteeing or participating in any Letter of Credit, or agreeing to make any Loan or issue, guaranty or participate in any Letter of Credit, or to reduce any amount received or receivable by any Lender or the L/C Issuer hereunder, then, upon demand by such Lender or the L/C Issuer, the Borrowers shall pay to such Lender or the L/C Issuer such additional amounts as will compensate such Lender or the L/C Issuer for such increased costs or reductions in amount.

                  (b) If any Lender or the L/C Issuer shall have determined that any Capital Guideline or adoption or implementation of, or any change in, any Capital Guideline by the Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender or the L/C Issuer or any Person controlling any Lender or the L/C Issuer with any Capital Guideline or with any request or directive of any such Governmental Authority with respect to any Capital Guideline, or the implementation of, or any change in, any applicable accounting principles (in each case, whether or not having the force of law), either (i) affects or would affect the amount of capital required or expected to be maintained by any Lender or the L/C Issuer or any Person controlling any Lender or the L/C Issuer, and any Lender or the L/C Issuer determines that the amount of such capital is increased as a direct or indirect consequence of any Loans made or maintained, Letters of Credit issued or any guaranty or participation with respect thereto or any Lender's or the L/C Issuer's or any such other controlling Person's other obligations hereunder, or
(ii) has or would have the effect of reducing the rate of return on any Lender's or the L/C Issuer's or any such other controlling Person's capital to a level below that which such Lender or the L/C Issuer or such controlling Person could have achieved but for such circumstances as a consequence of any Loans made or maintained, Letters of Credit issued, or any guaranty or participation with respect thereto or any agreement to make Loans to issue Letters of Credit or such Lender's or the L/C Issuer's or such other controlling Person's other obligations hereunder (in each case, taking into consideration, such Lender's or the L/C Issuer's or such other controlling Person's policies with respect to capital adequacy), then, upon demand by any Lender or the L/C Issuer, the Borrowers shall pay to such Lender or the L/C Issuer from time to time such additional amounts as will compensate such Lender or the L/C Issuer for such cost of maintaining such increased capital or such reduction in the rate of return on such Lender's or the L/C Issuer's or such other controlling Person's capital.

                  (c) All amounts payable under this Section 4.05 shall bear interest from the date that is ten days after the date of demand by a Lender or the L/C Issuer until payment in full to such Lender or the L/C Issuer at the Reference Rate. A certificate of any Lender or the L/C Issuer claiming compensation under this Section 4.05 specifying the event herein above described and the nature of such event shall be submitted by such Lender or the L/C Issuer to the Administrative Borrower with a copy to the Administrative Agent, setting forth the additional amount due, an explanation of the calculation thereof and such Lender's or the L/C Issuer's reasons for invoking the provisions of this
Section 4.05, and shall be final and conclusive absent manifest error.

            SECTION 4.06 JOINT AND SEVERAL LIABILITY OF THE BORROWERS. (a) Notwithstanding anything in this Agreement or any other Loan Document to the contrary, each of the Borrowers hereby accepts joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Agents and the Lenders under this Agreement and the other Loan Documents, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of the other Borrowers to accept joint and several liability for the Obligations. Each of the Borrowers, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Obligations (including, without limitation, any Obligations arising under this Section 4.06), it being the intention of the parties hereto that all of the Obligations shall be the joint and several obligations of each of the Borrowers without preferences or distinction among them. If and to the extent that any of the Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Borrowers will make such payment with respect to, or perform, such Obligation. Subject to the terms and conditions hereof, the Obligations of each of the Borrowers under the provisions of this Section 4.06 constitute the absolute and unconditional, full recourse Obligations of each of the Borrowers enforceable against each such Person to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement, the other Loan Documents or any other circumstances whatsoever.

                  (b) The provisions of this Section 4.06 are made for the benefit of the Agents, the Lenders and their successors and assigns, and may be enforced by them from time to time against any or all of the Borrowers as often as occasion therefor may arise and without requirement on the part of the Agents, the Lenders or such successors or assigns first to marshal any of their claims or to exercise any of their rights against any of the other Borrowers or to exhaust any remedies available to them against any of the other Borrowers or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this
Section 4.06 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied.

                  (c) Each of the Borrowers hereby agrees that it will not enforce any of its rights of contribution or subrogation against the other Borrowers with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to the Agents or the Lenders with respect to any of the Obligations or any Collateral until such time as all of the Obligations have been paid in full in cash. Any claim which any Borrower may have against any other Borrower with respect to any payments to the Agents or the Lenders hereunder or under any other Loan Documents are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full in cash of the Obligations.


                                   ARTICLE V

                               CONDITIONS TO LOANS

            SECTION 5.01 CONDITIONS PRECEDENT TO EFFECTIVENESS. This Agreement shall become effective as of the Business Day (the "EFFECTIVE DATE") when each of the following conditions precedent shall have been satisfied in a manner satisfactory to the Agents:

                  (a) FINAL BANKRUPTCY ORDER. (i) The Final Bankruptcy Court Order shall have been entered by the Bankruptcy Court (the "ENTRY DATE") and the Agents shall have received a certified copy of such order, and such order shall be in full force and effect and shall not have been reversed, stayed, modified or amended absent the prior written consent of the Agents, the Lenders and the Borrowers.

                      (ii) An order of the Bankruptcy Court, in form and substance satisfactory to the Collateral Agent, shall have been entered by the Bankruptcy Court approving on a final basis the Replacement Facility, and the Agents shall have received a certified copy of such order, and such order shall be in full force and effect and shall not have been reversed, stayed, modified or amended.

                  (b) PAYMENT OF FEES, ETC. The Borrowers shall have paid on or before such date all fees, costs, expenses and taxes then payable pursuant to Sections 2.06 and 12.04.

                  (c) REPRESENTATIONS AND WARRANTIES; NO EVENT OF DEFAULT. The following statements shall be true and correct: (i) the representations and warranties contained in Article VI and in each other Loan Document, certificate or other writing delivered to any Agent, any Lender or the L/C Issuer pursuant hereto or thereto on or prior to the Effective Date are true and correct on and as of the Effective Date as though made on and as of such date and (ii) no Default or Event of Default shall have occurred and be continuing on the Effective Date or would result from this Agreement or the other Loan Documents becoming effective in accordance with its or their respective terms.

                  (d) LEGALITY. The making of the initial Loans or the issuance of any Letters of Credit shall not contravene any law, rule or regulation applicable to any Agent, any Lender or the L/C Issuer.

                  (e) DELIVERY OF DOCUMENTS. The Collateral Agent shall have received on or before the Effective Date the following, each in form and substance satisfactory to the Collateral Agent and, unless indicated otherwise, dated the Effective Date:

                      (i) a Term Note payable to the order of each Lender with a Term Loan Commitment, duly executed by the Borrowers;

                      (ii) a Revolving Credit Note payable to the order of each Lender with a Revolving Credit Commitment, duly executed by the Borrowers;

                      (iii) a Pledge Agreement, duly executed by each Loan Party, together with the original stock certificates representing all of the common stock of such Loan Party's subsidiaries and all intercompany promissory notes of such Loan Party, accompanied by undated stock powers executed in blank and other proper instruments of transfer;

                      (iv) an Intercreditor Agreement, duly executed by the Collateral Agent and the Replacement Facility Agent;

                      (v) an Agreement Among Lenders, duly executed by the Agents and the Lenders;

                      (vi) (A) copies of request for copies of information on Form UCC-11, listing all effective financing statements which name as debtor any Borrower and which are filed in the jurisdictions in which any Borrower has assets or property, together with copies of such financing statements, none of which, except as otherwise agreed in writing by the Collateral Agent, shall cover any of the Collateral and the results of searches for any tax Lien and judgment Lien filed against any Borrower or its property, which results, except as otherwise agreed to in writing by the Collateral Agent, shall not show any such Liens and (B) title searches with respect to all real property owned by VP Buildings, which results shall be satisfactory to the Collateral Agent;

                      (vii) a copy of the resolutions of each Loan Party, certified as of the Effective Date by the Secretary or Assistant Secretary thereof, authorizing (A) the borrowings hereunder and the transactions contemplated by the Loan Documents to which such Loan Party is or will be a party, and (B) the execution, delivery and performance by such Loan Party of each Loan Document and the execution and delivery of the other documents to be delivered by such Person in connection herewith and therewith;

                      (viii) a certificate of the Secretary or Assistant Secretary of each Loan Party, certifying the names and true signatures of the representatives of such Loan Party authorized to sign each Loan Document to which such Loan Party is or will be a party and the other documents to be executed and delivered by such Loan Party in connection herewith and therewith, together with evidence of the incumbency of such authorized officers;

                      (ix) a certificate of the appropriate official(s) of the state of organization and each state of foreign qualification of each Loan Party certifying as to the subsistence in good standing of, and the payment of taxes by, such Loan Party in such state;

                      (x) a true and complete copy of the charter, certificate of formation, certificate of limited partnership or other publicly filed organizational document of each Loan Party certified as of a date not more than 30 days prior to the Effective Date by an appropriate official of the state of organization of such Loan Party;

                      (xi) a copy of the charter and by-laws, limited liability company agreement, operating agreement, agreement of limited partnership or other organizational document of each Loan Party, together with all amendments thereto, certified as of the Effective Date by the Secretary or Assistant Secretary of such Loan Party;

                      (xii) opinions of Hennigan, Bennett & Dorman, special counsel to the Loan Parties, and N. David Bleisch, Esq., in-house counsel to the Loan Parties, substantially in the form of Exhibit I and as to such other matters as the Collateral Agent may reasonably request;

                      (xiii) a certificate of an Authorized Officer of each Loan Party, certifying as to the matters set forth in subsection (c) of this Section 5.01;

                      (xiv) a copy of the Financial Statements, together with a certificate of an Authorized Officer of the Parent;

                      (xv) the financial projections described in Section 6.01(g)(ii) hereof, which projections shall be satisfactory in form and substance to the Agents determined by the Agents in good faith;

                      (xvi) copies of all letters received by the Parent expressing interest in an acquisition of the Capital Stock or assets of VP Buildings and its Subsidiaries, together with any letters of intent, memoranda of understanding or similar undertakings entered into by the Parent and a prospective purchaser or proffered by a prospective purchaser with respect to any such sale or disposition;

                      (xvii) evidence of the insurance coverage required by
Section 7.01 and, where requested by the Collateral Agent, with such endorsements as to the named insureds or loss payees thereunder as the Collateral Agent may request and providing that such policy may be terminated or canceled (by the insurer or the insured thereunder) only upon 30 days' prior written notice to the Collateral Agent and each such named insured or loss payee, together with evidence of the payment of all premiums due in respect thereof for such period as the Collateral Agent may request;

                      (xviii) a certificate of an Authorized Officer of the Administrative Borrower, certifying the names and true signatures of the persons that are authorized to provide Notices of Borrowing, Letter of Credit Applications and all other notices under this Agreement and the other Loan Documents;

                      (xix) copies of the Replacement Facility Documents as in effect on the Effective Date, together with a certificate of an Authorized Officer of the Parent stating that such agreements are true and correct copies thereof and remain in full force and effect and that the Parent and its Subsidiaries have not breached or defaulted in any of their obligations under such agreements;

                      (xx) such depository account, blocked account, lockbox account and similar agreements and other documents, each in form and substance satisfactory to the Agents, as the Agents may request with respect to VP Buildings' cash management system; and

                      (xxi) such other agreements, instruments, approvals, opinions and other documents, each satisfactory to the Collateral Agent in form and substance, as the Collateral Agent may reasonably request.

                  (f) MATERIAL ADVERSE EFFECT. The Collateral Agent shall have determined, in its sole judgment, that no event or development has occurred since December 31, 2000 which has had a Material Adverse Effect.

                  (g) PROCEEDINGS; RECEIPT OF DOCUMENTS. All proceedings in connection with the making of the initial Loans or the issuance of the initial Letters of Credit and the other transactions contemplated by this Agreement and the other Loan Documents, and all documents incidental hereto and thereto, shall be satisfactory to the Collateral Agent and its counsel, and the Collateral Agent and such counsel shall have received all such information and such counterpart originals or certified or other copies of such documents as the Collateral Agent or such counsel may reasonably request.

                  (h) DUE DILIGENCE. The Agents shall have completed their business and legal due diligence with respect to each Loan Party and the results thereof shall be acceptable to the Agents, in their sole and absolute discretion. (I) AVAILABILITY. After giving effect to all Loans to be made on the Effective Date and the Letters of Credit issued on the Effective Date, the Availability shall not be less than $65,000,000. The Administrative Borrower shall deliver to the Agents a certificate of the chief financial officer of the Administrative Borrower certifying as to the matters set forth above and containing the calculation of Availability.

            SECTION 5.02 CONDITIONS PRECEDENT TO ALL LOANS AND LETTERS OF CREDIT. The obligation of any Agent or any Lender to make any Loan or of the Administrative Agent to assist the Borrowers in establishing or opening any Letter of Credit after the Effective Date is subject to the fulfillment, in a manner satisfactory to the Administrative Agent, of each of the following conditions precedent:

                  (a) PAYMENT OF FEES, ETC. The Borrowers shall have paid all fees, costs, expenses and taxes then payable by the Borrowers pursuant to this Agreement and the other Loan Documents, including, without limitation, Sections
2.06 and 12.04 hereof.

                  (b) REPRESENTATIONS AND WARRANTIES; NO EVENT OF DEFAULT. The following statements shall be true and correct, and the submission by the Administrative Borrower to the Administrative Agent of a Notice of Borrowing with respect to each such Loan, and the Borrowers' acceptance of the proceeds of such Loan, or the submission by the Borrowers of a Letter of Credit Application with respect to a Letter of Credit, and the issuance of such Letter of Credit, shall each be deemed to be a representation and warranty by the Borrowers on the date of such Loan or the date of issuance of such Letter of Credit that: (i) the representations and warranties contained in Article VI and in each other Loan Document, certificate or other writing delivered to any Agent or any Lender pursuant hereto or thereto on or prior to the date of such Loan or such Letter of Credit are true and correct on and as of such date as though made on and as of such date, (ii) at the time of and after giving effect to the making of such Loan and the application of the proceeds thereof or at the time of issuance of such Letter of Credit, no Default or Event of Default has occurred and is continuing or would result from the making of the Loan to be made, or the issuance of such Letter of Credit to be issued, on such date and (iii) the conditions set forth in this Section 5.02 have been satisfied as of the date of such request.

                  (c) LEGALITY. The making of such Loan or the issuance of such Letter of Credit shall not contravene any law, rule or regulation applicable to any Agent, any Lender or the L/C Issuer.

                  (d) NOTICES. Except in the case of a Revolving Loan pursuant to Section 2.01A(c), the Administrative Agent shall have received (i) a Notice of Borrowing pursuant to Section 2.02 hereof and (ii) a Letter of Credit Application pursuant to Section 2.03A hereof.

                  (e) DELIVERY OF DOCUMENTS. The Agents shall have received such other agreements, instruments, approvals, opinions and other documents, each in form and substance satisfactory to the Agents, as any Agent may reasonably request.

                  (f) PROCEEDINGS; RECEIPT OF DOCUMENTS. All proceedings in connection with the making of such Loan or the issuance of such Letter of Credit and the other transactions contemplated by this Agreement and the other Loan Documents, and all documents incidental hereto and thereto, shall be satisfactory to the Agents and their counsel, and the Agents and such counsel shall have received all such information and such counterpart originals or certified or other copies of such documents, in form and substance satisfactory to the Agents, as the Agents or such counsel may reasonably request.

                  (g) FINAL BANKRUPTCY COURT ORDER. On the date of such Loan or the issuance of such Letter of Credit, the Final Bankruptcy Court Order shall have been signed and entered by the Bankruptcy Court, and the Agents shall have received a certified copy of the same and such order shall be in full force and effect and shall not have been reversed, stayed, modified or amended absent the consent of the Agents, the Lenders and the Borrowers.


                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

            SECTION 6.01 REPRESENTATIONS AND WARRANTIES. Each Loan Party hereby represents and warrants to the Agents, the Lenders and the L/C Issuer as follows:

                  (a) ORGANIZATION, GOOD STANDING, ETC. Each Loan Party (i) is a corporation, limited liability company or partnership duly organized, validly existing and in good standing under the laws of the state of its organization,
(ii) subject to the entry and the terms of the Final Bankruptcy Court Order, has all requisite power and authority to conduct its business as now conducted and as presently contemplated and, in the case of the Borrowers, to make the borrowings hereunder, and to execute and deliver each Loan Document to which it is a party, and to consummate the transactions contemplated thereby, and (iii) except as set forth on Schedule 6.01(a), is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary.

                  (b) AUTHORIZATION, ETC. The execution, delivery and performance by each Loan Party of each Loan Document to which it is or will be a party, (i) have been duly authorized by all necessary corporate action, (ii) do not and will not contravene its charter or by-laws, its limited liability company or operating agreement or its certificate of partnership or partnership agreement, as applicable, or after the Entry Date any applicable law, any contractual restriction binding on or otherwise affecting it or any of its properties (other than conflicts, breaches and defaults the enforcement of which will be stayed by virtue of the filing of the Chapter 11 Cases), or any order or decree of any court or Governmental Authority (including, without limitation, any order entered in the Chapter 11 Cases), (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties.

                  (c) GOVERNMENTAL APPROVALS. Except for the entry of the Final Bankruptcy Court Order, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance by any Loan Party of any Loan Document to which it is or will be a party.

                  (d) EXECUTION AND BINDING EFFECT. Subject to the entry of and the terms of the Final Bankruptcy Court Order, each of the Loan Documents when delivered hereunder is or will be duly and validly executed and delivered by each of the Loan Parties which is a party thereto and constitute legal, valid and binding obligations of each of the Loan Parties which is a party thereto, enforceable in accordance with the terms hereof or thereof.

                  (e) SUBSIDIARIES. Schedule 6.01(e) is a complete and correct description of the name, jurisdiction of incorporation and ownership of the outstanding Capital Stock of all of the direct and indirect Subsidiaries of the Parent in existence on the date hereof. All of the issued and outstanding shares of Capital Stock of such Subsidiaries have been validly issued and are fully paid and nonassessable, and the holders thereof are not entitled to any preemptive, first refusal or other similar rights. Except as indicated on
Schedule 6.01(e), all such Capital Stock is owned by the Parent or one or more of its wholly-owned Subsidiaries, free and clear of all Liens. There are no outstanding debt or equity securities of any Subsidiaries of the Parent and no outstanding obligations of any Subsidiaries of the Parent convertible into or exchangeable for, or warrants, options or other rights for the purchase or acquisition from any such Subsidiaries of the Parent, or other obligations of any Subsidiary to issue, directly or indirectly, any shares of Capital Stock of any Subsidiary of the Parent.

                  (f) LITIGATION. Except as set forth on Schedule 6.01(f), there is no pending or, to the knowledge of any Loan Party, threatened action, suit or proceeding affecting any Loan Party before any court or other Governmental Authority or any arbitrator that (i) if adversely determined, could have a Material Adverse Effect or (ii) relates to this Agreement, the Notes or any other Loan Document or any transaction contemplated hereby or thereby.

                  (g) FINANCIAL CONDITION.

                      (i) The Financial Statements, copies of which have been delivered to each of the Agents and each of the Lenders, fairly present the consolidated financial condition of the Parent and its Subsidiaries as at the respective dates thereof and the consolidated results of operations of the Parent and its Subsidiaries for the fiscal periods ended on such respective dates, all in accordance with GAAP, and since December 31, 2000, no event or development has occurred that has had or could have a Material Adverse Effect.

                      (ii) The Parent has heretofore furnished to the Lenders thirteen week rolling cash flow projections of the Parent and its Subsidiaries, which projections shall be updated from time to time pursuant to Section 7.01(a)(vii)(A). Such projections, as so updated, are believed by the Parent at the time furnished to be reasonable, have been prepared on a reasonable basis and in good faith by the Parent, and have been based on assumptions believed by the Parent to be reasonable at the time made and upon the best information then reasonably available to the Parent, and the Parent is not aware of any facts or information that would lead it to believe that such projections, as so updated, are incorrect or misleading in any material respect.

                  (h) COMPLIANCE WITH LAW, ETC. Except in the case of Environmental Laws, as set forth on Schedule 6.01(r), none of the Loan Parties is in violation of its organizational documents, any law, rule, regulation, judgment or order of any Governmental Authority applicable to it or any of its property or assets, or any material term of any Replacement Facility Document to which it is a party, and no Default or Event of Default has occurred and is continuing.

                  (i) ERISA. Except as set forth on Schedule 6.01(i), (i) each Employee Plan is in substantial compliance with ERISA and the Internal Revenue Code, (ii) no Termination Event has occurred nor is reasonably expected to occur with respect to any Employee Plan, (iii) the most recent annual report (Form 5500 Series) with respect to each Employee Plan, including any required Schedule B (Actuarial Information) thereto, copies of which have been filed with the Internal Revenue Service and delivered to the Agents, is complete and correct and fairly presents the funding status of such Employee Plan, and since the date of such report there has been no material adverse change in such funding status,
(iv) copies of each agreement entered into with the PBGC, the U.S. Department of Labor or the Internal Revenue Service with respect to any Employee Plan have been delivered to the Agents, (v) no Employee Plan had an accumulated or waived funding deficiency or permitted decreases which would create a deficiency in its funding standard account or has applied for an extension of any amortization period within the meaning of Section 412 of the Internal Revenue Code at any time during the previous 60 months, and (vi) no Lien imposed under the Internal Revenue Code or ERISA exists or is likely to arise on account of any Employee Plan within the meaning of Section 412 of the Internal Revenue Code. Except as set forth on Schedule 6.01(i), none of the Loan Parties or any of their ERISA Affiliates have incurred any withdrawal liability under ERISA with respect to any Multiemployer Plan, or are aware of any facts indicating that the Loan Parties or any of their ERISA Affiliates may in the future incur any such withdrawal liability. None of the Loan Parties or any of their ERISA Affiliates nor any fiduciary of any Employee Plan has (i) engaged in a nonexempt prohibited transaction described in Sections 406 of ERISA or 4975 of the Internal Revenue Code, (ii) failed to pay any required installment or other payment required under Section 412 of the Internal Revenue Code on or before the due date for such required installment or payment, (iii) engaged in a transaction within the meaning of Section 4069 of ERISA or (iv) incurred any liability to the PBGC which remains outstanding other than the payments of premiums, and there are no premium payments which have become due which are unpaid. There are no pending or, to the knowledge of the Loan Parties, threatened claims, actions, proceedings or lawsuits (other than claims for benefits in the normal course) asserted or instituted against (i) any Employee Plan or its assets, (ii) any fiduciary with respect to any Employee Plan, or (iii) any of the Loan Parties or any of their ERISA Affiliates with respect to any Employee Plan. Except as required by Section 4980B of the Internal Revenue Code, none of the Loan Parties or any of their ERISA Affiliates maintains an employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of any Loan Party or any of its ERISA Affiliates or coverage after a participant's termination of employment.

                  (j) TAXES, ETC. All Federal, state and local tax returns and other reports required by applicable law to be filed by any Loan Party have been filed, or extensions have been obtained, and all taxes, assessments and other governmental charges imposed upon any Loan Party or any property of any Loan Party and which have become due and payable on or prior to the date hereof have been paid, except to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof or to the extent that such payment or any enforcement action is stayed as a result of the Chapter 11 Cases.

                  (k) REGULATIONS T, U AND X. None of the Loan Parties is nor will be engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U and X), and no proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

                  (l) Intentionally Omitted.

                  (m) ADVERSE AGREEMENTS, ETC. No Loan Party is a party to any agreement or instrument, or subject to any charter, limited liability company agreement, partnership agreement or other corporate, partnership or limited liability company restriction or any judgment, order, regulation, ruling or other requirement of a court or other Governmental Authority, which has, or in the future could have, a Material Adverse Effect.

                  (n) PERMITS, ETC. Except, in the case of Environmental Laws, as set forth on Schedule 6.01(r), each Loan Party has, and is in compliance with, all permits, licenses, authorizations, approvals, entitlements and accreditations required for such Person lawfully to own, lease, manage or operate, or to acquire, each business currently owned, leased, managed or operated, or to be acquired, by such Person. No condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such permit, license, authorization, approval, entitlement or accreditation, and there is no claim that any thereof is not in full force and effect.

                  (o) PROPERTIES. (i) Each Loan Party has good and marketable title to, or valid leasehold interests in, all property and assets material to its business, free and clear of all Liens, except Permitted Liens.

                      (ii) Schedule 6.01(o) sets forth a complete and accurate list, as of the Effective Date, of the location, by state and street address, of all real property owned or leased by each Borrower.

                  (p) FULL DISCLOSURE. Each Loan Party has disclosed to the Agents all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters known to it, that, individually or in the aggregate, could result in a Material Adverse Effect. None of the other reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Agents in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED that, with respect to projected financial information, each Loan Party represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. There is no contingent liability or fact that may have a Material Adverse Effect which has not been set forth in a footnote included in the Financial Statements or a Schedule hereto.

                  (q) MATERIAL CONTRACTS. Each Replacement Facility Document (i) is in full force and effect and is binding upon and enforceable against each Loan Party that is a party thereto, and to the best knowledge of such Loan Party, all other parties thereto in accordance with its terms, (ii) has not been otherwise amended or modified, and (iii) is not in default due to the action of any Loan Party or, to the best knowledge of any Loan Party, any other party thereto.

                  (r) ENVIRONMENTAL MATTERS. Except as set forth on Schedule 6.01(r), (i) the operations of each Loan Party are in compliance with all Environmental Laws except for such violations that in the aggregate could not have a Material Adverse Effect; (ii) there has been no Release at any of the properties owned or operated by any Loan Party or a predecessor in interest, or at any disposal or treatment facility which received Hazardous Materials generated by any Loan Party or any predecessor in interest which could have a Material Adverse Effect; (iii) no Environmental Action has been asserted against any Loan Party or any predecessor in interest nor does any Loan Party have knowledge or notice of any threatened or pending Environmental Action against any Loan Party or any predecessor in interest which could have a Material Adverse Effect; and (iv) no Environmental Actions have been asserted against any facilities that may have received Hazardous Materials generated by any Loan Party or any predecessor in interest which could have a Material Adverse Effect.

                  (s) INSURANCE. Each Loan Party keeps its property adequately insured and maintains (i) insurance to such extent and against such risks, including fire, as is customary with companies in the same or similar businesses, (ii) workmen's compensation insurance in the amount required by applicable law, (iii) public liability insurance, which shall include product liability insurance, in the amount customary with companies in the same or similar businesses against claims for personal injury or death on properties owned, occupied or controlled by it, and (iv) such other insurance as may be required by law or as may be reasonably required by the Collateral Agent (including, without limitation, against larceny, embezzlement or other criminal misappropriation). Schedule 6.01(s) sets forth a list of all insurance maintained by each Loan Party on the Effective Date.

                  (t) USE OF PROCEEDS. The proceeds of the Loans shall be used to (i) pay fees and expenses in connection with the transactions contemplated hereby and (ii) fund working capital of the Borrowers (including, without limitation, payments of fees and expenses to professionals under Sections 330 and 331 of the Bankruptcy Code and administrative expenses of the kind specified in Section 503(b) of the Bankruptcy Code incurred in the ordinary course of business of the Borrowers or otherwise approved by the Bankruptcy Court (and not otherwise prohibited under this Agreement), subject to the priorities set forth in the definition of "Agreed Administrative Expense Priorities" herein). The Letters of Credit will be used for general working capital purposes.

                  (u) LOCATION OF BANK ACCOUNTS. Schedule 6.01(u) sets forth a complete and accurate list, as of the Effective Date, of all deposit, checking and other bank accounts, all securities and other accounts maintained with any broker dealer and all other similar accounts maintained by VP Buildings, together with a description thereof (i.e., the bank or broker dealer at which such deposit or other account is maintained and the account number and the purpose thereof).

                  (v) INTELLECTUAL PROPERTY. Upon delivery to the Collateral Agent pursuant to Section 7.01(q), Schedule 6.01(v) shall set forth a complete and accurate list, as of the date of delivery thereof, of all material licenses, permits, patents, patent applications, trademarks, trademark applications, service marks, tradenames, copyrights, copyright applications, franchises, authorizations, non-governmental licenses and permits and other intellectual property rights of each Borrower. Each Loan Party owns or licenses or otherwise has the right to use all licenses, permits, patents, patent applications, trademarks, trademark applications, service marks, tradenames, copyrights, copyright applications, franchises, authorizations, non-governmental licenses and permits and other intellectual property rights that are necessary for the operations of its businesses, without infringement upon or conflict with the rights of any other Person with respect thereto, except for such infringements and conflicts which, individually or in the aggregate, could not have a Material Adverse Effect. No slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Loan Party infringes upon or conflicts with any rights owned by any other Person, and no claim or litigation regarding any of the foregoing is pending or threatened, except for such infringements and conflicts which could not have, individually or in the aggregate, a Material Adverse Effect. To the best knowledge of each Loan Party, no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or proposed, which, individually or in the aggregate, could have a Material Adverse Effect.

                  (w) HOLDING COMPANY AND INVESTMENT COMPANY ACTS. None of the Loan Parties is (i) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or (ii) an "investment company" or an "affiliated person" or "promoter" of, or "principal underwriter" of or for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

                  (x) EMPLOYEE AND LABOR MATTERS. There is (i) no unfair labor practice complaint pending or, to the best knowledge of any Loan Party, threatened against any Loan Party before any Governmental Authority and no grievance or arbitration proceeding pending or threatened against any Loan Party which arises out of or under any collective bargaining agreement, (ii) no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or threatened against any Loan Party and (iii) to the best knowledge of any Loan Party, no union representation question existing with respect to the employees of any Loan Party and no union organizing activity taking place with respect to any of the employees of any Loan Party which, in any such case, could have a Material Adverse Effect. None of the Loan Parties or any of their ERISA Affiliates has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act ("WARN") or similar state law, which remains unpaid or unsatisfied. The hours worked and payments made to employees of any Loan Party have not been in violation of the Fair Labor Standards Act or any other applicable legal requirements, except to the extent such violations could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All material payments due from any Loan Party on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of the Loan Parties, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (y) LOCATION OF INVENTORY; PLACE OF BUSINESS; CHIEF EXECUTIVE OFFICE. There is no location at which VP Buildings has any Inventory with an aggregate book value in excess of $500,000 (except for Inventory in transit) other than (i) those locations listed on Schedule 6.01(y) and (ii) any other locations approved in writing by the Collateral Agent pursuant to the definition of "Eligible Raw Materials Inventory". Schedule 6.01(y) contains a true, correct and complete list, as of the Effective Date, of the legal names and addresses of each warehouse at which Inventory of VP Buildings is stored. None of the receipts received by VP Buildings from any warehouse states that the goods covered thereby are to be delivered to bearer or to the order of a named Person or to a named Person and such named Person's assigns. Schedule 6.01(y) sets forth a complete and accurate list as of the date hereof of (A) each place of business of each Borrower and (B) the chief executive office of each Borrower.

                  (z) SCHEDULES. All of the information which is required to be scheduled to this Agreement is set forth on the Schedules attached hereto, is correct and accurate and does not omit to state any information material thereto.

                  (aa) REPRESENTATIONS AND WARRANTIES IN DOCUMENTS; NO DEFAULT. All representations and warranties set forth in this Agreement and the other Loan Documents are true and correct in all respects at the time as of which such representations were made and on the Effective Date. No Event of Default has occurred and is continuing and no condition exists which constitutes a Default or an Event of Default.

                  (bb) ADMINISTRATIVE PRIORITY; LIEN PRIORITY.

                       (i) After the Entry Date, the Obligations of each Borrower will constitute allowed administrative expenses in the Chapter 11 Cases which are PARI PASSU with the allowed administrative expenses of the Replacement Facility Lenders in respect of obligations under the Replacement Facility Documents and with the allowed administrative expenses of certain creditors of Copperweld pursuant to the Copperweld Order, having priority in payment over all other administrative expenses and unsecured claims against each Borrower now existing or hereafter arising, of any kind or nature whatsoever, including without limitation all administrative expenses of the kind specified in, or arising or ordered under, Sections 105, 326, 328, 503(b), 506(c), 507(a), 507(b), 546(c), 726 and 1114 of the Bankruptcy Code (whether or not such expenses or claims may become secured by a judgment lien or other non-consensual lien, levy or attachment), subject, as to priority, only to Carve-Out Expenses having priority of payment over the Obligations to the extent set forth in the Agreed Administrative Expense Priorities.

                       (ii) Upon entry of the Final Bankruptcy Court Order, the Lien and security interest of the Collateral Agent on the Collateral shall be a valid and perfected first priority Lien, subject only to Permitted Liens, provided that, notwithstanding the foregoing, such Liens and security interests in the Priority Collateral in favor of the Collateral Agent for the benefit of the Lenders shall be prior to the Liens and security interests in the Priority Collateral in favor of the Replacement Facility Agent for the benefit of the Replacement Facility Lenders.

                       (iii) After the Entry Date, the Final Bankruptcy Court Order is in full force and effect, and has not been reversed, stayed, modified or amended absent the consent of the Agents, the Lenders and the Borrowers.

                  (cc) APPOINTMENT OF TRUSTEE OR EXAMINER; LIQUIDATION. No order has been entered in any Chapter 11 Case (i) for the appointment of a chapter 11 trustee, (ii) for the appointment of an examiner with enlarged powers (beyond those set forth in Sections 1106(a)(3) and (4) of the Bankruptcy Code) under
Section 1106(b) of the Bankruptcy Code or (iii) to convert any Chapter 11 Case to a chapter 7 case or to dismiss any Chapter 11 Case.


                                  ARTICLE VII

                          COVENANTS OF THE LOAN PARTIES

            SECTION 7.01 AFFIRMATIVE COVENANTS. So long as any principal of or interest on any Loan, Reimbursement Obligation, Letter of Credit Obligation or any other Obligation (whether or not due) shall remain unpaid or any Lender shall have any Commitment hereunder, the Loan Parties will, unless the Required Lenders shall otherwise consent in writing:

                  (a) REPORTING REQUIREMENTS. Furnish to each Agent and each
Lender:

                      (i) as soon as available and in any event within 45 days after the end of each fiscal quarter of the Parent, consolidated and consolidating balance sheets by business segment, consolidated and consolidating statements of operations and retained earnings by business segment and consolidated and consolidating statements of cash flows by business segment of the Parent and its Subsidiaries as at the end of such quarter, and for the period commencing at the end of the immediately preceding Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the figures for the corresponding date or period of the immediately preceding Fiscal Year, all in reasonable detail and certified by an Authorized Officer of the Parent as fairly presenting, in all material respects, the financial position of the Parent and its Subsidiaries as of the end of such quarter and the results of operations and cash flows of the Parent and its Subsidiaries for such quarter, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements of the Parent and its Subsidiaries furnished to the Agents and the Lenders, subject to normal year-end adjustments;

                      (ii) as soon as available, and in any event within 90 days after the end of each Fiscal Year, consolidated and consolidating balance sheets by business segment, consolidated and consolidating statements of operations and shareholders equity by business segment and consolidated and consolidating statements of cash flows by business segment of the Parent and its Subsidiaries as at the end of such Fiscal Year, setting forth in comparative form the corresponding figures for the immediately preceding Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, and accompanied by a report (as to the consolidated statements only), prepared in accordance with auditing standards generally accepted in the United States, of independent certified public accountants of recognized standing selected by the Parent and satisfactory to the Agents (which report shall be without (A) any qualification other than a "going concern" qualification, (B) any qualification or exception as to the scope of such audit, or (C) any qualification which relates to the treatment or classification of any item and which, as a condition to the removal of such qualification, would require an adjustment to such item, the effect of which would be to cause any noncompliance with the provisions of Section 7.03, together with a written statement of such accountants (1) to the effect that, in making the examination necessary for their report on such financial statements, they have not obtained any knowledge of the existence of an Event of Default or a Default with respect to Sections 7.02(g), 7.03(a) and 7.03(b) and (2) if such accountants shall have obtained any knowledge of the existence of an Event of Default or such Default, describing the nature thereof;

                      (iii) as soon as available, and in any event within 30 days after the end of each fiscal month of the Parent, internally prepared consolidated and consolidating balance sheets by business segment, consolidated and consolidating statements of operations by business segment and consolidated and consolidating statements of cash flows by business segment for such fiscal month of the Parent and its Subsidiaries and for the period from the beginning of such Fiscal Year to the end of such fiscal month, all in reasonable detail and certified by an Authorized Officer of the Parent as fairly presenting, in all material respects, the financial position of the Parent and its Subsidiaries as of the end of such fiscal month and the results of operations and cash flows of the Parent and its Subsidiaries for such fiscal month, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements furnished to the Agents and the Lenders, subject to normal year-end adjustments; PROVIDED, HOWEVER, that if the end of such fiscal month is also the end of a fiscal quarter or the end of a Fiscal Year, such report shall be delivered in accordance with Section 7.01(a)(i) or Section 7.01(a)(ii), as appropriate;

                      (iv) simultaneously with the delivery of the financial statements of the Parent and its Subsidiaries required by clauses (i), (ii) and
(iii) of this Section 7.01(a), a certificate of an Authorized Officer of the Parent (A) stating that such Authorized Officer has reviewed the provisions of this Agreement and the other Loan Documents and has made or caused to be made under his or her supervision a review of the condition and operations of the Parent and its Subsidiaries during the period covered by such financial statements with a view to determining whether the Parent and its Subsidiaries were in compliance with all of the provisions of such Loan Documents at the times such compliance is required by the Loan Documents, and that such review has not disclosed, and such Authorized Officer has no knowledge of, the existence during such period of an Event of Default or Default or, if an Event of Default or Default existed, describing the nature and period of existence thereof and the action which the Parent and its Subsidiaries propose to take or have taken with respect thereto and (B) attaching a schedule showing the calculations specified in Section 7.03;

                      (v) as soon as available and in any event within 10 days of the end of each fiscal month of VP Buildings, reports in detail satisfactory to the Administrative Agent and the Collateral Agent and certified by an Authorized Officer of VP Buildings as being accurate and complete listing, unless otherwise agreed to by the Administrative Agent, (A) all Accounts Receivable of VP Buildings as of such day, which shall include the amount and age of each Account Receivable, showing separately those which are more than 30, 60 and 90 days old and a description of all Liens, set-offs, defenses and counterclaims with respect thereto, together with a reconciliation of such schedule with the schedule delivered to the Administrative Agent and the Collateral Agent pursuant to this clause (v)(A) for the immediately preceding fiscal month, the name and mailing address of each Account Debtor with respect to each such Account

Receivable and such other information as any Agent may request, (B) all accounts payable of VP Buildings as of each such day which shall include the amount and age of each account payable, the name and mailing address of each account creditor and such other information as any Agent may request, and (C) all Inventory of VP Buildings as of each such day, and containing a breakdown of such Inventory by type and amount, the cost and the current market value thereof (by location), the date of acquisition, the warehouse and production facility location and such other information as any Administrative Agent and the Collateral Agent may request, all in detail and in form satisfactory to the Administrative Agent and the Collateral Agent;

                      (vi) within 4 Business Days after the end of each week,
(A) a Borrowing Base Certificate, current as of the close of business on Friday of the immediately preceding week, supported by schedules showing the derivation thereof and containing such detail and other information as any Administrative Agent and the Collateral Agent may request from time to time provided, that (1) the Borrowing Base set forth in the Borrowing Base Certificate shall be effective from and including the date such Borrowing Base Certificate is duly received by the Administrative Agent and the Collateral Agent but not including the date on which a subsequent Borrowing Base Certificate is received by the Administrative Agent and the Collateral Agent, unless any such Agent disputes the eligibility of any property for inclusion in the calculation of the Borrowing Base or the valuation thereof by notice of such dispute to the Administrative Borrower and (2) in the event of any dispute about the eligibility of any property for inclusion in the calculation of the Borrowing Base or the valuation thereof, such Agent's good faith judgment shall control, and (B) a copy of the borrowing base certificate delivered by the Loan Parties to the Replacement Facility Agent pursuant to the Replacement Facility Agreement;

                      (vii) (A) within 3 Business Days after the end of each week, updated 13 week rolling cash flow projections, supplementing and superseding the financial projections referred to in Section 6.01(g)(ii), in form and substance satisfactory to the Administrative Agent and the Collateral Agent, and (B) on or before December 31, 2001, financial projections of VP Buildings and its Subsidiaries for the 2002 Fiscal Year of VP Buildings and its Subsidiaries, in form and substance satisfactory to the Administrative Agent and the Collateral Agent, all such financial projections to be reasonable, to be prepared on a reasonable basis and in good faith, and to be based on assumptions believed by the Parent to be reasonable at the time made and from the best information then available to the Parent;

                      (viii) promptly after the filing thereof, copies of all pleadings, motions, applications, financial information and other papers and documents filed by the Borrowers in the Chapter 11 Cases, which papers and documents shall also be given or served on the Agents' counsel;

                      (ix) promptly after the sending thereof, copies of all written reports given by the Borrowers to any official or unofficial creditors' committee in the Chapter 11 Cases, other than any such reports subject to privilege, provided that such Person may redact any confidential information contained in any such report if it provides a summary of the nature of the information redacted to the Agents.

                      (x) promptly after submission to any Government Authority, all documents and information furnished to such Government Authority in connection with any investigation of any Loan Party other than routine inquiries by such Governmental Authority;

                      (xi) as soon as possible, and in any event within 3 days after the occurrence of an Event of Default or Default or the occurrence of any event or development that could have a Material Adverse Effect, the written statement of an Authorized Officer of the Administrative Borrower setting forth the details of such Event of Default, Default, other event, development or Material Adverse Effect and the action which the Parent and its Subsidiaries propose to take with respect thereto;

                      (xii) (A) as soon as possible and in any event (1) within 10 days after any Loan Party or any ERISA Affiliate thereof knows or has reason to know that any Reportable Event with respect to any Employee Plan has occurred, (2) within 10 days after any Loan Party or any ERISA Affiliate thereof knows or has reason to know that any other Termination Event with respect to any Employee Plan has occurred, or (3) within 10 days after any Loan Party or any ERISA Affiliate thereof knows or has reason to know that an accumulated funding deficiency has been incurred or an application has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including installment payments) or an extension of any amortization period under Section 412 of the Internal Revenue Code with respect to an Employee Plan, a statement of an Authorized Officer of the Administrative Borrower setting forth the details of such occurrence and the action, if any, which such Loan Party or such ERISA Affiliate proposes to take with respect thereto, (B) promptly and in any event within 3 days after receipt thereof by any Loan Party or any ERISA Affiliate thereof from the PBGC, copies of each notice received by any Loan Party or any ERISA Affiliate thereof of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan, (C) promptly and in any event within 10 days after the filing thereof with the Internal Revenue Service if requested by any Agent, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Employee Plan and Multiemployer Plan, (D) promptly and in any event within 10 days after any Loan Party or any ERISA Affiliate thereof knows or has reason to know that a required installment within the meaning of Section 412 of the Internal Revenue Code has not been made when due with respect to an Employee Plan, (E) promptly and in any event within 3 days after receipt thereof by any Loan Party or any ERISA Affiliate thereof from a sponsor of a Multiemployer Plan or from the PBGC, a copy of each notice received by any Loan Party or any ERISA Affiliate thereof concerning the imposition or amount of withdrawal liability under Section 4202 of ERISA or indicating that such Multiemployer Plan may enter reorganization status under Section 4241 of ERISA, and (F) promptly and in any event within 10 days after any Loan Party or any ERISA Affiliate thereof sends notice of a plant closing or mass layoff (as defined in WARN) to employees, copies of each such notice sent by such Loan Party or such ERISA Affiliate thereof;

                      (xiii) promptly after the commencement thereof but in any event not later than 5 days after service of process with respect thereto on, or the obtaining of knowledge thereof by, any Loan Party, notice of each action, suit or proceeding before any court or other Governmental Authority or other regulatory body or any arbitrator which, if adversely determined, could have a Material Adverse Effect;

                      (xiv) as soon as possible and in any event within 5 days after execution, receipt or delivery thereof, copies of any material notices (other than notices of borrowing and borrowing base certificates delivered to the Agents and the Lenders pursuant to Section 7.01(a)(vi)(B)) that any Loan Party executes or receives in connection with any Replacement Facility Document;

                      (xv) as soon as possible and in any event within 5 days after execution, receipt or delivery thereof, copies of any material notices that any Loan Party executes or receives in connection with the sale or other Disposition of the Capital Stock of, or all or substantially all of the assets of, any Borrower;

                      (xvi) promptly after the sending or filing thereof, copies of all statements, reports and other information any Loan Party sends to any holders of its Indebtedness or its securities or files with the SEC or any national (domestic or foreign) securities exchange;

                      (xvii) promptly upon receipt thereof, copies of all financial reports (including, without limitation, management letters), if any, submitted to any Loan Party by its auditors in connection with any annual or interim audit of the books thereof; and

                      (xviii) promptly upon request, such other information concerning the condition or operations, financial or otherwise, of any Loan Party as any Agent may from time to time may reasonably request.

                  (b) SALE OF VP BUILDINGS. Keep the Agents and the Lenders reasonably informed as to the status of discussions and negotiations for the sale or other Disposition of the Capital Stock of, or all or substantially all of the assets of, VP Buildings.

                  (c) COMPLIANCE WITH LAWS, ETC. Except, in the case of Environmental Laws, as otherwise provided in Section 7.01(j), comply, and cause each of their Subsidiaries to comply, in all material respects with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, (i) paying before the same become delinquent all taxes, assessments and governmental charges or levies imposed upon them or upon their income or profits or upon any of their properties, and (ii) paying all lawful claims which if unpaid might become a Lien or charge upon any of their properties, except to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof or to the extent that such compliance or payment or any enforcement action is stayed as a result of the Chapter 11 Cases.

                  (d) PRESERVATION OF EXISTENCE, ETC. Maintain and preserve, and cause each of their Subsidiaries to maintain and preserve, their existence, rights and privileges, and become or remain duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by them or in which the transaction of their business makes such qualification necessary.

                  (e) KEEPING OF RECORDS AND BOOKS OF ACCOUNT. Keep, and cause each of their Subsidiaries to keep, adequate records and books of account, with complete entries made in accordance with GAAP.

                  (f) INSPECTION RIGHTS. Permit, and cause each of their Subsidiaries to permit, any Agent or any agents or representatives thereof at any time and from time to time during normal business hours, at the expense of the Borrowers, to examine and make copies of and abstracts from their records and books of account, to visit and inspect their properties, to verify materials, leases, notes, accounts receivable, deposit accounts and other assets of the Loan Parties and their Subsidiaries, to conduct audits, physical counts, valuations, appraisals, Phase I and Phase II Environmental Site Assessments or examinations and to discuss their affairs, finances and accounts with any of the directors, officers, managerial employees, independent accountants or other representatives thereof. The Borrowers agree to pay the reasonable cost of such audit, appraisal, assessment or examination.

                  (g) MAINTENANCE OF PROPERTIES, ETC. Maintain and preserve, and cause each of their Subsidiaries to maintain and preserve, all of their properties which are necessary or useful in the proper conduct of their business in good working order and condition, ordinary wear and tear excepted.

                  (h) MAINTENANCE OF INSURANCE. Maintain, and cause each of their Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to their properties (including all real properties leased or owned by them) and business, in such amounts and covering such risks as is required by any Governmental Authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and in any event in amount, adequacy and scope reasonably satisfactory to the Collateral Agent. All policies covering the Collateral are to be made payable to the Collateral Agent for the benefit of the Lenders, as its interests may appear, in case of loss, under a standard non-contributory "lender" or "secured party" clause and are to contain such other provisions as the Collateral Agent may require to fully protect the Lenders' interest in the Collateral and to any payments to be made under such policies. All certificates of insurance are to be delivered to the Collateral Agent and the policies are to be premium prepaid, with the loss payable and additional insured endorsement in favor of Collateral Agent and such other Persons as the Collateral Agent may designate from time to time, and shall provide for not less than 30 days' prior written notice to the Collateral Agent of the exercise of any right of cancellation. If the Loan Parties or any of their Subsidiaries fail to maintain such insurance, the Collateral Agent may arrange for such insurance, but at the Borrowers' expense and without any responsibility on the Collateral Agent's part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the sole right, in the name of the Lenders, the Loan Parties and their Subsidiaries, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

                  (i) OBTAINING OF PERMITS, ETC. Except, in the case of Environmental Laws, as otherwise provided in Section 7.01(j), obtain, maintain and preserve, and cause each of their Subsidiaries to obtain, maintain and preserve, and take all necessary action to timely renew all material permits, licenses, authorizations, approvals, entitlements and accreditations which are necessary or useful in the proper conduct of their businesses and become or remain, and cause each of their Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by them or in which the transaction of their businesses makes such qualification necessary.

                  (j) ENVIRONMENTAL. (i) Keep any property either owned or operated by them or any of their Subsidiaries free of any Environmental Liens;
(ii) comply, and cause their Subsidiaries to comply, in all material respects with Environmental Laws and provide to the Collateral Agent documentation of such compliance which the Collateral Agent reasonably requests; (iii) promptly and in any event within 10 days of such Release, notify the Agents of any Release of a Hazardous Material in excess of any reportable quantity from or onto property owned or operated by the Loan Parties or any of their Subsidiaries and take any Remedial Actions required to abate said Release; (iv) promptly provide the Agents with written notice within 10 days of the receipt of any of the following: (A) notice that an Environmental Lien has been filed against any property of any Loan Party or any of its Subsidiaries; (B) commencement of any Environmental Action or notice that an Environmental Action will be filed against any Loan Party or any of its Subsidiaries which could have a Material Adverse Effect; and (C) notice of a violation, citation or other administrative order which could have a Material Adverse Effect and (v) defend, indemnify and hold harmless the Agents and the Lenders and their transferees, and their respective employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses (including, without limitation, attorney and consultant fees, investigation and laboratory fees, court costs and litigation expenses) arising out of (A) the presence, disposal, release or threatened release of any Hazardous Materials on any property at any time owned or occupied by any Loan Party or any of its Subsidiaries (or its respective predecessors in interest or title), (B) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials, (C) any investigation, lawsuit brought or threatened, settlement reached or government order relating to such Hazardous Materials, (D) any violation of any Environmental Law and/or (E) any Environmental Action filed against any Agent or any Lender.

                  (k) FURTHER ASSURANCES. Subject to the terms of the Final Bankruptcy Court Order, take such action and execute, acknowledge and deliver, and cause each of their Subsidiaries to take such action and execute, acknowledge and deliver, at their sole cost and expense, such agreements, instruments or other documents as each Agent may require from time to time in order (i) to carry out more effectively the purposes of this Agreement and the other Loan Documents, (ii) to subject to valid and perfected first priority Liens any of the Collateral or any other property of the Loan Parties and their Subsidiaries, (iii) to establish and maintain the validity and effectiveness of any of the Loan Documents and the validity, perfection and priority of the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer and confirm unto each Agent the rights now or hereafter intended to be granted to the Agents, the Lenders and the L/C Issuer under this Agreement or any other Loan Document. The assurances contemplated by this
Section 7.01(k) shall be given under applicable nonbankruptcy law (to the extent not inconsistent with the Bankruptcy Code and orders of the Bankruptcy Court) as well as the Bankruptcy Code, it being the intention of the parties that the Agents may request assurances under applicable nonbankruptcy law, and such request shall be complied with (if otherwise made in good faith by the Agents) whether or not the Final Bankruptcy Court Order is in force and whether or not dismissal of the Chapter 11 Cases or any other action by the Bankruptcy Court is imminent, likely or threatened.

                  (l) CHANGE IN COLLATERAL; COLLATERAL RECORDS. (i) Give the Collateral Agent not less than 30 days' prior written notice of any change in the location of any Inventory of VP Buildings, other than to locations set forth on Schedule 7.01(l) and with respect to which the Collateral Agent has fully perfected its Liens thereon, (ii) advise the Collateral Agent promptly, in sufficient detail, of any material adverse change relating to the type, quantity or quality of the Collateral or the Lien granted thereon and (iii) execute and deliver, and cause each of their Subsidiaries to execute and deliver, to the Collateral Agent for the benefit of the Lenders from time to time, solely for the Collateral Agent's convenience in maintaining a record of Collateral, such written statements and schedules as the Collateral Agent may reasonably require, designating, identifying or describing the Collateral.

                  (m) FISCAL YEAR. Cause the Fiscal Year of the Parent and its Subsidiaries to end on December 31 of each calendar year unless the Administrative Agent and the Collateral Agent consent to a change in such Fiscal Year (and appropriate related changes to this Agreement).

                  (n) BORROWING BASE. Maintain all Revolving Loans and Letter of Credit Obligations in compliance with the then current Borrowing Base.

                  (o) BUSINESS PLAN. Make the senior officers of the Parent available to discuss its business plan (a copy of which has heretofore been delivered to the Collateral Agent) with the Administrative Agent or the Collateral Agent upon any such Agent's request.

                  (p) RESTRUCTURING PLAN. No later than April 16, 2001, deliver to the Agents the Restructuring Plan in form and substance satisfactory to the Agents and the Lenders.

                  (q) INTELLECTUAL PROPERTY. Within 10 days after the Effective Date, deliver to the Agents Schedule 6.01(v) to the Financing Agreement, setting forth a complete and accurate list, as of the date of delivery thereof, of all material licenses, permits, patents, patent applications, trademarks, trademark applications, service marks, tradenames, copyrights, copyright applications, franchises, authorizations, non-governmental licenses and permits and other intellectual property rights of each Borrower.

            SECTION 7.02 NEGATIVE COVENANTS. So long as any principal of or interest on any Loan, Reimbursement Obligation, Letter of Credit Obligation or any other Obligation (whether or not due) shall remain unpaid or any Lender shall have any Commitment hereunder, the Loan Parties shall not, unless the Required Lenders shall otherwise consent in writing:

                  (a) FINAL BANKRUPTCY COURT ORDER; ADMINISTRATIVE PRIORITY; LIEN PRIORITY; PAYMENT OF CLAIMS.

                      (i) At any time seek, consent to or suffer to exist any modification, stay, vacation or amendment of the Final Bankruptcy Court Order, except for modifications and amendments agreed to by the Agents and the Lenders;

                      (ii) At any time suffer to exist a priority for any administrative expense or unsecured claim against any Borrower or Guarantor (now existing or hereafter arising of any kind or nature whatsoever, including without limitation any administrative expenses of the kind specified in, or arising or ordered under, Sections 105, 326, 328, 503(b), 506(c), 507(a), 507(b), 546(c) 726 and 1114 of the Bankruptcy Code (whether or not such expenses or claims may become secured by a judgment lien or other non-consensual lien, levy or attachment)) equal or superior to the priority of the Agents and the Lenders in respect of the Obligations, except as provided in Section 3.02 and for the Carve-Out Expenses having priority of payment over the Obligations to the extent set forth in the definition of Agreed Administrative Expense Priorities;

                      (iii) At any time suffer to exist any Lien on the Collateral having a priority equal or superior to the Lien in favor of the Agents and the Lenders in respect of the Collateral, except for Permitted Liens, provided that, notwithstanding the foregoing, such Liens and security interests in the Priority Collateral in favor of the Collateral Agent for the benefit of the Lenders shall be prior to the Liens and security interests in the Priority Collateral in favor of the Replacement Facility Agent for the benefit of the Replacement Facility Lenders; and

                      (iv) Prior to the date on which the Obligations have been paid in full in cash and the Total Commitment has been terminated, the Borrowers shall not pay any administrative expense claims except (i) Priority Professional Expenses and other payments pursuant to sub-clause (i) of clause "FIRST" of the definition of the term "Agreed Administrative Expense Priorities", (ii) administrative expense claims in respect of obligations under the Replacement Facility, (iii) administrative expense claims of certain creditors of Copperweld pursuant to the Copperweld Order, (iv) any Obligations due and payable hereunder, and (iv) other administrative expense claims incurred in the ordinary course of the business of the Borrowers or their respective Chapter 11 Cases, in each case to the extent and having the order of priority set forth in the Agreed Administrative Expense Priorities.

                  (b) LIENS, ETC. Create, incur, assume or suffer to exist, or permit any of their Subsidiaries to create, incur, assume or suffer to exist any Lien upon or with respect to any of their properties, whether now owned or hereafter acquired, to file or suffer to exist under the Uniform Commercial Code or any similar law or statute of any jurisdiction, a financing statement (or the equivalent thereof) that names any Loan Party or any of their Subsidiaries as debtor, to sign or suffer to exist any security agreement authorizing any secured party thereunder to file such financing statement (or the equivalent thereof), to sell any of their property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable) with recourse to any Loan Party or any of its Subsidiaries or assign or otherwise transfer, or permit any of their Subsidiaries to assign or otherwise transfer, any account or other right to receive income, other than Permitted Liens, provided that, Permitted Liens shall not include, and no Liens shall be permitted on the assets of VP Buildings other than the Liens of the Collateral Agent for the benefit of the Lenders and the Lien of the Replacement Facility Agent for the benefit of the Replacement Facility Lenders.

                  (c) INDEBTEDNESS. Create, incur, assume, guarantee or suffer to exist, or otherwise become or remain liable with respect to, or permit any of their Subsidiaries to create, incur, assume, guarantee or suffer to exist or otherwise become or remain liable with respect to, any Indebtedness other than Permitted Indebtedness.

                  (d) FUNDAMENTAL CHANGES.

                      (i) Wind-up, liquidate or dissolve (or permit or suffer any Subsidiary thereof) or merge, consolidate or amalgamate with any Person, or, except for any merger or consolidation of any Loan Party in connection with the consummation of a plan of reorganization in the Chapter 11 Cases, agree to do any of the foregoing or permit any of their Subsidiaries to do any of the foregoing, provided that any Loan Party (other than VP Buildings and its Subsidiaries) may be merged into another Loan Party, or may consolidate with another such wholly-owned Subsidiary of such Loan Party, so long as (A) no other provision of this Agreement would be violated thereby, (B) such Loan Party gives the Agents at least 60 days' prior written notice of such merger or consolidation, (C) no Default or Event of Default shall have occurred and be continuing either before or after giving effect to such transaction, (D) the Collateral Agent's rights in any Collateral, including, without limitation, the existence, perfection and priority of any Lien thereon, are not adversely affected by such merger or consolidation and (E) the surviving Subsidiary, if any, is joined as a Loan Party hereunder and is a party to a Pledge Agreement and a Security Agreement, in each case, which is in full force and effect on the date of and immediately after giving effect to such merger or consolidation.

                      (ii) Convey, sell, lease or sublease, transfer or otherwise dispose of, whether in one transaction or a series of related transactions, all or any part of their business, property or assets, whether now owned or hereafter acquired, or agree to do any of the foregoing or permit any of their Subsidiaries to do any of the foregoing, PROVIDED that any of the Loan Parties and their Subsidiaries may (A) sell Inventory in the ordinary course of business, (B) dispose of obsolete or worn-out equipment in the ordinary course of business, and (C) sell or otherwise dispose of other property or assets for cash in an aggregate amount not less than the fair market value of such property or assets, PROVIDED that (x) the consent of the Collateral Agent shall be required for any such Dispositions or series of related Dispositions in which the Net Cash Proceeds of such Dispositions exceed $5,000,000 in the aggregate since the Effective Date and (y) the Net Cash Proceeds of such Dispositions are paid to the Administrative Agent for the benefit of the Lenders pursuant to the terms of Section 2.05(c)(iv).

                      (iii) Purchase or otherwise acquire, whether in one transaction or a series of related transactions, all or substantially all of the assets of any Person (or any division thereof), or agree to do any of the foregoing or permit any of their Subsidiaries to do any of the foregoing.

                  (e) CHANGE IN NATURE OF BUSINESS. Make, or permit any of their Subsidiaries to make, any change in the nature of its business as carried on at the date hereof.

                  (f) LOANS, ADVANCES, INVESTMENTS, ETC. Make or commit or agree to make any loan, advance, guarantee of obligations, other extension of credit or capital contributions to, or hold or invest in or commit or agree to hold or invest in, or purchase or otherwise acquire or commit or agree to purchase or otherwise acquire any shares of the Capital Stock, bonds, notes, debentures or other securities of, or make or commit or agree to make any other investment in, any other Person, or purchase or own any futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or permit any of their Subsidiaries to do any of the foregoing, except for: (i) investments existing on the date hereof, as set forth on Schedule 7.02(f), but not any increase in the amount thereof as set forth in such Schedule or any other modification of the terms thereof, (ii) (A) loans and advances by any Loan Party to any other Loan Party made in the ordinary course of business and (B) temporary loans and advances by the Loan Parties to Affiliates that are not Loan Parties made in the ordinary course of business which have been approved by an order of the Bankruptcy Court and which do not exceed in the aggregate for all Loan Parties at any one time outstanding $15,000,000, and (iii) Permitted Investments.

                  (g) CAPITAL EXPENDITURES. Cause VP Buildings to make or commit or agree to make, or permit any of its Subsidiaries to make or commit or agree to make, any Capital Expenditure (by purchase made or Capitalized Lease entered into after the Filing Date) that would cause the aggregate amount of all such Capital Expenditures arising from purchases made or Capitalized Leases entered into after the Filing Date by VP Buildings and its Subsidiaries to exceed, for each period beginning on January 1, 2001 and ending on each date listed below, the applicable amount set forth below corresponding to such date:

                     PERIOD ENDING          CAPITAL EXPENDITURES
                     -------------          --------------------

                  March 31, 2001                $4,000,000
                  June 30, 2001                 $7,000,000
                  September 30, 2001           $11,000,000
                  December 31, 2001            $14,000,000
                  March 31, 2002               $17,000,000
                  June 30, 2002                $20,000,000

                  (h) RESTRICTED PAYMENTS. (i) Declare or pay any dividend or other distribution, direct or indirect, on account of any Capital Stock of any Loan Party or any of its Subsidiaries, now or hereafter outstanding, (ii) make any repurchase, redemption, retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Capital Stock of any Loan Party or any direct or indirect parent of any Loan Party, now or hereafter outstanding, (iii) make any payment to retire, or to obtain the surrender of, any outstanding warrants, options or other rights for the purchase or acquisition of shares of any class of Capital Stock of any Loan Party, now or hereafter outstanding, (iv) return any Capital Stock to any shareholders or other equity holders of any Loan Party or any of its Subsidiaries, or make any other distribution of property, assets, shares of Capital Stock, warrants, rights, options, obligations or securities thereto as such or (v) pay any management fees or any other fees or expenses (including the reimbursement thereof by any Loan Party or any of its Subsidiaries) pursuant to any management, consulting or other services agreement to any of the shareholders or other equityholders of any Loan Party or any of its Subsidiaries or other Affiliates, or to any other Subsidiaries or Affiliates of any Loan Party; PROVIDED, HOWEVER, that the Loan Parties may pay dividends to the Parent.

                  (i) FEDERAL RESERVE REGULATIONS. Permit any Loan or the proceeds of any Loan under this Agreement to be used for any purpose that would cause such Loan to be a margin loan under the provisions of Regulation T, U or X of the Board.

                  (j) PAYMENTS. Make any payment of principal or interest or otherwise on account of any Indebtedness or trade payable incurred prior to the Filing Date, PROVIDED that such payments may be made: (i) to the holders of, or in respect of, wage, salary, commission, employee benefit and other employee compensation obligations (including expense reimbursements) which arose prior to the Filing Date; (ii) to landlords in connection with the assumption of unexpired leases under Section 365 of the Bankruptcy Code in an aggregate amount not to exceed $5,000,000; (iii) to lessors and non-debtor parties to executory contracts in connection with the assumption of such Leases and contracts under Section 365 of the Bankruptcy Code; (iv) in respect of workers' compensation benefits and liability and property insurance policies of the Loan Parties in an aggregate amount not to exceed $5,000,000; (v) in respect of payroll taxes, sales and use taxes, garnishment payments or other trust fund disbursements in accordance with past practice of the Loan Parties; (vi) to utility companies providing services to the Loan Parties in accordance with past practice of the Loan Parties; (vii) in respect of payments to critical trade vendors of the Loan Parties in an aggregate amount not to exceed $20,000,000; (viii) to the holders of Permitted Liens, except to the extent required to prepay the Loans pursuant to the terms of this Agreement, the proceeds of the assets subject to such Permitted Liens in connection with the sale of such assets; and (ix) in respect of the obligations required to be paid pursuant to the Copperweld Order; in each case, after prior written notice of such payment has been given by the Administrative Borrower to the Agents and subject to approval of the Bankruptcy Court.

                  (k) TRANSACTIONS WITH AFFILIATES. Enter into, renew, extend or be a party to, or permit any of their Subsidiaries to enter into, renew, extend or be a party to any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any Affiliate, except (i) in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of their businesses, for fair consideration and on terms no less favorable to the Loan Parties or such Subsidiaries than would be obtainable in a comparable arm's length transaction with a Person that is not an Affiliate thereof, (ii) transactions among the Loan Parties, and (iii) transactions permitted under Section 7.02(f) of this Agreement.

                  (l) MODIFICATIONS OF INDEBTEDNESS, ORGANIZATIONAL DOCUMENTS AND CERTAIN OTHER AGREEMENTS, ETC. Amend, modify or otherwise change (or permit the amendment, modification or other change in any manner of) any of the provisions of any Indebtedness (including, without limitation, Indebtedness owing to the Replacement Facility Lenders under the Replacement Facility Documents) of the Loan Parties or any of their Subsidiaries or of any instrument or agreement (including, without limitation, any purchase agreement, indenture, loan agreement or security agreement) relating to any such Indebtedness if such amendment, modification or change would shorten the final maturity or average life to maturity of, or require any payment to be made earlier than the date originally scheduled on, such Indebtedness, would increase the interest rate applicable to such Indebtedness, or would change the subordination provision, if any, of such Indebtedness, or would otherwise be adverse to the issuer of such Indebtedness in any respect.

                  (m) INVESTMENT COMPANY ACT OF 1940. Engage in any business, enter into any transaction, use any securities or take any other action or permit any of their Subsidiaries to do any of the foregoing, that would cause them or any of their Subsidiaries to become subject to the registration requirements of the Investment Company Act of 1940, as amended, by virtue of being an "investment company" or a company "controlled" by an "investment company" not entitled to an exemption within the meaning of such Act.

                  (n) COMPROMISE OF ACCOUNTS RECEIVABLE. Compromise or adjust any Account Receivable of VP Buildings (or extend the time of payment thereof) or grant any discounts, allowances or credits other than, provided no Default or Event of Default has occurred and is continuing, in the ordinary course of business of VP Buildings.

                  (o) ENVIRONMENTAL. Permit the use, handling, generation, storage, treatment, release or disposal of Hazardous Materials at any property owned or leased by the Loan Parties or any of their Subsidiaries except in compliance with Environmental Laws and so long as such use, handling, generation, storage, treatment, release or disposal of Hazardous Materials does not result in a Material Adverse Effect.

                  (p) EXCESS CASH. Accumulate or maintain cash in bank accounts (in excess of checks outstanding against such accounts and amounts necessary to meet minimum balance requirements), cash equivalents or Permitted Investments in an aggregate amount in excess of $40,000,000 (excluding the Excluded Assets and amounts deposited into the Collection Accounts) for a period of more than two
(2) consecutive Business Days.

                  (q) LIQUIDITY. Permit the aggregate amount of (i) Cash and Cash Equivalents on hand of the Loan Parties excluding the Excluded Assets PLUS
(ii) the Unused Total Commitment (as defined in the Replacement Facility Agreement as in effect on the date hereof) under the Replacement Facility Agreement PLUS (iii) Availability to be less than $40,000,000.

                  (r) ERISA. (i) Engage or permit any Loan Party or any ERISA Affiliate to engage, in any transaction described in Section 4069 of ERISA; (ii) engage, or permit any Loan Party or ERISA Affiliate to engage, in any prohibited transaction described in Section 406 of ERISA or 4975 of the Internal Revenue Code for which a statutory or class exemption is not available or a private exemption has not previously been obtained from the U.S. Department of Labor which can reasonably be expected to have a Material Adverse Effect; (iii) adopt or permit any Loan Party or ERISA Affiliate to adopt any employee welfare benefit plan within the meaning of Section 3(1) of ERISA which provides benefits to employees after termination of employment other than as required by Section 601 of ERISA or applicable law; (iv) fail to make any contribution or payment to any Multiemployer Plan which it or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto which can reasonably be expected to have a Material Adverse Effect; or
(v) fail, or permit any Loan Party or any ERISA Affiliate to fail, to pay any required installment or any other payment required under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment which can reasonably be expected to have a Material Adverse Effect.

                  (s) COPPERWELD ORDER. Make or permit, or agree to make or permit, any material amendment, modification or extension of the Copperweld Order without the prior written consent of the Required Lenders.

            SECTION 7.03 FINANCIAL COVENANTS. So long as any principal of or interest on any Loan, Reimbursement Obligation, Letter of Credit Obligation or any other Obligation (whether or not due) shall remain unpaid or any Lender shall have any Commitment hereunder, the Loan Parties shall not, unless the Required Lenders shall otherwise consent in writing:

                  (a) CONSOLIDATED EBITDA. Permit Consolidated EBITDA for each six (6) month period ended at the end of each month set forth below, to be less than the applicable amount set forth below corresponding to such date:

                            DATE                    CONSOLIDATED EBITDA
                            ----                    -------------------
                      April 30, 2001                   ($164,000,000)
                      May 31, 2001                     ($163,000,000)
                      June 30, 2001                    ($143,000,000)
                      July 31, 2001                    ($125,000,000)
                      August 31, 2001                  ($ 91,000,000)
                      September 30, 2001               ($ 84,000,000)
                      October 31, 2001                 ($ 67,000,000)
                      November 30, 2001                ($ 66,000,000)
                      December 31, 2001                ($ 66,000,000)
                      January 31, 2002                 ($ 66,000,000)
                      February 28, 2002                ($ 66,000,000)
                      March 31, 2002                   ($ 66,000,000)
                      April 30, 2002                   ($ 66,000,000)
                      May 31, 2002                     ($ 66,000,000)
                      June 30, 2002                    ($ 66,000,000)


                  (b) VP BUILDINGS EBITDA. Permit VP Buildings EBITDA for the period from January 1, 2001 through the end of each month set forth below to be less than the applicable amount set forth below corresponding to such date:

                            DATE                    VP BUILDINGS EBITDA
                            ----                    -------------------
                      April 30, 2001                   ($ 4,000,000)
                      May 31, 2001                     ($ 2,000,000)
                      June 30, 2001                     $ 2,000,000
                      July 31, 2001                     $ 4,000,000
                      August 31, 2001                   $ 8,000,000
                      September 30, 2001                $14,000,000
                      October 31, 2001                  $17,000,000
                      November 30, 2001                 $19,000,000
                      December 31, 2001                 $23,000,000

PROVIDED that, upon receipt of the financial projections required to be delivered to the Agents and the Lenders pursuant to Section 7.01(a)(vii)(B) for the 2002 Fiscal Year of VP Buildings and its Subsidiaries, the Administrative Borrower and the Collateral Agent shall negotiate in good faith to determine the minimum VP Buildings EBITDA for each twelve (12) month period of VP Buildings and its Subsidiaries ended at the end of each month on and after January 1, 2002.

                                  ARTICLE VIII

                      MANAGEMENT, COLLECTION AND STATUS OF
                    ACCOUNTS RECEIVABLE AND OTHER COLLATERAL

            SECTION 8.01 COLLECTION OF ACCOUNTS RECEIVABLE; MANAGEMENT OF COLLATERAL. (a) On or prior to the Effective Date, VP Buildings shall assist the Administrative Agent in (i) establishing, and, during the term of this Agreement, maintaining one or more lockboxes in the name of the Administrative Agent and identified on Schedule 8.01 hereto (collectively, the "LOCKBOXES") with the financial institutions set forth on Schedule 8.01 hereto or such other financial institutions selected by VP Buildings and acceptable to the Administrative Agent in its sole discretion (each being referred to as a "LOCKBOX BANK"), and (ii) establishing, and during the term of this Agreement, maintaining an account (a "COLLECTION ACCOUNT" and, collectively, the "COLLECTION ACCOUNTS") in the name of the Administrative Agent with each Lockbox Bank. VP Buildings shall irrevocably instruct its Account Debtors, with respect to Accounts Receivable of VP Buildings, to remit all payment to be made by checks or other drafts to the Lockboxes and to remit all payments to be made by wire transfer or by Automated Clearing House, Inc. payments as directed by the Administrative Agent and shall instruct each Lockbox Bank to deposit all amounts received in its Lockbox to the Collection Account at such Lockbox Bank on the day received or, if such day is not a Business Day, on the next succeeding Business Day. Until the Administrative Agent has advised VP Buildings to the contrary after the occurrence and during the continuance of an Event of Default, VP Buildings may and will enforce, collect and receive all amounts owing on the Accounts Receivable of VP Buildings for the Administrative Agent's benefit and on the Administrative Agent's behalf, but at VP Buildings' expense; such privilege shall terminate, at the election of any Agent, upon the occurrence and during the continuance of any Event of Default. All checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness received directly by VP Buildings from any Account Debtor, as proceeds from Accounts Receivable of VP Buildings, or as proceeds of any other Collateral, shall be held by VP Buildings in trust for the Agents and the Lenders and upon receipt be deposited by VP Buildings in original form and no later than the next Business Day after receipt thereof into a Collection Account. VP Buildings shall not commingle such collections with VP Buildings own funds or the funds of any Subsidiaries or Affiliates of VP Buildings or with the proceeds of any assets not included in the Collateral. The Administrative Agent shall charge the Loan Account on the last day of each month with two (2) collection days for all such collections, which shall be for the sole account of the Collateral Agent. All funds received in the Collection Account shall be sent by wire transfer or Automated Clearing House, Inc. payment to the Payment Office to be credited to the Administrative Agent's Account for application at the end of each Business Day to reduce the then principal balance of the Revolving Loans, conditional upon final payment to the Administrative Agent. No checks, drafts or other instrument received by the Administrative Agent shall constitute final payment to the Administrative Agent unless and until such instruments have actually been collected.

                  (b) After the occurrence and during the continuance of an Event of Default, the Administrative or the Collateral Agent may send a notice of assignment and/or notice of the Lenders' security interest to any and all Account Debtors or third parties holding or otherwise concerned with any of the Collateral, and thereafter the Administrative Agent and the Collateral Agent shall have the sole right to collect the Accounts Receivable and/or take possession of the Collateral and the books and records relating thereto. VP Buildings shall not, without prior written consent of the Administrative Agent and the Collateral Agent, grant any extension of time of payment of any Account Receivable, compromise or settle any Account Receivable for less than the full amount thereof, release, in whole or in part, any Person or property liable for the payment thereof, or allow any credit or discount whatsoever thereon, except, in the absence of a continuing Event of Default, as permitted by Section 7.02(n).

                  (c) VP Buildings hereby appoints the Administrative Agent and the Collateral Agent or its designee on behalf of such Agent as VP Buildings attorney-in-fact with power exercisable during the continuance of any Event of Default to endorse VP Buildings name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Accounts Receivable, to sign VP Buildings' name on any invoice or bill of lading relating to any of the Accounts Receivable, drafts against Account Debtors with respect to Accounts Receivable, assignments and verifications of Accounts Receivable and notices to Account Debtors with respect to Accounts Receivable, to send verification of Accounts Receivable, and, to notify the Postal Service authorities to change the address for delivery of mail addressed to VP Buildings to such address as such Agent may designate and to do all other acts and things necessary to carry out this Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission (other than acts or omissions constituting gross negligence or willful misconduct), or for any error of judgment or mistake of fact or law; this power being coupled with an interest is irrevocable until all of the Loans, Reimbursement Obligations, Letter of Credit Obligations and other Obligations under the Loan Documents are paid in full and all of the Loan Documents are terminated.

                  (d) Nothing herein contained shall be construed to constitute any Agent as agent of VP Buildings for any purpose whatsoever, and the Agents shall not be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof (other than from acts or omissions of the Agents constituting gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction). The Agents shall not, under any circumstance or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Accounts Receivable or any instrument received in payment thereof or for any damage resulting therefrom (other than acts or omissions of the Agents constituting gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction). The Agents, by anything herein or in any assignment or otherwise, do not assume any of the obligations under any contract or agreement assigned to any Agent and shall not be responsible in any way for the performance by VP Buildings of any of the terms and conditions thereof.

                  (e) If any Account Receivable of VP Buildings includes a charge for any tax payable to any Governmental Authority, the Administrative Agent and the Collateral Agent are hereby authorized (but in no event obligated) in their discretion to pay the amount thereof to the proper taxing authority for VP Buildings' account and to charge VP Buildings therefor. VP Buildings shall notify the Administrative Agent and the Collateral Agent if any Account Receivable includes any taxes due to any such Governmental Authority and, in the absence of such notice, the Administrative Agent and the Collateral Agent shall have the right to retain the full proceeds of such Account Receivable and shall not be liable for any taxes that may be due by reason of the sale and delivery creating such Account Receivable.

                  (f) Notwithstanding any other terms set forth in the Loan Documents, the rights and remedies of the Agents and the Lenders herein provided, and the obligations of the Loan Parties set forth herein, are cumulative of, may be exercised singly or concurrently with, and are not exclusive of, any other rights, remedies or obligations set forth in any other Loan Documents or as provided by law.

            SECTION 8.02 ACCOUNTS RECEIVABLE DOCUMENTATION. VP Buildings will at such intervals as the Administrative Agent and the Collateral Agent may require, execute and deliver confirmatory written assignments of the Accounts Receivable to such Agents and furnish such further schedules and/or information as any such Agent may require relating to the Accounts Receivable, including, without limitation, sales invoices or the equivalent, credit memos issued, remittance advices, reports and copies of deposit slips and copies of original shipping or delivery receipts for all merchandise sold. In addition, VP Buildings shall notify the Administrative Agent and the Collateral Agent of any non-compliance in respect of the representations, warranties and covenants contained in Section
8.03. The items to be provided under this Section 8.02 are to be in form reasonably satisfactory to the Administrative Agent and the Collateral Agent and are to be executed and delivered to the Administrative Agent and the Collateral Agent from time to time solely for their convenience in maintaining records of the Collateral. VP Buildings' failure to give any of such items to such Agents shall not affect, terminate, modify or otherwise limit the Collateral Agent's Lien on the Collateral. VP Buildings shall not re-date any invoice or sale or make sales on extended dating beyond that customary in VP Buildings industry, and shall not re-bill any Accounts Receivable without promptly disclosing the same to the Administrative Agent and Collateral Agent and providing the Administrative Agent and Collateral Agent with copy of such re-billing, identifying the same as such. If VP Buildings becomes aware of anything materially detrimental to any of its customers' credit, VP Buildings will promptly advise the Administrative Agent and Collateral Agent thereof.

            SECTION 8.03 STATUS OF ACCOUNTS RECEIVABLE AND OTHER COLLATERAL. With respect to Collateral of any Loan Party at the time the Collateral becomes subject to the Collateral Agent's Lien, each Loan Party covenants, represents and warrants: (a) such Loan Party shall be the sole owner, free and clear of all Liens except for Liens granted in the favor of the Collateral Agent for the benefit of the Lenders and Permitted Liens, and fully authorized to sell, transfer, pledge and/or grant a security interest in each and every item of said Collateral; (b) except as disclosed to the Administrative Agent or the Collateral Agent, each Account Receivable of VP Buildings shall be a good and valid account representing an undisputed bona fide indebtedness incurred or an amount indisputably owed by the Account Debtor therein named, for a fixed sum as set forth in the invoice relating thereto with respect to any absolute sale and delivery upon the specified terms of goods sold or services rendered by the VP Buildings; (c) no Account Receivable of VP Buildings shall be subject to any defense, offset, counterclaim, discount or allowance except as may be stated in the invoice relating thereto, discounts and allowances as may be customary in VP Buildings' business and as otherwise disclosed to the Administrative Agent and the Collateral Agent; (d) none of the transactions underlying or giving rise to any Account Receivable of VP Buildings shall violate any applicable state or federal laws or regulations, and all documents relating thereto shall be legally sufficient under such laws or regulations and shall be legally enforceable in accordance with their terms; (e) no agreement under which any deduction or offset of any kind, other than normal trade discounts, may be granted or shall have been made by VP Buildings at or before the time such Accounts Receivable of VP Buildings is created (other than those agreements delivered to the Administrative Agent and the Collateral Agent at or before the time such Accounts Receivable is included in the Borrowing Base); (f) all agreements, instruments and other documents relating to any Account Receivable shall be true and correct and in all material respects what they purport to be;
(g) all signatures and endorsements that appear on all material agreements, instruments and other documents relating to any Account Receivable of VP Buildings shall be genuine and all signatories and endorsers shall have full capacity to contract; (h) VP Buildings shall maintain books and records pertaining to said Collateral in such detail, form and scope as the Administrative Agent and the Collateral Agent shall reasonably require; (i) VP Buildings shall immediately notify the Administrative Agent and the Collateral Agent if any of its Accounts Receivable arise out of contracts with the United States or any department, agency, or instrumentality thereof and will execute any instruments and take any steps required by the Collateral Agent in order that all monies due or to become due under any such contract shall be assigned to the Collateral Agent and notice thereof given to the United States Government under the Federal Assignment of Claims Act, provided that, prior to a Default or Event of Default, this clause (i) shall only apply to Accounts Receivable included or to be included in the Borrowing Base; (j) such Loan Party will, immediately upon learning thereof, report to the Administrative Agent and the Collateral Agent any material loss or destruction of, or substantial damage to, any of the Collateral, and any other matters affecting the value, enforceability or collectibility of any of the Collateral; (k) if any amount payable under or in connection with any Account Receivable is evidenced by a promissory note or other instrument, such promissory note or instrument shall be immediately pledged, endorsed, assigned and delivered to the Collateral Agent for the benefit of the Lenders as additional Collateral, provided that, prior to a Default or Event of Default, this clause (k) shall only apply to Accounts Receivable included or to be included in the Borrowing Base; (l) such VP Buildings shall not re-date any invoice or sale or make sales on extended dating beyond that which is customary in the ordinary course of its business and in the industry; (m) VP Buildings shall conduct a physical count of its Inventory at such intervals as the Administrative Agent or the Collateral Agent may request and such VP Buildings shall promptly supply the Administrative Agent and the Collateral Agent with a copy of such count accompanied by a report of the value (based on the lower of cost (on a first in first out basis) and market value) of such Inventory; and (n) such Loan Party is not and shall not be entitled to pledge the Agents' or the Lenders' credit on any purchases or for any purpose whatsoever.

            SECTION 8.04 COLLATERAL CUSTODIAN. Upon the occurrence and during the continuance of any Default or Event of Default, the Collateral Agent may at any time and from time to time employ and maintain on the premises of any Loan Party a custodian selected by the Collateral Agent who shall have full authority to do all acts necessary to protect the Agents' and the Lenders' interests. Each Loan Party hereby agrees to, and to cause its Subsidiaries to, cooperate with any such custodian and to do whatever the Collateral Agent may reasonably request to preserve the Collateral. All costs and expenses incurred by the Collateral Agent by reason of the employment of the custodian shall be the responsibility of the Borrowers and charged to the Loan Account.

                                   ARTICLE IX

                                EVENTS OF DEFAULT

            SECTION 9.01 EVENTS OF DEFAULT. If any of the following Events of Default shall occur and be continuing:

                  (a) the Borrowers shall fail to pay any principal of or interest on any Loan, any Collateral Agent Advance, any Reimbursement Obligation or any fee, indemnity or other amount payable under this Agreement or any other Loan Document when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise);

                  (b) any representation or warranty made or deemed made by or on behalf of any Loan Party or by any officer of the foregoing under or in connection with any Loan Document or under or in connection with any report, certificate, or other document delivered to any Agent, any Lender or the L/C Issuer pursuant to any Loan Document shall have been incorrect in any material respect when made or deemed made;

                  (c) any Loan Party shall fail to perform or comply with any covenant or agreement contained in Article VII or Article VIII, or any Loan Party shall fail to perform or comply with any covenant or agreement contained in any Security Agreement to which it is a party or any Pledge Agreement to which it is a party;

                  (d) any Loan Party shall fail to perform or comply with any other term, covenant or agreement contained in any Loan Document to be performed or observed by it and, except as set forth in subsections (a), (b) and (c) of this Section 9.01, such failure, if capable of being remedied, shall remain unremedied for 15 days after the earlier of the date a senior officer of any Loan Party becomes aware of such failure and the date written notice of such default shall have been given by any Agent to such Loan Party;

                  (e) any Loan Party shall fail to pay any principal of or interest on any of its Indebtedness incurred after the Filing Date (excluding Indebtedness evidenced by the Notes) in excess of $5,000,000, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or any other default under any agreement or instrument relating to any such Indebtedness, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof;

                  (f) one or more judgments or orders for the payment of money involving liabilities arising after the Filing Date exceeding $5,000,000 in the aggregate shall be rendered against any Loan Party and remain unsatisfied and either (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order, or (ii) there shall be a period of 10 consecutive days after entry thereof during which a stay of enforcement of any such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; PROVIDED, HOWEVER, that any such judgment or order shall not give rise to an Event of Default under this subsection (f) if and for so long as (A) the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer covering full payment thereof and (B) such insurer has been notified, and has not disputed the claim made for payment, of the amount of such judgment or order;

                  (g) an order with respect to any of the Chapter 11 Cases shall be entered by the Bankruptcy Court appointing, or any Loan Party shall file an application for an order with respect to any Chapter 11 Case seeking the appointment of, (i) a trustee under Section 1104, or (ii) an examiner with enlarged powers relating to the operation of the business (powers beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code) under Section 1106(b) of the Bankruptcy Code;

                  (h) an order with respect to any of the Chapter 11 Cases shall be entered by the Bankruptcy Court converting such Chapter 11 Case to a Chapter 7 case;

                  (i) an order shall be entered by the Bankruptcy Court confirming a plan of reorganization in any of the Chapter 11 Cases which does not (i) contain a provision for termination of the Total Commitment and payment in full in cash of all Obligations of the Borrowers hereunder and under the other Loan Documents on or before the effective date of such plan or plans upon entry thereof and (ii) provide for the continuation of the Liens and security interests granted to Collateral Agent and priorities until such plan effective date;

                  (j) an order shall be entered by the Bankruptcy Court dismissing any of the Chapter 11 Cases which does not contain a provision for termination of the Total Commitment, and payment in full in cash of all Obligations of the Borrowers hereunder and under the other Loan Documents upon entry thereof;

                  (k) an order with respect to any of the Chapter 11 Cases shall be entered by the Bankruptcy Court without the express prior written consent of the Agents and the Lenders, (i) to revoke, reverse, stay, modify, supplement or amend the Final Bankruptcy Court Order or (ii) to permit any administrative expense or any claim (now existing or hereafter arising, of any kind or nature whatsoever) to have administrative priority as to the Borrowers equal (other than the PARI PASSU claims under the Replacement Facility or, with respect to Copperweld, the PARI PASSU claims under the Copperweld Order) or superior to the priority of the Agents and the Lenders in respect of the Obligations, except for allowed administrative expenses having priority over the Obligations to the extent set forth in the Agreed Administrative Expense Priorities, or (iii) to grant or permit the grant of a Lien on the Collateral other than a Permitted Lien;

                  (l) an application for any of the orders described in clauses
(g), (h), (i), (j) or (k) above shall be made by a Person other than the Borrowers and such application is not contested by the Borrowers in good faith and the relief requested is granted in an order that is not stayed pending appeal;

                  (m) an order shall be entered by the Bankruptcy Court that is not stayed pending appeal granting relief from the automatic stay to any creditor of any Loan Party with respect to any claim in an amount equal to or exceeding $5,000,000 in the aggregate;

                  (n) (i) any Loan Party shall attempt to invalidate, reduce or otherwise impair the Liens or security interests of Collateral Agent and the Lenders, claims or rights against such Person or to subject any Collateral to assessment pursuant to Section 506(c) of the Bankruptcy Code, (ii) any Lien or security interest created by this Agreement or the Final Bankruptcy Court Order shall, for any reason, cease to be valid or (iii) any action is commenced by any Loan Party which contests the validity, perfection or enforceability of any of the Liens and security interests of Collateral Agent and the Lenders created by this Agreement or the Final Bankruptcy Court Order;

                  (o) the determination of any Loan Party, whether by vote of such Person's board of directors or otherwise, to suspend the operation of such Person's business in the ordinary course, liquidate all or substantially all of such Person's assets, or employ an agent or other third party to conduct any sales of all or substantially all of such Person's assets (other than in connection with the sale of VP Buildings), or the filing of a motion or other application in the Chapter 11 Cases, seeking authority to do any of the foregoing;

                  (p) any provision of any Loan Document shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against any Loan Party intended to be a party thereto, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by any Loan Party or any Governmental Authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or any Loan Party shall deny in writing that it has any liability or obligation purported to be created under any Loan Document;

                  (q) this Agreement or the Final Bankruptcy Court Order shall for any reason fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien in favor of the Collateral Agent for the benefit of the Lenders on any Collateral purported to be covered thereby;

                  (r) any Loan Party or any of its ERISA Affiliates shall have made a complete or partial withdrawal from a Multiemployer Plan which is likely to have a Material Adverse Effect;

                  (s) any Termination Event with respect to any Employee Plan shall have occurred which is likely to have a Material Adverse Effect;

                  (t) any Loan Party shall be liable for any Environmental Liabilities or Costs the payment of which will have a Material Adverse Effect;

                  (u) a Change of Control shall have occurred;

                  (v) an "Event of Default" shall have occurred under the Replacement Facility Agreement; or

                  (w) an event or development occurs after the Entry Date which has a Material Adverse Effect;

then, and in any such event, the Collateral Agent may, and shall at the request of the Required Lenders, by notice to the Administrative Borrower, (i) terminate all Commitments, whereupon all Commitments shall terminate immediately, (ii) declare all Loans and Reimbursement Obligations then outstanding to be due and payable, whereupon the aggregate principal of all Loans and Reimbursement Obligations, all accrued and unpaid interest thereon, all fees and all other amounts payable under this Agreement and the other Loan Documents shall become due and payable immediately, without further order of, or application to, the Bankruptcy Court, presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Loan Party and (iii) exercise any and all of its other rights and remedies under applicable law (including, but not limited to, the Bankruptcy Code and the Uniform Commercial Code), hereunder and under the other Loan Documents. Upon demand by the Administrative Agent after the occurrence and during the continuation of any Event of Default, the Borrowers shall deposit with the Administrative Agent with respect to each Letter of Credit then outstanding cash in an amount equal to the greatest amount for which such Letter of Credit may be drawn. Such deposits shall be held by the Administrative Agent in the Letter of Credit Collateral Account as security for, and to provide for the payment of, the Letter of Credit Obligations.


                                   ARTICLE X

                                      AGENT

            SECTION 10.01 APPOINTMENT. Each Lender (and each subsequent holder of any Note by its acceptance thereof) hereby irrevocably appoints and authorizes the Administrative Agent and the Collateral Agent to perform the duties of each such Agent as set forth in this Agreement including: (i) to receive on behalf of each Lender any payment of principal of or interest on the Notes outstanding hereunder and all other amounts accrued hereunder for the account of the Lenders and paid to such Agent, and, subject to Section 2.02 of this Agreement, to distribute promptly to each Lender its Pro Rata Share of all payments so received (ii) to distribute to each Lender copies of all material notices and agreements received by such Agent and not required to be delivered to each Lender pursuant to the terms of this Agreement, provided that the Agents shall not have any liability to the Lenders for the Agents' inadvertent failure to distribute any such notices or agreements to the Lenders; (iii) to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Loans, and related matters and to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Collateral and related matters; (iv) to execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to this Agreement or any other Loan Document; (v) to make the Loans and/or Collateral Agent Advances, for such Agent or on behalf of the applicable Lenders as provided in this Agreement or any other Loan Document; (vi) to perform, exercise, and enforce any and all other rights and remedies of the Lenders with respect to the Loan Parties, the Obligations, or otherwise related to any of same to the extent reasonably incidental to the exercise by such Agent of the rights and remedies specifically authorized to be exercised by such

Agent by the terms of this Agreement or any other Loan Document; (vii) to incur and pay such fees necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Document; and (viii) subject to
Section 10.03 of this Agreement, to take such action as such Agent deems appropriate on its behalf to administer the Loans and the Loan Documents and to exercise such other powers delegated to such Agent by the terms hereof or the Loan Documents (including, without limitation, the power to give or to refuse to give notices, waivers, consents, approvals and instructions and the power to make or to refuse to make determinations and calculations) together with such powers as are reasonably incidental thereto to carry out the purposes hereof and thereof. As to any matters not expressly provided for by this Agreement and the other Loan Documents (including, without limitation, enforcement or collection of the Notes), the Agents shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions of the Required Lenders shall be binding upon all Lenders and all holders of Notes, provided, however, that the L/C Issuer shall not be required to refuse to honor a drawing under any Letter of Credit and the Agents shall not be required to take any action which, in the reasonable opinion of any Agent, exposes such Agent to liability or which is contrary to this Agreement or any Loan Document or applicable law.

            SECTION 10.02 NATURE OF DUTIES. The Agents shall have no duties or responsibilities except those expressly set forth in this Agreement or in the Loan Documents. The Syndication Agent shall have no duties or obligations under this Agreement and the other Loan Documents. The duties of the Agents shall be mechanical and administrative in nature. The Agents shall not have by reason of this Agreement or any Loan Document a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any of the Loan Documents, express or implied, is intended to or shall be construed to impose upon the Agents any obligations in respect of this Agreement or any of the Loan Documents except as expressly set forth herein or therein. Each Lender shall make its own independent investigation of the financial condition and affairs of the Loan Parties in connection with the making and the continuance of the Loans hereunder and shall make its own appraisal of the creditworthiness of the Loan Parties and the value of the Collateral, and the Agents shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into their possession before the initial Loans hereunder or at any time or times thereafter, provided that, upon the reasonable request of a Lender, each Agent shall provide to such Lender any documents or reports delivered to such Agent by the Loan Parties pursuant to the terms of this Agreement or any Loan Document. If any Agent seeks the consent or approval of the Required Lenders to the taking or refraining from taking any action hereunder, such Agent shall send notice thereof to each Lender. Each Agent shall promptly notify each Lender any time that the Required Lenders have instructed such Agent to act or refrain from acting pursuant hereto.

            SECTION 10.03 RIGHTS, EXCULPATION, ETC. The Agents and their directors, officers, agents or employees shall not be liable for any action taken or omitted to be taken by them under or in connection with this Agreement or the other Loan Documents, except for their own gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. Without limiting the generality of the foregoing, the Agents (i) may treat the payee of any Note as the holder thereof until the Agents receive written notice of the assignment or transfer thereof, pursuant to Section 12.07 hereof, signed by such payee and in form satisfactory to the Agents; (ii) may consult with legal counsel (including, without limitation, counsel to any Agent or counsel to the Loan Parties), independent public accountants, and other experts selected by any of them and shall not be liable for any action taken or omitted to be taken in good faith by any of them in accordance with the advice of such counsel or experts; (iii) make no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, certificates, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Person, the existence or possible existence of any Default or Event of Default, or to inspect the Collateral or other property (including, without limitation, the books and records) of any Person; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (vi) shall not be deemed to have made any representation or warranty regarding the existence, value or collectibility of the Collateral, the existence, priority or perfection of the Collateral Agent's Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Agents be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral. The Agents shall not be liable for any apportionment or distribution of payments made in good faith pursuant to Section 4.04, and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Lender to whom payment was due but not made, shall be to recover from other Lenders any payment in excess of the amount which they are determined to be entitled. The Agents may at any time request instructions from the Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the Loan Documents the Agents are permitted or required to take or to grant, and if such instructions are promptly requested, the Agents shall be absolutely entitled to refrain from taking any action or to withhold any approval under any of the Loan Documents until they shall have received such instructions from the Required Lenders. Without limiting the foregoing, no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or refraining from acting under this Agreement, the Notes, or any of the other Loan Documents in accordance with the instructions of the Required Lenders.

            SECTION 10.04 RELIANCE. Each Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the Loan Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.

            SECTION 10.05 INDEMNIFICATION. To the extent that any Agent is not reimbursed and indemnified by any Loan Party, the Lenders will reimburse and indemnify such Agent and the L/C Issuer from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against such Agent or the L/C Issuer any way relating to or arising out of this Agreement or any of the Loan Documents or any action taken or omitted by such Agent or the L/C Issuer under this Agreement or any of the Loan Documents, in proportion to each Lender's Pro Rata Share, including, without limitation, advances and disbursements made pursuant to Section 10.08; PROVIDED, HOWEVER, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements for which there has been a final judicial determination that such liability resulted from such Agent's or the L/C Issuer's gross negligence or willful misconduct. The obligations of the Lenders under this Section 10.05 shall survive the payment in full of the Loans and the termination of this Agreement.

            SECTION 10.06 AGENTS INDIVIDUALLY. With respect to its Pro Rata Share of the Total Commitment hereunder, the Loans made by it and the Notes issued to or held by it, each Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or holder of a Note. The terms "Lenders" or "Required Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity as a Lender or one of the Required Lenders. Each Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Borrowers as if it were not acting as an Agent pursuant hereto without any duty to account to the Lenders.

            SECTION 10.07 SUCCESSOR AGENT.

                  (a) Each Agent may resign from the performance of all its functions and duties hereunder and under the other Loan Documents at any time by giving at least thirty (30) Business Days' prior written notice to the Administrative Borrower and each Lender. Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to clauses (b) and
(c) below or as otherwise provided below.

                  (b) Upon any such notice of resignation, the Required Lenders shall appoint a successor Agent. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any Agent's resignation hereunder as an Agent, the provisions of this Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement and the other Loan Documents.

                  (c) If a successor Agent shall not have been so appointed within said thirty (30) Business Day period, the retiring Agent, with the consent of the other Agent shall then appoint a successor Agent who shall serve as an Agent until such time, if any, as the Required Lenders, with the consent of the other Agent, appoint a successor Agent as provided above.

            SECTION 10.08 COLLATERAL MATTERS.

                  (a) The Collateral Agent may from time to time make such disbursements and advances ("COLLATERAL AGENT ADVANCES") which the Collateral Agent, in its sole discretion, deems necessary or desirable to preserve, protect, prepare for sale or lease or dispose of the Collateral or any portion thereof, to enhance the likelihood or maximize the amount of repayment by the Borrowers of the Loans, Reimbursement Obligations, Letter of Credit Obligations and other Obligations or to pay any other amount chargeable to the Borrowers pursuant to the terms of this Agreement, including, without limitation, costs, fees and expenses as described in Section 12.04. The Collateral Agent Advances shall be repayable on demand and be secured by the Collateral. The Collateral Agent Advances shall constitute Obligations hereunder which may be charged to the Loan Account in accordance with Section 4.02. The Collateral Agent shall notify each Lender and the Administrative Borrower in writing of each such Collateral Agent Advance, which notice shall include a description of the purpose of such Collateral Agent Advance. Without limitation to its obligations pursuant to Section 10.05, each Lender agrees that it shall make available to the Collateral Agent, upon the Collateral Agent's demand, in Dollars in immediately available funds, the amount equal to such Lender's Pro Rata Share of each such Collateral Agent Advance. If such funds are not made available to the Collateral Agent by such Lender, the Collateral Agent shall be entitled to recover such funds, on demand, from such Lender together with interest thereon, for each day from the date such payment was due until the date such amount is paid to the Collateral Agent, at the Federal Funds Rate for three Business Days and thereafter at the Reference Rate.

                  (b) The Lenders hereby irrevocably authorize the Collateral Agent, at its option and in its discretion, to release any Lien granted to or held by the Collateral Agent upon any Collateral upon termination of the Total Commitment and payment and satisfaction of all Loans, Reimbursement Obligations, Letter of Credit Obligations, and all other Obligations which have matured and which the Collateral Agent has been notified in writing are then due and payable; or constituting property being sold or disposed of in the ordinary course of any Loan Party's business and in compliance with the terms of this Agreement and the other Loan Documents; or constituting property in which the Loan Parties owned no interest at the time the Lien was granted or at any time thereafter; or if approved, authorized or ratified in writing by the Lenders. Upon request by the Collateral Agent at any time, the Lenders will confirm in writing the Collateral Agent's authority to release particular types or items of Collateral pursuant to this Section 10.08(b).

                  (c) Without in any manner limiting the Collateral Agent's authority to act without any specific or further authorization or consent by the Lenders (as set forth in Section 10.08(b)), each Lender agrees to confirm in writing, upon request by the Collateral Agent, the authority to release Collateral conferred upon the Collateral Agent under Section 10.08(b). Upon receipt by the Collateral Agent of confirmation from the Lenders of its authority to release any particular item or types of Collateral, and upon prior written request by any Loan Party, the Collateral Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Collateral Agent for the benefit of the Lenders upon such Collateral; PROVIDED, HOWEVER, that (i) the Collateral Agent shall not be required to execute any such document on terms which, in the Collateral Agent's opinion, would expose the Collateral Agent to liability or create any obligations or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Lien upon (or obligations of any Loan Party in respect of) all interests in the Collateral retained by any Loan Party.

                  (d) The Collateral Agent shall have no obligation whatsoever to any Lender to assure that the Collateral exists or is owned by the Loan Parties or is cared for, protected or insured or has been encumbered or that the Lien granted to the Collateral Agent pursuant to this Agreement has been properly or sufficiently or lawfully created, perfected, protected or enforced or is entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Collateral Agent in this
Section 10.08 or in any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion, given the Collateral Agent's own interest in the Collateral as one of the Lenders and that the Collateral Agent shall have no duty or liability whatsoever to any other Lender, except as otherwise provided herein.

            SECTION 10.09 COLLATERAL SUB-AGENTS. Each Lender by its execution and delivery of this Agreement (or any joinder hereto or any Assignment hereunder) agrees that, in the event it shall hold any monies or other investments on account of any Borrower or any other Loan Party, such monies or other investments shall be held in the name and under the control of such Lender, and such Lender shall hold such monies or other investments as a collateral sub-agent for the Collateral Agent under this Agreement and the other Loan Documents. The Borrowers by their execution and delivery of this Agreement hereby consent to the foregoing.


                                   ARTICLE XI

                                    GUARANTY

            SECTION 11.01 GUARANTY. Each Guarantor hereby unconditionally and irrevocably guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations of the Borrowers now or hereafter existing under any Loan Document, whether for principal, interest fees, expenses or otherwise (such obligations, to the extent not paid by the Borrowers, being the "Guaranteed Obligations"), and agrees to pay any and all expenses (including reasonable counsel fees and expenses) incurred by the Agents, the Lenders and the L/C Issuer in enforcing any rights under the guaranty set forth in this Article. Without limiting the generality of the foregoing, each Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Borrowers to the Agents, the Lenders and the L/C Issuer under any Loan Document but for the fact that they are unenforceable or not allowable due to the existence of the Chapter 11 Cases.

            SECTION 11.02 GUARANTY ABSOLUTE. Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agents, the Lenders or the L/C Issuer with respect thereto. The obligations of each Guarantor under this Article are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce such obligations, irrespective of whether any action is brought against any Borrower or whether any Borrower is joined in any such action or actions. The liability of each Guarantor under this Article shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

                  (a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

                  (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to the Borrowers or otherwise;

                  (c) any taking, exchange, release or non-perfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

                  (d) any change, restructuring or termination of the corporate, limited liability company or partnership structure or existence of any Borrower; or

                  (e) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Agents, the Lenders or the L/C Issuer that might otherwise constitute a defense available to, or a discharge of, any Guarantor, any Borrower or any other guarantor or surety.

This Article shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Agents or the Lenders or any other Person, all as though such payment had not been made.

            SECTION 11.03 WAIVER. Each Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Article and any requirement that the Agents, the Lenders or the L/C Issuer exhaust any right or take any action against any Borrower or any other Person or any Collateral. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated herein and that the waiver set forth in this Section 11.03 is knowingly made in contemplation of such benefits. Each Guarantor hereby waives any right to revoke this Article, and acknowledges that this Article is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

            SECTION 11.04 CONTINUING GUARANTY; ASSIGNMENTS. This Article is a continuing guaranty and shall (a) remain in full force and effect until the later of the cash payment in full of the Guaranteed Obligations (other than indemnification obligations as to which no claim has been made) and all other amounts payable under this Article and the Final Maturity Date, (b) be binding upon each Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Agents, the Lenders and the L/C Issuer and their successors, pledgees, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Lender may pledge, assign or otherwise transfer all or any portion of its rights and obligations under this Agreement (including, without limitation, all or any portion of its Commitments, its Loans, the Reimbursement Obligations and the Letter of Credit Obligations owing to it and any Note held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted such Lender herein or otherwise, in each case as provided in Section 12.07.

            SECTION 11.05 SUBROGATION. No Guarantor will exercise any rights that it may now or hereafter acquire against any Borrower or any other insider guarantor that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under this Article, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Agents and the Lenders against any Borrower or any other insider guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Borrower or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Article shall have been paid in full in cash and the Final Maturity Date shall have occurred. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the later of the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Article and the Final Maturity Date, such amount shall be held in trust for the benefit of the Agents and the Lenders and shall forthwith be paid to the Agents and the Lenders to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Article, whether matured or unmatured, in accordance with the terms of this Agreement, or to be held as collateral for any Guaranteed Obligations or other amounts payable under this Article thereafter arising. If (i) any Guarantor shall make payment to the Agents and the Lenders of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Article shall be paid in full in cash and (iii) the Final Maturity Date shall have occurred, the Agents and the Lenders will, at such Guarantor's request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment by such Guarantor.


                                  ARTICLE XII

                                  MISCELLANEOUS

            SECTION 12.01 NOTICES, ETC. (a) All notices and other communications provided for hereunder shall be in writing and shall be mailed, telecopied or delivered, (i) if to any Loan Party, at the following address:

            The LTV Corporation
            200 Public Square
            Cleveland, Ohio  44114-2308
            Attention: Chief Financial Officer

            Telephone:  216-622-5000
            Telecopier: 216-622-1931
            with a copy to:

            Hennigan, Bennett & Dorman
            601 South Figueroa Street, Suite 3300
            Los Angeles, California  90017
            Attention: Bruce Bennett, Esq.

            Telephone:  213-694-1200
            Telecopier: 213-694-1234

    (ii)    if to the Administrative Agent, to it at the following address:

            The CIT Group/Business Credit, Inc.
            Ten South LaSalle Street
            Chicago, Illinois  60603
            Attention: Regional Credit Manager

            Telephone:  312-424-9760
            Telecopier: 312-424-9740

    (iii)   if to the Collateral Agent, to it at the following address:

            Ableco Finance LLC
            450 Park Avenue, 28th Floor
            New York, New York  10022
            Attention: Eric F. Miller

            Telephone:  212-891-1549
            Telecopier: 212-758-5305

    (iv)    if to the Syndication Agent, to it at the following address:

            Abbey National Treasury Services plc
            Abbey House
            215-229 Baker Street
            London NW1 6XL
            Attention: Scott McMunn
                       Paul Caldwell
                       Andrew Briggs

            Telecopier: 011-44-207-487-0562

            with a copy to

            Cleary, Gottlieb, Steen & Hamilton
            One Liberty Plaza
            New York, New York  10006
            Attention: Lindsee P. Granfield, Esq.

            Telephone:  212-225-2738
            Telecopier: 212-225-3999
            and in each case of (ii), (iii) and (iv), with a copy to:

            Schulte Roth & Zabel LLP
            919 Third Avenue
            New York, New York  10022

            Attention: Frederic L. Ragucci, Esq.

            Telephone:  212-756-2000
            Telecopier: 212-593-5955

or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties complying as to delivery with the terms of this Section 12.01. All such notices and other communications shall be effective, (i) if mailed, when received or three days after deposited in the mails, whichever occurs first, (ii) if telecopied, when transmitted and confirmation received, or (iii) if delivered, upon delivery, except that notices to any Agent or the L/C Issuer pursuant to Articles II and IIA shall not be effective until received by such Agent or the L/C Issuer, as the case may be.

                  (b) Nothing in this Agreement or in any other Loan Document shall be construed to limit or affect the obligation of any Borrower or any other Person to serve upon the Agents and the Lenders in the manner prescribed by the Bankruptcy Code any pleading or notice required to be given to the Agents and the Lenders pursuant to the Bankruptcy Code.

            SECTION 12.02 AMENDMENTS, ETC. (a) No amendment or waiver of any provision of this Agreement or any Note, and no consent to any departure by any Borrower or any other Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders or by the Collateral Agent with the consent of the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given, PROVIDED, HOWEVER, that no amendment, waiver or consent shall (i) increase the Commitment of any Lender, reduce the principal of, or interest on, the Loans or the Reimbursement Obligations payable to any Lender, reduce the amount of any fee payable for the account of any Lender, or postpone or extend any date fixed for any payment of principal of, or interest or fees on, the Loans or Letter of Credit Obligations payable to any Lender, in each case without the written consent of any Lender affected thereby, (ii) increase the Total Commitment without the written consent of each Lender, (iii) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes that is required for the Lenders or any of them to take any action hereunder, (iv) amend the definition of "Required Lenders" or "Pro Rata Share",
(v) release all or a substantial portion of the Collateral (except in the case of any Disposition, if the Net Cash Proceeds of such Disposition are applied to the Loans pursuant to Section 2.05(c)(iv) and except as otherwise provided in this Agreement and the other Loan Documents), subordinate any Lien granted in favor of the Collateral Agent for the benefit of the Lenders, or release any Borrower or any Guarantor, (vi) modify, waive, release or subordinate the super priority claim status of the Obligations (except as permitted in this Agreement and the Loan Documents), (vii) amend, modify or waive this Section 12.02 of this Agreement, or (vii) amend the definition of "Eligible Raw Materials Inventory", "Eligible Accounts Receivable" or "Borrowing Base", in each case, without the written consent of each Lender. Notwithstanding the foregoing, no amendment, waiver or consent shall, unless in writing and signed by an Agent, affect the rights or duties of such Agent (but not in its capacity as a Lender) under this Agreement or the other Loan Documents.

                  (b) The Administrative Agent and CIT, in its capacity as a Lender, the Syndication Agent and Abbey, in its capacity as a Lender, and the Collateral Agent and Ableco, in its capacity as a Lender, and the other Lenders have executed an agreement on the Effective Date pursuant to which the Administrative Agent, CIT, the Syndication Agent, Abbey, the Collateral Agent and Ableco and the other Lenders have agreed to certain intercreditor arrangements, including but not limited to, certain arrangements regarding voting, allocation of payments, participations in and buyouts of the Obligations and repayment priorities. The rights and duties of the Administrative Agent, CIT, the Syndication Agent, Abbey, the Collateral Agent, and Ableco and the Lenders, with respect to such matters, are subject to such agreement.

            SECTION 12.03 NO WAIVER; REMEDIES, ETC. No failure on the part of any Agent or any Lender to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Loan Document preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Agents and the Lenders provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Agents and the Lenders under any Loan Document against any party thereto are not conditional or contingent on any attempt by the Agents and the Lenders to exercise any of their rights under any other Loan Document against such party or against any other Person.

            SECTION 12.04 EXPENSES; TAXES; ATTORNEYS' FEES. The Borrowers will pay on demand, all costs and expenses incurred by or on behalf of the Administrative Agent and the Collateral Agent (and, in the case of clauses (b) through (m) below, the Lenders (and, in the case of Abbey, clauses (a) through (m) below, PROVIDED that in the case of clause (a), only with respect to the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents)), regardless of whether the transactions contemplated hereby are consummated, including, without limitation, reasonable fees, costs, client charges and expenses of counsel for the Administrative Agent and the Collateral Agent (and, in the case of clauses (b) through (m) below, the Lenders (and, in the case of clauses (b) through (m) below, the Lenders (and, in the case of Abbey, clauses (a) through (m) below, PROVIDED that in the case of clause (a), only with respect to the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents)), accounting, due diligence, periodic field audits, physical counts, valuations, investigations, searches and filings, monitoring of assets, appraisals of Collateral, title searches and reviewing environmental assessments, miscellaneous disbursements, examination, travel, lodging and meals, arising from or relating to: (a) the negotiation, preparation, execution, delivery, performance and administration of this Agreement and the other Loan Documents, (including, without limitation, the preparation of any additional Loan Documents, pursuant to Section 7.01(b) or the review of any of the agreements, instruments and documents referred to in
Section 7.02(f)), (b) any requested amendments, waivers or consents to this Agreement or the other Loan Documents whether or not such documents become effective or are given, (c) the preservation and protection of any of the Lenders' rights under this Agreement or the other Loan Documents, (d) the defense of any claim or action asserted or brought against the Agents or the Lenders by any Person that arises from or relates to this Agreement, any other Loan Document, the Agents' or the Lenders' claims against the Borrowers and each other Loan Party, or any and all matters in connection therewith, (e) the commencement or defense of, or intervention in, any court proceeding arising from or related to this Agreement or any other Loan Document, (f) the filing of any petition, complaint, answer, motion or other pleading by the Agents or the Lenders, or the taking of any action in respect of the Collateral or other security, in connection with this Agreement or any other Loan Document, (g) the protection, collection, lease, sale, taking possession of or liquidation of, any Collateral or other security in connection with this Agreement or any other Loan Document,
(h) any attempt to enforce any Lien or security interest in any Collateral or other security in connection with this Agreement or any other Loan Document, (i) any attempt to collect from any Borrower or any other Loan Party, (j) the receipt by the Agents or the Lenders of any advice from professionals with respect to any of the foregoing, (k) all liabilities and costs arising from or in connection with the past, present or future operations of each Borrower and each other Loan Party involving any damage to real or personal property or natural resources or harm or injury alleged to have resulted from any Release of Hazardous Materials on, upon or into such property, (l) any Environmental Liabilities and Costs incurred in connection with the investigation, removal, cleanup and/or remediation of any Hazardous Materials present or arising out of the operations of any facility of any Borrower and any other Loan Party, or (m) any Environmental Liabilities and Costs incurred in connection with any Environmental Lien. Without limitation of the foregoing or any other provision of any Loan Document: (x) each Borrower agrees to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter determined by any Agent or any Lender to be payable in connection with this Agreement or any other Loan Document, and each Borrower agrees to save the Agents and the Lenders harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions, (y) each Borrower agrees to pay all broker fees that may become due in connection with the transactions contemplated by this Agreement and the other Loan Documents, and
(z) if any Borrower fails to perform any covenant or agreement contained herein or in any other Loan Document, any Agent may itself perform or cause performance of such covenant or agreement, and the expenses of the such Agent incurred in connection therewith shall be reimbursed on demand by the Borrowers.

            SECTION 12.05 RIGHT OF SET-OFF. Upon the occurrence and during the continuance of any Event of Default, any Lender may, and is hereby authorized to, at any time and from time to time, without notice to the Borrowers (any such notice being expressly waived by the Borrowers) and to the fullest extent permitted by law, set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrowers against any and all obligations of either now or hereafter existing under any Loan Document, irrespective of whether or not such Lender shall have made any demand hereunder or thereunder and although such obligations may be contingent or unmatured. Each Lender agrees to notify the Administrative Borrower promptly after any such set-off and application made by such Lender provided that the failure to give such notice shall not affect the validity of such set-off and application.

            SECTION 12.06 SEVERABILITY. Any provision of this Agreement, which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

            SECTION 12.07 ASSIGNMENTS AND PARTICIPATIONS.

                  (a) This Agreement, the Notes and the other Loan Documents shall be binding upon and inure to the benefit of the Borrowers and the other the Loan Parties and each Agent and each Lender and their respective successors and assigns (including, except for the right to request Loans, any trustee succeeding to the rights of the Borrowers pursuant to Chapter 11 of the Bankruptcy Code or pursuant to any conversion to a case under chapter 7 of the Bankruptcy Code); PROVIDED, HOWEVER, that none of the Borrowers or the other Loan Parties may assign or transfer any of their rights hereunder, or under the Notes or the other Loan Documents, without the prior written consent of each Lender and any such assignment without the Lenders' prior written consent shall be null and void.

                  (b) Each Lender may, with the written consent of the Collateral Agent, assign to one or more other lenders or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Loans made by it, the Notes held by it and its Pro Rata Share of Letter of Credit Obligations); PROVIDED, HOWEVER, that (i) such lender or other entity is determined in good faith by the Collateral Agent to be a credit worthy lender or entity, (ii) such assignment is in an amount which is at least $5,000,000 or a multiple of $1,000,000 in excess thereof (or the remainder of such Lender's Commitment) (except such minimum amount shall not apply to any Affiliate of a Lender or any fund or account managed by a Lender), (iii) the assignee agrees to be bound by the terms of the agreement among the Lenders referred to in Section 12.02(b) and (iv) the parties to each such assignment shall execute and deliver to the Collateral Agent, for its acceptance, an Assignment and Acceptance, together with any Note subject to such assignment and such parties shall deliver to the Collateral Agent a processing and recordation fee of $5,000 (except the payment of such fee shall not be required if the assignee is an Affiliate of a Lender or to any fund or account managed by a Lender). Upon such execution, delivery and acceptance, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least three Business Days after the delivery thereof to the Collateral Agent (or such shorter period as shall be agreed to by the Collateral Agent and the parties to such assignment), (A) the assignee thereunder shall become a "Lender" hereunder and, in addition to the rights and obligations hereunder held by it immediately prior to such effective date, have the rights and obligations hereunder that have been assigned to it pursuant to such Assignment and Acceptance and (B) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

                      (i) By executing and delivering an Assignment and Acceptance, the assigning Lender and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (A) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto; (B) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Loan Parties or any of their Subsidiaries or the performance or observance by the Loan Parties of any of their obligations under this Agreement or any other Loan Document furnished pursuant hereto; (C) such assignee confirms that it has received a copy of this Agreement and the other Loan Documents, together with such other documents and information it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (D) such assignee will, independently and without reliance upon the assigning Lender, any Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (E) such assignee appoints and authorizes the Agents to take such action as agents on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agents by the terms hereof and thereof, together with such powers as are reasonably incidental hereto and thereto; and (F) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Loan Documents are required to be performed by it as a Lender.

                      (ii) The Administrative Borrower authorizes the Collateral Agent, and the Collateral Agent agrees, to maintain, or cause to be maintained at the Payment Office, a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans and Letter of Credit Obligations owing to each Lender from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Agents and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Administrative Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.

                      (iii) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, together with the Notes subject to such assignment, the Collateral Agent shall, if the Collateral Agent consents to such assignment and if such Assignment and Acceptance has been completed (i) accept such Assignment and Acceptance, (ii) give prompt notice thereof to the Administrative Borrower (except no such notice shall be required if the assignee is an Affiliate of the assigning Lender or a fund or account managed by such Lender), (iii) record the information contained therein in the Register, and
(iv) prepare and distribute to each Lender and the Administrative Borrower a revised Schedule 1.01(B) hereto after giving effect to such assignment, which revised Schedule 1.01(B) shall replace the prior Schedule 1.01(B) and become part of this Agreement (except no such revised Schedule 1.01(B) shall be distributed if the assignee is an Affiliate of the assigning Lender or a fund or account managed by such Lender).

                      (iv) A Registered Loan (and the Registered Note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register (and each Registered Note shall expressly so provide). Any assignment or sale of all or part of such Registered Loan (and the Registered Note, if any, evidencing the same) may be effected only by registration of such assignment or sale on the Register, together with the surrender of the Registered Note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such Registered Note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new Registered Notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s). Prior to the registration of assignment or sale of any Registered Loan (and the Registered Note, if any, evidencing the same), the Agents shall treat the Person in whose name such Loan (and the Registered Note, if any, evidencing the same) is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding notice to the contrary.

                      (v) In the event that any Lender sells participations in a Registered Loan, such Lender shall maintain a register on which it enters the name of all participants in the Registered Loans held by it (the "PARTICIPANT REGISTER"). A Registered Loan (and the Registered Note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each Registered Note shall expressly so provide). Any participation of such Registered Loan (and the Registered Note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register.

                      (vi) Any foreign Person who purchases or is assigned or participates in any portion of such Loan shall provide the Agents (in the case of a purchase or assignment) or the Lender (in the case of a participation) with a completed Internal Revenue Service Form W-8BEN (Certificate of Foreign Status) or a substantially similar form for such purchaser, participant or any other affiliate who is a holder of beneficial interests in the Loan.

                  (c) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Commitments, the Loans made by it and its Pro Rata Share of the Letter of Credit Obligations); PROVIDED, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitments hereunder) and the other Loan Documents shall remain unchanged; (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and the Borrowers, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents; and (iii) a participant shall not be entitled to require such Lender to take or omit to take any action hereunder except (A) action directly effecting an extension of the maturity dates or decrease in the principal amount of the Loans or Letter of Credit Obligations, or (B) action directly effecting an extension of the due dates or a decrease in the rate of interest payable on the Loans or the fees payable under this Agreement, or (C) actions directly effecting a release of all or a substantial portion of the Collateral or any Borrower or any Guarantor (except as set forth in Section 10.08 of this Agreement or any Loan Document).

            SECTION 12.08 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

            SECTION 12.09 GOVERNING LAW. THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK EXCEPT AS GOVERNED BY THE BANKRUPTCY CODE.

            SECTION 12.10 WAIVER OF JURY TRIAL, ETC. EACH LOAN PARTY, THE AGENTS AND THE LENDERS HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS, OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREE THAT ANY SUCH ACTION, PROCEEDINGS OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH LOAN PARTY CERTIFIES THAT NO OFFICER, REPRESENTATIVE, AGENT OR ATTORNEY OF ANY AGENT OR ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT ANY AGENT OR ANY LENDER WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS. EACH LOAN PARTY HEREBY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDERS ENTERING INTO THIS AGREEMENT.

            SECTION 12.11 CONSENT BY THE AGENTS AND LENDERS. Except as otherwise expressly set forth herein to the contrary, if the consent, approval, satisfaction, determination, judgment, acceptance or similar action (an "ACTION") of any Agent or any Lender shall be permitted or required pursuant to any provision hereof or any provision of any other agreement to which any Borrower or any other Loan Party are parties and to which any Agent or any Lender has succeeded thereto, such Action shall be required to be in writing and may be withheld or denied by such Agent or such Lender, in its sole discretion, with or without any reason, and without being subject to question or challenge on the grounds that such Action was not taken in good faith.

            SECTION 12.12 NO PARTY DEEMED DRAFTER. Each of the parties hereto agrees that no party hereto shall be deemed to be the drafter of this Agreement.

            SECTION 12.13 REINSTATEMENT; CERTAIN PAYMENTS. If any claim is ever made upon any Agent, any Lender or the L/C Issuer for repayment or recovery of any amount or amounts received by such Agent, such Lender or the L/C Issuer in payment or on account of any of the Obligations, such Agent, such Lender or the L/C Issuer shall give prompt notice of such claim to each other Agent and Lender and the Administrative Borrower, and if such Agent, such Lender or the L/C Issuer repays all or part of such amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such Agent, such Lender or the L/C Issuer or any of their property, or (ii) any good faith settlement or compromise of any such claim effected by such Agent, such Lender or the L/C Issuer with any such claimant, then and in such event each Loan Party agrees that (A) any such judgment, decree, order, settlement or compromise shall be binding upon it notwithstanding the cancellation of any Note or other instrument evidencing the Obligations or the other Loan Documents or the termination of this

Agreement or the other Loan Documents, and (B) it shall be and remain liable to such Agent, such Lender or the L/C Issuer hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by such Agent, such Lender or the L/C Issuer.

            SECTION 12.14 INDEMNIFICATION. In addition to each Loan Party's other Obligations under this Agreement, each Loan Party agrees to, jointly and severally, defend, protect, indemnify and hold harmless each Agent, each Lender and the L/C Issuer and all of their respective officers, directors, employees, attorneys, consultants and agents (collectively, the "INDEMNITEES") from and against any and all losses, damages, liabilities, obligations, penalties, fees, reasonable costs and expenses (including, without limitation, reasonable attorneys' fees, costs and expenses) incurred by such Indemnitees, whether prior to or from and after the Effective Date, whether direct, indirect or consequential, as a result of or arising from or relating to or in connection with any of the following: (i) the negotiation, preparation, execution or performance or enforcement of this Agreement, any other Loan Document or of any other document executed in connection with the transactions contemplated by this Agreement, or the other Loan Documents (ii) any Agent's or any Lender's furnishing of funds to the Borrowers or the L/C Issuer's issuing of Letters of Credit for the account of the Borrowers under this Agreement, including, without limitation, the management of any such Loans, the Reimbursement Obligations or the Letter of Credit Obligations, (iii) any matter relating to the financing transactions contemplated by this Agreement or the other Loan Documents or by any document executed in connection with the transactions contemplated by this Agreement or the other Loan Documents, or (iv) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (collectively, the "INDEMNIFIED MATTERS"); PROVIDED, HOWEVER, that the Loan Parties shall not have any obligation to any Indemnitee under this Section 12.14 for any Indemnified Matter caused by the gross negligence or willful misconduct of such Indemnitee, as determined by a final judgment of a court of competent jurisdiction. Such indemnification for all of the foregoing losses, damages, fees, costs and expenses of the Indemnitees are chargeable against the Loan Account. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 12.14 may be unenforceable because it is violative of any law or public policy, each Loan Party shall, jointly and severally, contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees. This Indemnity shall survive the repayment of the Obligations and the discharge of the Liens granted under the Loan Documents.

            SECTION 12.15 THE PARENT AS AGENT FOR BORROWERS. Each Borrower hereby irrevocably appoints the Parent as the borrowing agent and attorney-in-fact for the Borrowers (the "ADMINISTRATIVE BORROWER") which appointment shall remain in full force and effect unless and until the Agents shall have received prior written notice signed by all of the Borrowers that such appointment has been revoked and that another Borrower has been appointed Administrative Borrower. Each Borrower hereby irrevocably appoints and authorizes the Administrative Borrower (i) to provide to the Agents and receive from the Agents all notices with respect to Loans obtained for the benefit of any Borrower and all other notices and instructions under this Agreement and
(ii) to take such action as the Administrative Borrower deems appropriate on its behalf to obtain Loans and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement. It is understood that the handling of the Loan Account and Collateral of the Borrowers in a combined fashion, as more fully set forth herein, is done solely as an accommodation to the Borrowers in order to utilize the collective borrowing powers of the Borrowers in the most efficient and economical manner and at their request, and that neither the Agents nor the Lenders shall incur liability to the Borrowers as a result hereof. Each of the Borrowers expects to derive benefit, directly or indirectly, from the handling of the Loan Account and the Collateral in a combined fashion since the successful operation of each Borrower is dependent on the continued successful performance of the integrated group. To induce the Agents and the Lenders to do so, and in consideration thereof, each of the Borrowers hereby jointly and severally agrees to indemnify the Indemnitees and hold the Indemnitees harmless against any and all liability, expense, loss or claim of damage or injury, made against such Indemnitee by any of the Borrowers or by any third party whosoever, arising from or incurred by reason of (a) the handling of the Loan Account and Collateral of the Borrowers as herein provided,
(b) the Agents and the Lenders relying on any instructions of the Administrative Borrower, or (c) any other action taken by the Agents or any Lender hereunder or under the other Loan Documents.

            SECTION 12.16 RECORDS. The unpaid principal of and interest on the Notes, the interest rate or rates applicable to such unpaid principal and interest, the duration of such applicability, the Commitments, and the accrued and unpaid fees payable pursuant to Section 2.06 hereof, including, without limitation, the Closing Fee, the Unused Line Fee, Loan Servicing Fee, the Administration Fee and the Letter of Credit fees, shall at all times be ascertained from the records of the Agents, which shall be conclusive and binding absent manifest error.

            SECTION 12.17 BINDING EFFECT. This Agreement shall become effective when it shall have been executed by each Borrower, each Guarantor, each Agent and each Lender and when the conditions precedent set forth in Section 5.01 hereof have been satisfied or waived in writing by the Agents, and thereafter shall be binding upon and inure to the benefit of each Borrower, each Guarantor, each Agent and each Lender, and their respective successors and assigns (including, except for the right to request Loans, any trustee succeeding to the rights of any Borrower pursuant to chapter 11 of the Bankruptcy Code or pursuant to any conversion to a case under chapter 7 of the Bankruptcy Code), except no Borrower or Guarantor shall have the right to assign its rights hereunder or any interest herein without the prior written consent of each Lender, and any assignment by any Lender shall be governed by Section 12.07 hereof.

            SECTION 12.18 INTEREST. It is the intention of the parties hereto that each Agent and each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby or by any other Loan Document would be usurious as to any Agent or any Lender under laws applicable to it (including the laws of the United States of America and the State of New York or any other jurisdiction whose laws may be mandatorily applicable to such Agent or such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in this Agreement or any other Loan Document or any agreement entered into in connection with or as security for the Obligations, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to any Agent or any Lender that is contracted for, taken, reserved, charged or received by such Agent or such Lender under this Agreement or any other Loan Document or agreements or otherwise in connection with the Obligations shall under no circumstances exceed the maximum amount allowed by such applicable law, any excess shall be canceled automatically and if theretofore paid shall be credited by such Agent or such Lender on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by such Agent or such Lender, as applicable, to the Borrowers; and (ii) in the event that the maturity of the Obligations is accelerated by reason of any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Agent or any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Agent or such Lender, as applicable, as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Agent or such Lender, as applicable, on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by such Agent or such Lender to the Borrowers). All sums paid or agreed to be paid to any Agent or any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Agent or such Lender, be amortized prorated, allocated and spread throughout the full term of the Loans until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at an time and from time to time (i) the amount of interest payable to any Agent or any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Agent or such Lender pursuant to this Section 12.18 and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Agent or such Lender would be less than the amount of interest payable to such Agent or such Lender computed at the Highest Lawful Rate applicable to such Agent or such Lender, then the amount of interest payable to such Agent or such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Agent or such Lender until the total amount of interest payable to such Agent or such Lender shall equal the total amount of interest which would have been payable to such Agent or such Lender if the total amount of interest had been computed without giving effect to this Section 12.18.

            For purposes of this Section 12.18, the term "applicable law" shall mean that law in effect from time to time and applicable to the loan transaction between the Borrowers, on the one hand, and the Agents and the Lenders, on the other, that lawfully permits the charging and collection of the highest permissible, lawful non-usurious rate of interest on such loan transaction and this Agreement, including laws of the State of New York and, to the extent controlling, laws of the United States of America.

            The right to accelerate the maturity of the Obligations does not include the right to accelerate any interest that has not accrued as of the date of acceleration.

            SECTION 12.19 CONFIDENTIALITY. Each Agent and each Lender agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with its customary procedures for handling confidential information of this nature and in accordance with safe and sound practices of comparable commercial finance companies, any non-public information supplied to it by the Loan Parties pursuant to this Agreement or the other Loan Documents which is identified by the

Loan Parties as being confidential at the time the same is delivered to such Person (and which at the time is not, and does not thereafter become, publicly available or available to such Person from another source not known to be subject to a confidentiality obligation to such Person not to disclose such information), PROVIDED that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for any Agent or any Lender, (iii) to examiners, auditors, accountants or Securitization Parties, (iv) in connection with any litigation to which any Agent or any Lender is a party or (v) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first agrees, in writing, to be bound by confidentiality provisions similar in substance to this Section 12.19. Each Agent and each Lender agrees that, upon receipt of a request or identification of the requirement for disclosure pursuant to clause
(iv) hereof, it will make reasonable efforts to keep the Loan Parties informed of such request or identification; PROVIDED that the each Loan Party acknowledges that each Agent and each Lender may make disclosure as required or requested by any Governmental Authority or representative thereof and that each Agent and each Lender may be subject to review by Securitization Parties or other regulatory agencies and may be required to provide to, or otherwise make available for review by, the representatives of such parties or agencies any such non-public information.

            SECTION 12.20 INTEGRATION. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

            SECTION 12.21 COLLATERAL AGENT AS PARTY-IN-INTEREST. Each Borrower hereby stipulates and agrees that Collateral Agent is and shall remain a party in interest in the Chapter 11 Cases and shall have the right to participate, object and be heard in any motion or proceeding in connection therewith. Nothing in this Agreement or any other Loan Document shall be deemed to be a waiver of any of the Collateral Agent's rights or remedies under applicable law or documentation. Without limitation of the foregoing, the Collateral Agent shall have the right to make any motion or raise any objection it deems to be in its interest (specifically including but not limited to objections to use of proceeds of the Loans, to payment of professional fees and expenses or the amount thereof, to sales or other transactions outside the ordinary course of business or to assumption or rejection of any executory contract or lease), PROVIDED that the Collateral Agent will not exercise such right if the action or inaction by any Borrower which is the subject of such motion or objection is expressly permitted by any covenant or provision of this Agreement.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                    BORROWERS:
                                    ---------

                                    THE LTV CORPORATION


                                    By: _________________________________
                                        Name:
                                        Title:



                                    VP BUILDINGS, INC.


                                    By: _________________________________
                                        Name:
                                        Title:



                                    COPPERWELD CORPORATION


                                    By: _________________________________
                                        Name:
                                        Title:



                                    LTV STEEL COMPANY, INC.


                                    By: _________________________________
                                        Name:
                                        Title:



                                    GEORGIA TUBING CORPORATION


                                    By: _________________________________
                                        Name:
                                        Title:

                                    GUARANTORS:
                                    ----------

                                    COPPERWELD BIMETALLIC PRODUCTS COMPANY
                                    COPPERWELD EQUIPMENT COMPANY
                                    COPPERWELD MARKETING & SALES COMPANY
                                    COPPERWELD TUBING PRODUCTS COMPANY
                                    CRYSTALANE, INC.
                                    DEARBORN LEASING COMPANY
                                    ERIE B CORPORATION
                                    ERIE I CORPORATION
                                    FOX TRAIL, INC.
                                    INVESTMENT BANKERS, INC.
                                    J&L EMPIRE, INC.
                                    JALCITE I, INC.
                                    JALCITE II, INC.
                                    JONES & LAUGHLIN STEEL INCORPORATED
                                    LTV BLANKING CORPORATION
                                    LTV ELECTRO-GALVANIZING, INC.
                                    LTV INTERNATIONAL, INC.
                                    LTV PICKLE, INC.
                                    LTV PROPERTIES, INC.
                                    LTV STEEL MINING COMPANY
                                    LTV STEEL DE MEXICO, LTD.
                                    LTV-COLUMBUS PROCESSING, INC.
                                    LTV-EGL HOLDING COMPANY
                                    LTV-ESCROW, INC.
                                    LTV-TRICO HOLDING, INC.
                                    LTV-TRICO, INC.
                                    LTV-WALBRIDGE, INC.
                                    LTVGT, INC.
                                    METALLON MATERIALS ACQUISITION CORPORATION
                                    MIAMI ACQUISITION CORPORATION
                                    NEMACOLIN MINES CORPORATION
                                    REOMAR, INC.
                                    REPUBLIC TECHNOLOGY CORPORATION
                                    SOUTHERN CROSS INVESTMENT COMPANY
                                    TAC ACQUISITION CORPORATION
                                    THE LTV CORPORATION (A WYOMING CORPORATION)
                                    TRICO STEEL COMPANY, INC.
                                    UNITED PANEL, INC.
                                    VARCO PRUDEN INTERNATIONAL, INC.
                                    VP-GRAHAM, INC.
                                    WELDED TUBE CO. OF AMERICA
                                    WELDED TUBE HOLDINGS, INC.
                                    YOUNGSTOWN ERIE CORPORATION
                                    YST ERIE CORPORATION



                                    By: _________________________________
                                        Name:
                                        Title:

                                    AGENTS AND LENDERS:

                                    COLLATERAL AGENT AND LENDER:
                                    ---------------------------

                                    ABLECO FINANCE LLC


                                    By: _________________________________
                                        Name:
                                        Title:



                                    ADMINISTRATIVE AGENT AND LENDER:
                                    -------------------------------

                                    THE CIT GROUP/BUSINESS CREDIT, INC.


                                    By: _________________________________
                                        Name:
                                        Title:



                                    SYNDICATION AGENT AND LENDER:
                                    ----------------------------

                                    ABBEY NATIONAL TREASURY SERVICES plc


                                    By: _________________________________
                                        Name:
                                        Title:



                                    LENDERS:
                                    -------

                                    BANK OF AMERICA, N.A.


                                    By: _________________________________
                                        Name:
                                        Title:



                                    THE CHASE MANHATTAN BANK


                                    By: _________________________________
                                        Name:
                                        Title:



                                    CREDIT AGRICOLE INDOSUEZ


                                    By: _________________________________
                                        Name:
                                        Title:



                                    DK ACQUISITION PARTNERS, L.P.


                                    By: _________________________________
                                        Name:
                                        Title:

                                SCHEDULE 1.01(A)
                                ----------------

                                   GUARANTORS
                                   ----------

Copperweld Bimetallic Products Company
Copperweld Equipment Company
Copperweld Marketing & Sales Company
Copperweld Tubing Products Company
Crystalane, Inc.
Dearborn Leasing Company
Erie B Corporation
Erie I Corporation
Fox Trail, Inc.
Investment Bankers, Inc.
J&L Empire, Inc.
Jalcite I, Inc.
Jalcite II, Inc.
Jones & Laughlin Steel Incorporated
LTV Blanking Corporation
LTV Electro-Galvanizing, Inc.
LTV International, Inc.
LTV Pickle, Inc.
LTV Properties, Inc.
LTV Steel Mining Company
LTV Steel de Mexico, Ltd.
LTV-Columbus Processing, Inc.
LTV-EGL Holding Company
LTV-Escrow, Inc.
LTV-Trico Holding, Inc.
LTV-Trico, Inc.
LTV-Walbridge, Inc.
LTVGT, Inc.
Metallon Materials Acquisition Corporation
Miami Acquisition Corporation
Nemacolin Mines Corporation
Reomar, Inc.
Republic Technology Corporation
Southern Cross Investment Company
TAC Acquisition Corporation
The LTV Corporation (A Wyoming Corporation)
Trico Steel Company, Inc.
United Panel, Inc.
Varco Pruden International, Inc.
VP-Graham, Inc.
Welded Tube Co. of America
Welded Tube Holdings, Inc.
Youngstown Erie Corporation
YST Erie Corporation

                                SCHEDULE 1.01(B)

                        LENDERS AND LENDERS' COMMITMENTS
                        --------------------------------


                                              Revolving Credit          Term Loan              Total
Lenders                                         Commitment              Commitment           Commitment
-------                                       ----------------          ----------           ----------
Ableco Finance LLC                               $1,600,000             $35,000,000         $36,600,000

The CIT Group/Business Credit, Inc.             $25,000,000                      $0         $25,000,000

Abbey National Treasury Services plc            $20,000,000                      $0         $20,000,000

Bank of America, N.A.                            $4,300,000                      $0          $4,300,000

The Chase Manhattan Bank                         $4,800,000                      $0          $4,800,000

Credit Agricole Indosuez                         $5,000,000                      $0          $5,000,000

DK Acquisition Partners, L.P.                    $4,300,000                      $0          $4,300,000
                                                -----------             -----------        ------------
                  TOTAL:                        $65,000,000             $35,000,000        $100,000,000
                                                ===========             ===========        ============

                                SCHEDULE 3.01(a)

                                 EXCLUDED ASSETS
                                 ---------------

1. That portion of a segregated or trust account established by the Parent to fund a retention and severance program to be proposed by the Parent (as to which the Lenders reserve all of their rights) that does not exceed the lesser of the amount authorized by the Bankruptcy Court and $8,000,000, to the extent that such retention and severance program is approved by an order or orders of the Bankruptcy Court.

2. The assets included in the Parent's Nonqualified Plans Master Trust and Copperweld's separate trusts for its Supplemental Pension Plan and for its employment agreement with John D. Turner, in each case, to the extent approved by an order or orders of the Bankruptcy Court.